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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive
Danbury, Connecticut 06811

October 26, 2015

Dear Stockholder:

        You are cordially invited to attend the 2015 annual meeting of stockholders of Ethan Allen Interiors Inc. The annual meeting will be held at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 10:00 A.M., Eastern Time, on Tuesday, November 24, 2015.

        In connection with the meeting, we have prepared a notice of the meeting, our proxy statement, and our 2015 annual report to stockholders, which provide detailed information relating to the meeting and your Company.

        These materials are accompanied by a WHITE proxy or voting instruction card and postage-paid return envelope. WHITE proxy or voting instruction cards are being solicited on behalf of your Board of Directors.

        Your vote will be especially important at the meeting.    As you may have heard, Sandell Asset Management Corp. and certain of its affiliates have notified the Company that Sandell intends to nominate a slate of six nominees for election as directors at the meeting in opposition to nominees recommended by your Board of Directors. You may receive a proxy statement, GOLD proxy or voting instruction card and other solicitation materials from Sandell. The Company is not responsible for the accuracy of any information provided by or relating to Sandell or its nominees contained in solicitation materials filed or disseminated by or on behalf of Sandell or any other statements that Sandell may make.

        Your Board of Directors does NOT endorse any of the Sandell nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by your Board of Directors. Your Board of Directors strongly urges you NOT to sign or return any proxy or voting instruction card sent to you by Sandell. If you have previously submitted a GOLD proxy or voting instruction card sent to you by Sandell, you can revoke that proxy and vote for your Board of Directors' nominees and on the other matters to be voted at the meeting by using the enclosed WHITE proxy or voting instruction card.

        If your brokerage firm, bank or other similar organization is the holder of record of your shares (i.e., your shares are held in "street name"), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your brokerage firm, bank or similar organization is required to vote those shares in accordance with your instructions. Because of the contested nature of the election of directors, if you do not give instructions to your brokerage firm, bank or similar organization, such brokerage firm, bank or similar organization will not be able to vote your shares. We urge you to instruct your brokerage firm, bank or other similar organization, by following those instructions, to vote your shares as recommended by your Board of Directors on the WHITE proxy or voting instruction card.

        Holders of shares as of the close of business on October 5, 2015, the record date for the meeting, are urged to submit a WHITE proxy or voting instruction card, even if your shares were sold after such date.

        Your management team expects to provide you with further information during the course of the solicitation and at the meeting. At the meeting, we also will review our progress during the past year and answer your questions.

        For more information and up-to-date postings, please go to our website, www.ethanallen.com/investors.    If you have any questions, please contact Georgeson Inc., our proxy solicitor assisting us in connection with the meeting. Stockholders, banks and brokers may call toll free at (866) 277-0928.

        You will find information about the matters to be voted at the meeting in the accompanying notice of the meeting and proxy statement.

        We encourage you to vote your shares and we hope you will be able to attend the meeting. To ensure that your shares are represented at the meeting, even if you anticipate attending in person, we urge you to vote by proxy by submitting a WHITE proxy or voting instruction card. If you attend, you will, of course, be entitled to vote in person.

        Thank you for your continued support, interest and investment in Ethan Allen.

Sincerely,

M. Farooq Kathwari
 Chairman of the Board,
President and Principal Executive Officer

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

ETHAN ALLEN INTERIORS INC.

Ethan Allen Drive
Danbury, Connecticut 06811
NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

        The 2015 annual meeting of stockholders of Ethan Allen Interiors Inc. will be held at the Ethan Allen International Corporate Headquarters on Tuesday, November 24, 2015 at 10:00 A.M., Eastern Time, for the purpose of considering and acting upon the following matters:

  1.
  The election of seven directors;

  2.
  The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year;

  3.
  The approval, by non-binding advisory vote, of executive compensation of our Named Executive Officers;

  4.
  The approval of the adoption of the Ethan Allen Interiors Inc. Stock Incentive Plan;

  5.
  The approval of the incentive performance components of an Employment Agreement with M. Farooq Kathwari for purposes of tax deductibility;

  6.
  The Approval of an amendment to the Ethan Allen Interiors Inc. Amended and Restated Certificate of Incorporation to delete Article Fifth and eliminate the requirement that Business Combinations be approved by a majority of the Continuing Directors; and

  7.
  Such other business as may properly come before the meeting.

        Your vote will be especially important at the annual meeting.    As you may have heard, Sandell Asset Management Corp. and certain of its affiliates (together, "Sandell") have notified the Company that Sandell intends to nominate and solicit proxies to vote in favor of election at the annual meeting of a slate of six director nominees in opposition to the nominees recommended by your Board of Directors. We believe that Sandell, along with its affiliates, Castlerigg Master Investments Ltd., Castlerigg International Limited, Castlerigg International Holdings Limited, Castlerigg Offshore Holdings, Ltd., Castlerigg Active Investment Fund, Ltd., Castlerigg Active Investment Intermediate Fund, L.P., Castlerigg Active Investment Master Fund, Ltd., Castlerigg Equity Event and Arbitrage Fund, Pulteney Street Partners, L.P., and Thomas E. Sandell, are seeking to hand control of your Company over to a group of presumably like-minded nominees, without any disclosed strategy other than incurring debt and selling real estate and no strategy for operating or growing your Company and without paying any control premium to our stockholders. While control premiums are not commonly associated with the election of directors and are not required by law, they are common in connection with acquisitions of a controlling interest in a company. Stockholders are not entitled to appraisal or dissenters' rights if an opposition stockholder takes control of a board of directors through election of its own slate.

        Your Board of Directors believes that allowing Sandell to gain control of the Company through the election of their director nominees to your Board of Directors would not be in the best interests of our stockholders. Your Board of Directors does NOT endorse any of the Sandell nominees. You may receive a proxy statement, GOLD proxy card and other solicitation materials from Sandell. The Company is not responsible for the accuracy of any information provided by or relating to Sandell or its nominees contained in solicitation materials filed or disseminated by or on behalf of Sandell or any other statements that Sandell may make. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF ITS NOMINEES ON THE ENCLOSED WHITE PROXY OR VOTING INSTRUCTION CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY OR VOTING INSTRUCTION CARD SENT TO YOU BY SANDELL. If you have already voted using a

GOLD proxy or voting instruction card sent to you by Sandell, you can REVOKE it by signing and dating the enclosed WHITE proxy or voting instruction card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy or voting instruction card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the annual meeting as described in the accompanying proxy statement.

        EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE ACCOMPANYING PROXY STATEMENT AND VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED WHITE PROXY OR VOTING INSTRUCTION CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED WHITE PROXY OR VOTING INSTRUCTION CARD.

        UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, YOUR BROKER WILL NOT VOTE YOUR SHARES.

        If your brokerage firm, bank or other similar organization is the holder of record of your shares (i.e., your shares are held in "street name"), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. In the event that Sandell contests the election of directors, the rules of the New York Stock Exchange do not permit brokers to exercise discretionary authority to vote on any proposals to be voted on at the annual meeting, whether routine or not. If you do not give instructions to your broker, your broker will not be able to vote your shares for the election of directors or any other Proposal. Only those votes cast for the election of directors are used in determining the results of a vote on the election of directors. Only those votes cast for or against Proposals 2 through 6 are used in determining the results of a vote on such Proposals. For purposes of Proposals 1 through 6, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. We urge you to instruct your brokerage firm, bank or other similar organization, by following those instructions, to vote your shares as recommended by your Board of Directors on the WHITE proxy or voting instruction card.

        Your Board of Directors has fixed October 5, 2015 as the record date for determining stockholders entitled to notice of, and to vote at, the annual meeting. For more information and up-to-date postings, please go to our website, www.ethanallen.com/investors. If you have any questions, please contact Georgeson Inc. our proxy solicitor assisting us in connection with the annual meeting. Stockholders, banks and brokers may call toll free at (866) 277-0928.

By Order of your Board of Directors,

Eric D. Koster Corporate Secretary

October 26, 2015
Ethan Allen Interiors Inc.
Ethan Allen Drive
Danbury, Connecticut 06811

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND VOTING INSTRUCTIONS ON THE ENCLOSED WHITE PROXY OR VOTING INSTRUCTION CARD. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE (i) "FOR ALL" OF YOUR BOARD OF DIRECTOR'S SEVEN NOMINEES NAMED IN PROPOSAL 1 IN THE ATTACHED PROXY STATEMENT AND (ii) "FOR" PROPOSALS 2, 3, 4 AND 5.

ETHAN ALLEN INTERIORS INC.
Ethan Allen Drive, Danbury, Connecticut 06811

PROXY STATEMENT
for Annual Meeting of Stockholders 2015

Page
About the Meeting	1
Corporate Governance	7
Nominations/Corporate Governance Committee	13
Additional Background of the Solicitation	14
Proposal 1: Election of Directors	18
Audit Committee Report	22
Proposal 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm	24
Compensation Committee	24
Compensation Committee Report	25
Compensation Discussion and Analysis	25
Proposal 3: Shareholder Approval, By Non-Binding Vote, of our Executive Compensation	54
Proposal 4: Approval of the Ethan Allen Interiors Inc. Stock Incentive Plan	55
Proposal 5: Approval of the incentive performance components of an Employment Agreement with M. Farooq Kathwari for purposes of tax deductibility	61
Proposal 6: Approval of an Amendment to the Ethan Allen Interiors Inc. Amended and Restated Certificate of Incorporation to Delete Article Fifth and Eliminate Requirement that Business Combinations be Approved by a Majority of Continuing Directors	65
Other Matters	66
Appendix A—Ethan Allen Interiors Inc. Stock Incentive Plan	A-1

i

ABOUT THE ANNUAL MEETING

        This proxy statement (this "Proxy Statement") and the accompanying WHITE proxy or voting instruction card relate to the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of Ethan Allen Interiors Inc., a Delaware corporation ("Ethan Allen"). The Board of Directors of your Company (your "Board of Directors" or "Board") is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the Annual Meeting, whether or not he or she attends in person. The proxy authorizes a person other than a stockholder, called the "proxyholder," who will be present at the Annual Meeting, to cast the votes that the stockholder would be entitled to cast at the Annual Meeting if the stockholder were present. It is expected that this Proxy Statement and the accompanying WHITE proxy or voting instruction card will be first mailed or delivered to our stockholders beginning on or about October 26, 2015. When used in this Proxy Statement, "we," "us," "our," "Ethan Allen" or your "Company" refers to Ethan Allen and its subsidiaries collectively or, if the context so requires, Ethan Allen individually.

Q:
What is the purpose of Annual Meeting?

A:
We will hold the Annual Meeting to enable stockholders to vote on the following matters:

1.
The election of seven directors;

2.
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year;

3.
The approval, by non-binding advisory vote, of executive compensation of our Named Executive Officers;

4.
The approval of the adoption of the Ethan Allen Interiors Inc. Stock Incentive Plan;

5.
The approval of the incentive performance components of an Employment Agreement with M. Farooq Kathwari for purposes of tax deductibility;

6.
The approval of an amendment to the Ethan Allen Interiors Inc. Amended and Restated Certificate of Incorporation to delete Article Fifth and eliminate the requirement that Business Combinations be approved by a majority of the Continuing Directors; and

7.
Such other business as may properly come before the Annual Meeting.

  Stockholders will be asked to vote for nominees for all director seats on your Board of Directors as of the Annual Meeting. The term of office for directors elected at the Annual Meeting will continue until the 2016 Annual Meeting of Stockholders and their successors are duly elected and qualified or until their earlier removal, resignation or death. Your Board of Directors' nominees for election are: M. Farooq Kathwari, James B. Carlson, Clinton A. Clark, John J. Dooner, Jr., Domenick J. Esposito, James W. Schmotter and Tara I. Stacom.

  Other than routine or procedural matters, we do not expect any other business will be proposed at the Annual Meeting, but if any other business is properly proposed, the proxyholders named in the WHITE proxy or voting instruction card will have authority to vote as recommended by your Board of Directors.

Q:
What is a proxy?

A:
A proxy is a document by which you authorize someone else to vote for you at a stockholders meeting in the way that you want to vote. That document is called a "proxy or voting instruction card" or, if your shares are held in street name and you give instructions to the record holder of your shares, is called a "voting instruction card." You also may choose to abstain from voting.

  This Proxy Statement and the accompanying WHITE proxy or voting instruction card is furnished in connection with the solicitation by your Board of Directors, of proxies for use at the Annual Meeting to be held on Tuesday, November 24, 2015 at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 10:00 A.M., Eastern Time, or any adjournment thereof. This Proxy Statement and our 2015 annual report to Stockholders ("Annual Report") are first being mailed to stockholders on or about October 23, 2015.

Q:
Who is entitled to vote?

A:
Only record holders of shares of our Common Stock, par value $.01 per share ("Common Stock"), at the close of business on the record date for the Annual Meeting are entitled to vote at the Annual Meeting. Your Board of Directors has fixed the close of business on October 5, 2015 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 28,414,297 shares of Common Stock outstanding. The holders of Common Stock as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote per share.

Q:
How do I vote?

A:
You can vote either in person at the Annual Meeting or by proxy, whether or not you attend the Annual Meeting. You can vote by proxy in three ways:

•
By mail—If you are a stockholder of record, you can submit a proxy by completing, dating, signing and returning your WHITE proxy or voting instruction card in the postage-paid envelope provided. You should sign your name exactly as it appears on the WHITE proxy or voting instruction card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank or other similar organization on how to vote your shares, and the brokerage firm, bank or other similar organization is required to vote your shares in accordance with your instructions. To provide instructions to your brokerage firm, bank or other similar organization by mail, please complete, date, sign and return your WHITE voting instruction card in the postage-paid envelope provided by your brokerage firm, bank or other similar organization.

•
By telephone—If you are a stockholder of record, you can submit a proxy by telephone by calling the toll-free number listed on the WHITE proxy or voting instruction card, entering your control number located on the WHITE proxy or voting instruction card and following the prompts. If you are a beneficial owner and if the brokerage firm, bank or other similar organization that holds your shares offers telephone voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit a proxy by telephone.

•
By Internet—If you are a stockholder of record, you can submit a proxy over the Internet by logging on to the website listed on the WHITE proxy or voting instruction card, entering your control number located on the WHITE proxy or voting instruction card and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank or other similar nominee that holds your shares offers Internet voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit your proxy over the Internet.

  If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If your shares are held in your name (but not in "street name" through a broker) and if you sign your WHITE proxy or voting instruction card, but do not specify how you want your shares to be voted, they will be voted as your Board of Directors recommends.

  Your vote is important. Your Board urges you to submit a proxy for your shares as soon as possible by following the instructions provided on the enclosed WHITE proxy or voting instruction card you receive from your brokerage firm, bank or other similar organization. Internet and telephone submission of proxies is available 24 hours a day, and, if you use one of those methods, you do not need to return a proxy or voting instruction card. Unless you are planning to vote at the Annual Meeting in person, your proxy must be received by 11:59 p.m., Eastern Time, on Monday, November 23, 2015. Even if you submit your proxy or voting instructions by one of the methods listed above, you still may vote at the Annual Meeting in person if you are the record holder of your shares or, if you are a beneficial owner, you obtain a "legal proxy" from the record holder. Your vote at the Annual Meeting will constitute a revocation of your earlier proxy or voting instructions.

Q:
How can I vote my shares of Common Stock that I own through the Ethan Allen 401(k) plan for employees?

A:
If you own Common Stock through the Ethan Allen 401(k) plan for employees, you can direct the trustee to vote the shares held in your account in accordance with your instructions by returning the WHITE voting instruction card for your account or by registering your instructions over the Internet or by telephone as directed on the WHITE voting instruction card for your account. If you wish to instruct the trustee on the voting of shares held in your account, you should submit those instructions no later than 11:59 p.m., Eastern Time, on Monday, November 23, 2015. The trustee will vote shares for which no voting instructions were received on or before that date as directed by the plan fiduciary.

Q:
Can I change my vote after I have voted?

A:
Prior to the Annual Meeting, a later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should contact our Corporate Secretary or proxy solicitor at the addresses set forth below and request a new proxy or voting instruction card. The last vote received before the Annual Meeting will be the one counted. You also may change your vote by voting in person at the Annual Meeting.

Corporate Secretary Eric D. Koster (203) 743-8508	Proxy Solicitor Georgeson Inc. 480 Washington Blvd., 26th Floor Jersey City, NJ 07310 (866) 277-0928
Q:
What does it mean if I get more than one WHITE proxy or voting instruction card?

A:
It means that your shares are registered in more than one way. Sign and return all WHITE proxy or voting instruction cards or vote each group of shares by mail, telephone or over the Internet to ensure that all your shares are voted.

Q:
Who are the proxyholders named by your Board for the Annual Meeting?

A:
Eric D. Koster and Corey Whitely were selected by your Board of Directors to serve as proxyholders for the Annual Meeting of stockholders voting on WHITE proxy or voting instruction cards. Each properly executed and returned WHITE proxy or voting instruction card will be voted by the proxyholders in accordance with the directions indicated thereon or, if no directions are indicated, in accordance with the recommendations of your Board of Directors. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their vote as to all nominees or withhold their vote as to a specific nominee(s). Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of a later vote by telephone, Internet, receipt by the Corporate Secretary or inspectors of election of either an instrument revoking the proxy or a duly executed proxy card bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Q:
What is a broker non-vote?

A:
A "broker non-vote" means that a broker cannot exercise discretion to vote shares held by it in "street name" for the beneficial owner and has not received voting instructions from the beneficial owner. New York Stock Exchange ("NYSE") Rule 452 prohibits brokers from exercising "discretionary voting" on any matter submitted to a vote in connection with any stockholder meeting involving, among other things, a contested election of directors. Therefore, if your shares are held in "street name" by your broker and you do not provide instructions to your broker on how you want your shares voted, your broker is prohibited from exercising discretionary voting and voting those shares.

Q:
How many shares must be present to hold the Annual Meeting?

A:
In order for the Annual Meeting to be duly convened, one-third of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a brokerage firm, bank or similar organization, or its nominee ("broker shares"), pursuant to a signed proxy or voting instruction card that are voted on any matter (including an abstention or withheld vote) are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:
What vote is needed to elect directors?

A:
At the Annual Meeting, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote thereon is required to elect or ratify directors.

  In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, withhold their vote as to all nominees or withhold their vote as to a specific nominee(s).

Q:
What vote is needed to approve the other Proposals?

A:
At the Annual Meeting, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote thereon is required to approve all other Proposals.

  Approval of the compensation of our Named Executive Officers (collectively, the "NEOs") is advisory and will not be binding on your Board of Directors or the Company. However, your Board of Directors will review the voting results on this Proposal and take them into consideration when making future decisions regarding executive compensation.

Q:
How will the votes be tabulated?

A:
The inspectors of election appointed for the Annual Meeting will tabulate the votes cast, in person or by proxy, at the Annual Meeting and will determine whether a quorum is present.

Q:
How will my shares be voted if I do not return my proxy or voting instruction card?

A:
It will depend on how your ownership of shares of Common Stock is registered.

  If you are the registered holder of your shares, which means that your shares of Common Stock are registered in your name with Computershare Investor Services LLC ("Computershare"), our transfer agent, your shares will only be voted if you properly mark, sign date and return a proxy card or you attend the Annual Meeting to vote them in person. Otherwise, your shares will not be represented at the Annual Meeting and will not count toward the presence of a quorum.

  If you hold your shares in street name, which means that your shares are registered in the name of your brokerage firm, bank or similar organization, it may not vote your shares in its discretion if you have not provided voting instructions.

Q:
How do I revoke a proxy?

A:
If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the meeting.

  If your shares are held in street name, there are special procedures that you must follow to revoke a proxy submitted via the Internet or by telephone or by marking, signing and returning a vote instruction card.

  •
  Revoking your vote and submitting a new vote before the deadline of 11:59 p.m., Eastern Time, on November 23, 2015.  If you submit a proxy via the Internet, by telephone or by marking, signing and returning a vote instruction card, you may revoke your proxy at any time and by any method before the deadline.

  •
  Revoking your vote and submitting a new vote after the deadline of 11:59 p.m., Eastern Time, on November 23, 2015.  If you submit a proxy via the Internet, by telephone or by marking, signing and returning a vote instruction card and wish to revoke it and submit a new proxy after the deadline has passed, you must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

  •
  Revoking your vote and submitting a new vote by ballot at the meeting.  If you submit a proxy via the Internet, by telephone or by marking, signing and returning a vote instruction card and wish to revoke it and vote at the meeting, you must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy or attend and vote at the meeting.

  •
  If you receive more than one WHITE proxy or voting instruction card on or about the same time, it generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each WHITE proxy or voting instruction card or, if you vote via the internet or telephone, vote once for each WHITE proxy or voting instruction card you receive.

  If Sandell proceeds with its previously announced proxy solicitation, we will likely conduct multiple mailings prior to the Annual Meeting date so that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy or voting instruction card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted, and, if you wish to vote as recommended by your Board, then you should only submit WHITE proxy or voting instruction cards.

Q:
What should I do with the GOLD proxy or voting instruction cards sent to me by Sandell?

A:
Sandell has nominated six individuals for election as directors at the Annual Meeting. Nominations made by Sandell have NOT been endorsed by your Board. The Company is not responsible for the accuracy of any information provided by or relating to Sandell or its nominees contained in solicitation materials filed or disseminated by or on behalf of Sandell or any other statements that Sandell may make.

  Please do not return any GOLD proxy or voting instruction card you may receive from Sandell or otherwise authorize any proxy other than pursuant to a WHITE proxy or voting instruction card to vote your shares at the Annual Meeting, even as a protest vote. If you return a GOLD proxy or voting instruction card to Sandell or otherwise authorize a proxy to vote your shares at the meeting other than pursuant to a WHITE proxy or voting instruction card, you can change your vote. To revoke your prior proxy and change your vote, simply sign the enclosed WHITE proxy or voting instruction card, date it and return it in the postage-paid envelope provided or follow the instructions located on the WHITE proxy or voting instruction card to vote via Internet or by telephone. Only your latest dated proxy will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting. If you have any questions or need assistance voting, please contact our proxy solicitor:

Georgeson Inc. 480 Washington Blvd., 26th Floor Jersey City, NJ 07310 Call toll-free: (866) 277-0928
Q:
Are stockholders entitled to premium or appraisal or similar dissenter's rights if Sandell takes control of your Company?

A:
Stockholders will not be entitled to a premium or appraisal or similar dissenter's rights if Sandell takes control of your Company through the election of their nominees.

Q:
Where can I find the results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish final results through a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

CORPORATE GOVERNANCE

        Your Board of Directors has determined that nominees Clinton A. Clark, James B. Carlson, John J. Dooner, Jr., Domenick J. Esposito, James W. Schmotter and Tara I. Stacom (six of the seven nominees for your Board of Directors), as well as Kristin Gamble and Frank G. Wisner (the two directors who have announced that they are retiring from your Board of Directors immediately prior to the Annual Meeting) are independent directors within the meaning of the listing standards of the NYSE. In order for a director to be considered "independent" by your Board of Directors, he or she must (i) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and (ii) not have any material relationship (either directly or as a partner, stockholder or officer of an organization) with us or any of our affiliates of any of our executive officers or any of our affiliates' executive officers. In evaluating the materiality of any such relationship, your Board of Directors takes into consideration whether disclosure of the relationship would be required by the disclosure rules under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If disclosure of the relationship is required, your Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the director is independent.

Corporate Governance Highlights

        We comply with the corporate governance requirements imposed by the SEC and the NYSE, and in doing so, your Board of Directors adopted corporate governance guidelines (the "Governance Guidelines"). Many features of our corporate governance principles are discussed in other sections of this Proxy Statement, but some of the highlights are:

  •
  Published Governance Guidelines. A copy of the Governance Guidelines as well as our Code of Ethics, Charters for our Audit Committee, Compensation Committee, and Nominations/Corporate Governance Committee ("Nominations Committee"), and Directors and Executive Officer Policies, and our Securities Trading and Conflict of interest policy can be found under "Corporate Governance Charters and Policies" on our website at www.ethanallen.com/governance.

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  Independent Board. All members of our Board are independent directors, with exception of our Chairman of the Board who is also the Chief Executive Officer.

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  Independent Board Committees. All members of our Audit Committee, Compensation Committee, and Nominations Committee are independent directors, and none of such members receives compensation from the Company other than for service on its Board of Directors or its committees.

  •
  Independent Executive Sessions. Your Board of Directors is required to have executive sessions where independent directors meet without the Chairman and management at the time of each Board of Directors meeting. In addition, periodically throughout the year, the full Board of Directors, including or excluding the Chairman, may meet without management participation.

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  Committee Authority to Retain Independent Advisors. The Audit Committee, Compensation Committee and Nominations Committee each have the authority to retain independent advisors, with all fees and expenses to be paid by the Company.

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  Audit Committee Policies and Procedures. Under its charter, the Audit Committee's prior approval is required for all audit services and permitted non-audit services (other than de minimis permitted non-audit services as defined and permitted by the Sarbanes-Oxley Act of 2002) to be provided by our independent registered public accounting firm.

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  Audit Committee Financial Expert. Your Board of Directors has determined that all four members of the Audit Committee are audit committee financial experts within the meaning of the SEC rules and are independent directors within the meaning of the listing standards of the NYSE.

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  No Stockholder Rights Plan (poison pill). Our previous stockholder rights plan was allowed to expire May 31, 2012.

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  No Cumulative Voting. We do not provide for cumulative voting of directors by our stockholders.

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  Eliminated Classified Board. At the 2013 Annual Meeting of Stockholders, the Company amended its Amended and Restated Certificate of Incorporation to eliminate the classified structure of our Board of Directors. As such, the directors are subject to annual election.

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  Annual Advisory Vote on Executive Compensation. Since 2011, our stockholders have cast an annual non-binding advisory vote on our executive compensation program.

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  Amended Stock Plan. After considering evolving executive compensation practices and the views of leading shareholder advisory services, the Compensation Committee has reviewed, amended and restated the Company's 1992 Stock Option Plan, and renamed it the Ethan Allen Interiors Inc. Stock Incentive Plan, which is subject to the review and vote of our stockholders at the Annual Meeting as set forth in Proposal 4. The Stock Incentive Plan is being submitted for stockholder approval in order to comply with the requirements of section 162(m) of the Internal Revenue Code relating to deductibility of performance-based compensation and to update the Plan for changes in corporate governance practices since it was last submitted for stockholder approval. The Company is not proposing to increase the current number of authorized and available shares for future issuance under the Plan

Formal Adoption of Additional Policies

        In 2013, we decided to formalize and clarify our best practices in relation to our Board of Directors and executive officers in a Director Policy and Executive Officer Policy which became effective as of the 2013 Annual Meeting of Stockholders. Some of the best practices provided in the Director Policy and Executive Officer Policy (including updates through 2015) include the following:

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  A Recoupment / Clawback Provision. The Company's executives will be required to pay back incentive awards erroneously awarded to them on the basis of restated financial statements, if they participated in fraud or misconduct leading to the restated financial statements.

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  Stock Ownership Requirements. It is the Company's intention that its directors and executive officers acquire Company stock. The value of the intended holdings is equal to a multiple of the base compensation (three times annual cash compensation for directors, five times salary for the Chief Executive Officer, and two times the annual salary for the other executive officers) to be accumulated over five years. The standards are reviewed and modified annually or as necessary after a significant increase or decrease in share price.

  •
  Holding Requirement. Our directors and executive officers are required to hold any Company stock acquired upon the exercise of stock options or restricted stock issued to them for one year following their exercise or vesting, as applicable, except to the extent necessary to pay income and other taxes assessed upon exercise of the options or vesting of that stock or to fund or pay for the exercise of options.

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  No Hedging / Pledging Policy. Directors and executive officers are prohibited from hedging and/or pledging the Company's stock.

  •
  Insider Trading Policies. Directors and executive officers will comply in all respects with the Company's insider trading policies including the Company's Statement of Policy Concerning Trading in the Company's Securities available under "Corporate Governance Charters and Policies" on our website at www.ethanallen.com/governance.

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  No Repricing or Buyouts. The Company's stock options and other awards for directors and executive officers under the Stock Incentive Plan will prohibit repricing, extensions or cash buyouts for options.

  •
  Change in Control Agreements. The Company has generally restricted, and intends to continue to restrict, any change in control agreements that do not contain a "double trigger" condition for severance payments or that contain excise tax gross-ups and the Company intends to restrict amendments to existing change in control agreements without conforming to these provisions.

  •
  Employment Agreements with Executives. The Company will generally restrict entering into employment agreements with executive officers except for the 2011 Employment Agreement and the 2015 Employment Agreement (each as defined below), stock option and other incentive award agreements and severance and protective covenant agreements. The Company does not have employment agreements with any of our NEOs, other than the 2011 Employment Agreement and the employment agreement, dated as of October 1, 2015, and effective as of July 1, 2015, between the Company and Mr. Kathwari (the "2015 Employment Agreement"), see "Compensation Committee Report", and the Company's Change of Control Severance Plan, see "Compensation Committee Report", which agreements and plan include "double trigger" conditions and do not contain excise tax gross-ups.

  •
  Qualified Performance-Based Compensation. The Company attempts, whenever possible, to preserve the Federal income tax deductibility of compensation paid to executives, and to permit, but not require, the Compensation Committee to award compensation that meets the requirements for deductibility of "qualified performance-based compensation." However, the Compensation Committee reserves the right to authorize the payment of nondeductible compensation when appropriate.

  •
  Lead Independent Director. The Company defined the role of the Lead Independent Director, a position which rotates annually. Dr. Schmotter, an independent, non-executive director, currently serves as Lead Independent Director.

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  Director Attendance. Directors are required to attend at least 75% of director and committee meetings. In 2015 there was 100% attendance by each director at each regularly scheduled meeting of your Board of Directors and its committees.

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  Director Tenure. Your Board shall not nominate a director at any time after his 77th birthday (subject to waiver or extension), and mandates resignation of a director upon failure to meet the Company's requirements or failing to attend the requisite number of meetings of your Board of Directors and its committees. The Company's long-serving directors, Kristin Gamble and Frank G. Wisner, are retiring from your Board of Directors immediately prior to the Annual Meeting, and the Company's long-serving director, Clinton A. Clark, announced his determination, if reelected, to retire immediately prior to the 2016 Annual Meeting of Stockholders, see "Nominations/Corporate Governance Committee Report".

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  Term Limits. The service of a director will continue until:

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  in the case of a director who is also an executive of the Company, his effective termination of employment and services to the Company, and

  •
  in the case of any director, until either the end of his elected term, unless duly nominated and re-elected as a director for a subsequent term, or upon the conclusion of the Nominations Committee that a director no longer satisfies the requirements and standards for service as a director.

    At the end of his term, a director will resign as a director.

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  Limitation on Other Boards. A director will not serve on a board of directors of more than three publicly traded companies (including the Company).

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  Limitation on Service to Competitors. A director will not serve as a director, executive, employee or consultant to any company that is a competitor to the Company, taking account of companies that operate under the same NAICS codes as the Company or are specifically identified as competitors of the Company in the Company's public reports.

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  No Director Loans. The Company prohibits personal loans or credit advances by the Company to directors except for ordinary travel and expense advances, advance director fee payments, and as required by director indemnification.

        These policies may be waived, updated or modified by any of the Nominations Committee, Compensation Committee or your Board of Directors, upon notice to the Company and your Board of Directors, as applicable. They are accessible under "Corporate Governance Charters and Policies" on our website at www.ethanallen.com/governance.

Stockholder Communication with Directors

        Stockholders or interested parties may communicate with the full Board of Directors, a full committee, individual committee members or individual directors by sending communications to the Office of the Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811 for forwarding to the appropriate director(s). Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by your Board of Directors to review and promptly forward all correspondence (except advertising material and ordinary business matters) to the full Board of Directors, full committee, individual director or committee member, as indicated in the correspondence.

Certain Transactions

        The Company is party to indemnification agreements with each of the members of your Board of Directors pursuant to which the Company has agreed to indemnify and hold harmless each member of your Board of Directors from liabilities incurred as a result of such director's status as a director of the Company, subject to certain limitations.

Certain Relationships and Related Party Transactions

        The Company recognizes that transactions between the Company and related persons present a potential for actual or perceived conflicts of interest. The Company's general policies with respect to such transactions are included in its Code of Business Conduct and Ethics ("Business Code"), the administration of which is overseen by the Nominations Committee. The Company defines "related party" transaction as any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a "related person" had, has or will have direct or indirect material interest. Related persons include (i) any person who is, or at any time since the beginning of our last fiscal year, was, a director or executive officer of us or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        The Company collects information about potential related party transactions in its annual questionnaires completed by directors and officers as well as throughout the year at its quarterly Disclosure Control Committee Meetings, comprised of key management responsible for significant business units, departments or divisions. Potential related party transactions are first reviewed and assessed by our General Counsel to consider the materiality of the transactions and then reported to the Nominations Committee. The Nominations Committee reviews and considers all relevant information available to it about each related party transaction and presents the facts to the members of your Board of Directors not associated with the potential related party transaction. A related party transaction is approved or ratified only if such members of your Board of Directors determine that it is not inconsistent with the best interests of the Company and its stockholders.

        Consistent with the Company's policies, on February 1, 2015, Robin van Puyenbroeck was hired as the Company's Vice President, Business Development. Mr. van Puyenbroeck is the son-in-law of Mr. Kathwari, the Company's Chairman, President and Chief Executive Officer. Mr. van Puyenbroeck reports to the Senior Vice President, Business Development. Drawing on his international business development background and experience, he is responsible for expanding the Company's business through the acquisition of new licensees, especially in international markets, maintaining and improving relationships with existing licensees, as well as identifying and procuring new business partnership and affiliation opportunities for the Company. Mr. van Puyenbroeck's total compensation was approximately $228,926 including consulting fees, salary, bonus and equity incentive compensation in fiscal 2015. The Nominations Committee, the Compensation Committee and your Board of Directors reviewed Mr. van Puyenbroeck's background, prior experience, role and reporting relationships and expectations within the Company, as well as his compensation, and initially structured the Company's relationship with him as a consultant in order to monitor his ability to work with the Company and later approved Mr. van Puyenbroeck's employment and compensation. The Compensation Committee and your Board expects periodically and at each fiscal year end to provide an on-going review of Mr. van Puyenbroeck's employment with the Company, including in relation to his compensation.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was at any time an officer or employee of the Company, nor is any member of the Compensation Committee related to any other member of the Compensation Committee, any other member of your Board of Directors or any executive officer of the Company. No member of your Board of Directors or executive officer of the Company served as a director or member of the compensation or similar committee of another entity whose director(s) or executive officer(s) serve as a member of the Company's Compensation Committee.

Charters, Code and Guidelines

        The Company's Business Code, Corporate Governance Guidelines and the charters of its Audit Committee, Compensation Committee and Nominations Committee are available on the Company's website at www.ethanallen.com/governance. Any waiver of the Business Code for directors or NEOs may only be made by the Nominations Committee, and any waivers or amendments will be disclosed promptly by a posting on our website. Stockholders may request a copy of any of these documents by writing to: Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, CT 06811, Attention: Office of the Secretary.

Leadership Structure and Board of Directors' Role in Risk Oversight

        The Company defined the role of the Lead Independent Director, a position which rotates annually. Your Board expresses its intent that one person serving as both Chief Executive Officer and Chairman evidences sound management as it allows the assertion of unambiguous authority over the operations of the Company. There is no need to separate the roles of Chief Executive Officer and Chairman since the Company has a suitably empowered independent director who is expressly authorized to exert de facto control of the Company by asserting independent leadership of your Board, increasing your Board's independence over management. Your Board formally designated Dr. Schmotter, an independent, non-executive director, as its Lead Independent Director through the Annual Meeting. He organizes and chairs meetings of the independent directors and organizes, facilitates and communicates observations of the independent directors to the Chief Executive Officer, although each director is free to communicate directly with the Chief Executive Officer.

        Your Board of Directors believes that the best interests of the Company are served by Mr. Kathwari serving as both Chairman and Chief Executive Officer taking account of his unique long standing stature and investment in the Company and also your Board's utilization of a Lead Independent Director. Your Board of Directors believes that this governance structure provides the basis for clear, efficient executive authority in the Company, especially taking into account the Company's flat management structure, while balancing appropriate oversight by your Board of Directors.

        Your Board of Directors oversees an enterprise-wide approach to risk management, designed to identify risk areas and provide oversight of the Company's risk management, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of your Board's risk management is to understand the risks the Company faces and what steps management is taking to mitigate those risks. Your Board of Directors participates in discussions with management concerning the Company's overall level of risk, the Company's business strategy and organizational objectives which are all integral components of its assessment of management's tolerance for risk.

Meetings and Committees of Your Board of Directors

        During fiscal year 2015, there were four (4) regularly scheduled meetings of your Board of Directors in addition to the 2014 Annual Meeting of Stockholders. Independent directors also met four (4) times in executive session without management present. The executive sessions were chaired by the Lead Independent Director, currently James W. Schmotter.

        All directors are expected to attend all regularly scheduled and special Board of Directors meetings, independent director meetings and committee meetings, as appropriate. Your Board of Directors realizes that scheduling conflicts may arise from time to time which prevent a director from attending a particular meeting. However, it is your Board's explicit policy that each director shall give priority to his or her obligations to the Company. All directors who then held office attended the 2014 Annual Meeting of Stockholders. In fiscal year 2015, there was 100% attendance by each director at each of the four regularly scheduled Board of Directors meetings, five regularly scheduled Audit Committee meetings, two regularly scheduled Compensation Committee meetings, and two regularly scheduled Nominations Committee meetings. Our policy is to expect resignation of any director who is absent from more than twenty-five percent of regularly scheduled Board meetings or committee meetings in a fiscal year. In addition to the regularly scheduled meetings, there were three special Audit Committee meetings.

        Your Board of Directors has established three standing committees: the Audit Committee; the Compensation Committee; and the Nominations Committee. Committee memberships of each nominee and continuing or current director are set forth below:

Name	Audit Committee	Nominations Committee	Compensation Committee	Lead Independent Director
Clinton A. Clark	Chairperson
James B. Carlson	Member		Chairperson
John J. Dooner, Jr.		Member	Member
Domenick J. Esposito	Member
Kristin Gamble(1)	Member		Member
James W. Schmotter	Member	Chairperson		X
Frank G. Wisner(1)		Member

(1)
Ms. Gamble and Mr. Wisner have been long-term members of your Board of Directors and have served with distinction, having made substantial contributions to the success of the Company. Both have announced their intent to retire immediately prior to the Annual Meeting and have requested they not be nominated.

        Additionally, your Board of Directors determined that all of the members of the standing committees are (i) independent within the meaning of the listings standards of the NYSE, (ii) non-employee directors (within the meaning of Rule 16b-3 under the Exchange Act) and (iii) outside directors (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). See "Corporate Governance".

NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE

        The duties of the Nominations Committee include, but are not limited to, the duty to: (i) develop qualification criteria for the members of your Board of Directors and nominate or recommend to your Board of Directors individuals to serve on your Board of Directors; (ii) review, annually, the qualifications of each member of your Board of Directors; (iii) review and monitor the Company's corporate governance policies and guidelines, including the Company's trading policy for its directors and executive officers; and (iv) make an annual assessment of your Board of Directors' performance and report to your Board of Directors. The Nominations Committee follows the procedure concerning nominations or consideration of director candidates recommended by stockholders set forth in the By-laws. The By-laws of the Company permit stockholders, as of the Record Date, to nominate director candidates at the Annual Meeting, subject to certain notification requirements. (See "Stockholder Proposals and Nomination of Directors" under "Other Matters" for information on how to submit a proposal or nominate a director.) The Nominations Committee believes that as a result of the provisions in the By-laws, any separate policy relating to stockholder proposals or nominations would be duplicative. Each member of the Nominations Committee is independent within the meaning of the listing standards of the NYSE. The Nominations Committee held two (2) meetings and individual committee members communicated, when necessary, by telephone or other means during fiscal year 2015.

        The Nominations Committee seeks candidates who demonstrate a willingness and ability to prepare for, attend and participate in all Board of Directors and committee meetings and whose experience and skill would complement the then existing mix of directors. The Nominations Committee may consider the diversity of a candidate's background and experience when evaluating a nominee, as well as the diversity of a candidate's perspectives, which may result from diversity in age, gender, ethnicity or national origin. While the Nominations Committee may consider diversity in its evaluation process, the Nominations Committee does not have a formal policy with regard to the consideration of specific categories of human diversity in identifying director nominees. The Nominations Committee gathers suggestions as to individuals who may be available to meet your Board of Directors' future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which a member of the Nominations Committee or your Board of Directors has had business dealings, and undertakes a preliminary review of the individuals suggested. At such times as the Nominations Committee determines that a relatively near term need exists and the Nominations Committee believes that an individual's qualities and skills would complement the then existing mix of directors, the Nominations Committee or its Chair will contact the individual. The Chair will, after such contact, discuss the individual with the Nominations Committee. Based on the Nominations Committee's evaluation of potential nominees and the Company's needs, the Nominations Committee determines whether to nominate the individual for election as a director. While the Nominations Committee has not, in the past, engaged any third party firm or consultant to identify or evaluate nominees, the Nominations Committee, in accordance with its charter, may do so in the future.

        Domenick J. Esposito became a director of the Company on July 21, 2015. The Nominations Committee gave consideration to Mr. Esposito's background as a practicing CPA since 1974. In addition to having served as a partner, Chief Operating Officer and Chief Executive Officer of national accounting firms, he served as a member of the NASDAQ Listing and Qualifications Committee to its Board of Directors and an Adjunct Professor at C.W. Post / Long Island University.

        Tara I. Stacom became a director of the Company on September 29, 2015. The Nominations Committee gave consideration to Ms. Stacom's background, including her extensive knowledge of commercial real estate and finance and lengthy leasing and other experience as executive vice chairman at a worldwide commercial real estate firm, in connection with her becoming a director of the Company.

        The Company's long-serving directors, Kristin Gamble and Frank G. Wisner, are retiring from your Board of Directors immediately prior to the Annual Meeting, and the Company's long-serving director, Clinton A. Clark, announced his determination, if reelected, to retire immediately prior to the 2016 Annual Meeting of Stockholders.

        Our Nominations Committee and our Board of Directors regularly meets to consider various potential nominees for election as directors, whether submitted by directors, management, stockholders or others. In addition, our Nominations Committee has periodically engaged independent advisors to assist with identification of potential nominees and assessment of the functioning of your Board of Directors and its committees. In connection with its consideration of nominees to recommend for the Annual Meeting, our Nominations Committee considered many candidates, including our current directors, and the nominees of Sandell, in accordance with its established policies and procedures for considering potential director nominees. Consistent with the qualifications and characteristics expected of all directors of the Company as set forth in the Company's Corporate Governance Guidelines and the Nominations Committee Charter, the Nominations Committee unanimously recommended the nominees named in this Proxy Statement as the individuals with the experience, industry knowledge, integrity, ability to devote time and energy, and commitment to the interests of all stockholders best qualified to execute our strategic plan and create value for all our stockholders.

ADDITIONAL BACKGROUND OF THE SOLICITATION

        In late March 2015, Richard Mansouri, Managing Director of Sandell, contacted the Company and spoke to Corey Whitely, Chief Financial Officer of the Company, and requested a call with the Company's Chief Executive Officer, M. Farooq Kathwari.

        On April 7, 2015, Mr. Kathwari and Mr. Whitely participated on a conference call with Thomas E. Sandell, Chief Executive Officer of Sandell, and Mr. Mansouri. During the call, Mr. Sandell stated that Sandell planned to become a meaningful shareholder and wished to work with the Company to see how shareholder value could be quickly improved.

        On April 28, 2015, Mr. Mansouri sent an email to Mr. Whitely informing him that Sandell had increased its ownership position and that Messrs. Sandell and Mansouri wanted to meet in person.

        On May 20, 2015, a meeting was conducted at the Company's headquarters with Messrs. Sandell and Mansouri. Mr. Kathwari provided a tour of the facility as part of a discussion that outlined how the Company's vertical structure functions and the activities that are handled at its headquarters. Mr. Sandell stated that he had never been in an Ethan Allen design center. He was thus given a tour of the Company's Danbury design center, which is attached to the Company's headquarters. During the meeting, Mr. Sandell stated that he felt that the Company needed to use its real estate to create enhanced stockholder value by using the proceeds from a real estate sale-leaseback for stock repurchases. Messrs. Kathwari and Whitely provided Mr. Sandell their perspectives on the transition that the Company was going through with its real estate. They indicated that they believed that locking into long-term leases under a sale-lease back scenario for its owned properties would not be in the Company's long-term interests. They further stated that the Board would consider and study the matter as well as consider other options to increase stockholder value, but that any action taken must be sensible and recognize that the Company is in a cyclical industry as well as currently transitioning its real estate assets. Mr. Sandell then suggested that Mr. Kathwari should consider buying the Company and taking it private. Mr. Kathwari conveyed the history of the Company's earlier management buy-out which he had led. Mr. Kathwari concluded by suggesting that communications remain open and thanked Mr. Sandell for providing feedback and ideas for the Company to consider.

        On June 17, 2015, Mr. Mansouri called Mr. Whitely and stated that he read an article purporting to say that the Company's real estate was worth about $280 million. He reiterated that Sandell believed that the Company's manufacturing properties have substantial value locked up and that the Company needs to determine how to unlock that value. He stated he understood that the Company's retail properties are a different situation, but restated his belief that the Company's plants and headquarters potentially have a lot of value. Mr. Whitely advised Mr. Mansouri that, having sold off many manufacturing properties over the years as it consolidated manufacturing operations, the Company had a better understanding of the valuations of its properties. He also stated that the Company believed that engineering long-term high rent leases for its manufacturing operations would not be in the Company's long-term interests. Mr. Whitely advised Mr. Mansouri that several properties, including the Company's headquarters, were mortgaged for the purpose of generating capital in a manner that management believed was sensible and provided flexibility.

        On July 13, 2015, Mr. Mansouri emailed Mr. Whitely to request a conference and, on July 13, 2015, a call was held among Mr. Mansouri and Mr. Whitely. During the call, Mr. Mansouri commented on the earnings results reported in the Company's most recent earnings announcement, which beat analyst forecasts. He inquired whether the Company took as revenue written customer order deposits to boost gross margin. Mr. Whitely explained that customer deposits were reflected as liabilities on the balance sheet and did not count as sales and, therefore, did not have any impact on gross margin. Mr. Mansouri then asked why the Company had not yet used its real estate in financial engineering to buy back $400 million of shares. Mr. Whitely reiterated the Company's views presented in the meeting described above, including its appreciation of suggestions from its shareholders and its continuing commitment to study and analyze, both independently and with the help of its bankers and other advisors, options to create long-term value to the shareholders and the Company.

        On July 15, 2015, Mr. Sandell was a presenter at the CNBC Delivering Alpha Conference, during which he announced that Ethan Allen was his best idea for a company that should use financial engineering to monetize its real estate or sell itself to private equity.

        On August 14, 2015, the Company received a letter from Mr. Sandell addressed to Mr. Kathwari, which expressed Mr. Sandell's opinions regarding certain of the Company's fiscal policies and the Company's performance and disclosed that Sandell had beneficial ownership of approximately 1.6 million shares, or 5.5%, of the Company. In this letter, Mr. Sandell also expressed his intentions to nominate a slate of director candidates at the Annual Meeting unless the Company took steps to effect a recapitalization and monetization of its real estate holdings and/or consider a sale to a private equity firm and to announce the retention of an impartial, nationally-recognized investment banking firm as soon as possible in order to aid the Company in the exploration of these alternatives. The letter also took issue with the announced date of the Annual Meeting, which was approximately four weeks earlier than the prior year's annual meeting of stockholders.

        On August 14, 2015, in response to Sandell's concerns, the Board changed the date of the Annual Meeting to November 24, 2015 (a date later than the date of the prior year's annual meeting of stockholders) and the Company issued a press release announcing the date change and reiterating the Company's openness to engaging shareholders and ensuring there are no obstacles to shareholder participation. Mr. Whitely also called Mr. Mansouri and advised him of the date change. During the call, they also discussed scheduling a meeting, potentially under a non-disclosure agreement that would allow the Company to further discuss Sandell's concerns and ideas and confidentially share some steps the Company was undertaking to enhance shareholder value.

        On August 17, 2015, after having reviewed a draft non-disclosure agreement provided by Sandell, which only provided for a short confidentiality period, management consulted with the directors and Mr. Whitely sent an email to Mr. Mansouri that suggested delaying such meeting until after Labor Day. The Company believed that, with its annual investor conference upcoming on September 16, 2015 and announcements anticipated prior thereto, it would be better able (under SEC rules prohibiting selective disclosure) to enter into open discussions with Sandell without the need for or constraints of a short-lived nondisclosure agreement.

        On August 18, 2015, Sandell filed a Schedule 13-D announcing that it was considering nomination of a slate of directors for election at the Annual Meeting.

        On August 26, 2015, in response to Mr. Whitely's email of August 17, 2015, Sandell publicly filed a letter to the Company's Board of Directors outlining Sandell's dissatisfaction that the Company's decision not to accede to Sandell's demands and requesting the Company to enter into settlement discussions.

        On August 31, 2015, the Company invited Sandell, in writing, to attend the annual investor conference scheduled for September 16, 2015.

        On September 2, 2015, the Board approved and the Company publicly announced its intent to raise up to $250 million of debt financing and to utilize the proceeds for general corporate needs and to further increase shareholder returns, including the possibility of funding a special dividend and share repurchases.

        On September 8, 2015, Mr. Mansouri responded to the invitation to attend the investor conference by registering in writing that he would attend on behalf of Sandell. The Company intended to utilize his presence, both during the conference and privately thereafter, as an opportunity for further dialogue with Sandell.

        On September 15, 2015, Sandell, through an affiliate, delivered to the Company a notice of intent to nominate a slate of six nominees for election as directors at the Annual Meeting.

        On September 16, 2015 the Company held its investor conference. Among the topics discussed, the Company provided further details on the timing of the $250 million of the previously announced debt financing. Despite having expressed an intention to attend, neither Mr. Mansouri nor Mr. Sandell or any other Sandell representative attended the conference. As a result, Sandell did not provide the Company with an opportunity to meet with them at that time to discuss Sandell's concerns.

        On October 5, 2015, Messrs. Kathwari and Whitely spoke by telephone with Messrs. Sandell and Mansouri. Mr. Kathwari stated that the Board was pleased they were speaking and was reluctant to incur the cost of bankers and other proxy advisers, which can be quite high. Mr. Kathwari discussed the many initiatives that the Company has accomplished and has underway, some of which are also similar to some of Sandell's ideas and suggestions. These included: (a) over the years, the Board has focused on managing the Company's business in the right manner and as a result the Company has produced significant cash, the Company has used that cash as well as debt financing for internal initiatives in manufacturing, retail, technology and other areas and to further increase shareholder value by paying special dividends, increasing regular dividends and buying back shares of which the Company has repurchased about 40% of its shares since going public; (b) the Company has announced its intention to raise $250 million in debt financing, collateralized by its assets including real estate, has been in discussion with JP Morgan about timing and is considering going to the market to raise the financing in the next few weeks, market conditions permitting, and that, once raised, the Board of Directors will decide the use of proceeds; (c) the Board has continued to refresh and strengthen its membership and has added two new directors this year; and (d) the Company has continued to make major enhancements to its business, both for short term and long term, including making a major change to its offerings, strengthening its design center network, accelerating its marketing in both traditional and digital mediums and strengthening its competitive advantage through manufacturing such as deciding to build a new plant in Mexico.

        On October 6, 2015, following review of the prior day's discussions with the Directors, Mr. Kathwari contacted Mr. Sandell. Mr. Kathwari stated that he was pleased they had exchanged ideas. He reiterated the Board's belief that it would be better to avoid high cost proxy advisers and instead have management talk directly. Mr. Kathwari also made the following points: (a) the parties should continue discussions; (b) the Company recently added two new directors, one with major accounting, audit and financial background and the other a leading real estate and finance executive, and the Company would consider adding on another new director with a leading retail or e-commerce background after the Annual Meeting to allow reasonable time to thoroughly search and vet such a candidate; (c) the Company would formalize periodic arrangements with Sandell and other major shareholders to exchange ideas and perspectives with perhaps the initial sessions focusing on real estate and e-commerce strategies; and (d) the Company was continuing to discuss with its bankers the timing of the launch of its debt offering in light of market volatility.

        Mr. Kathwari concluded by stating that it would not be appropriate for the Board to appoint three of Sandell's director nominees and empower them to "pursue strategic alternatives" with bankers, advisors and others, as Sandell suggested on the prior day's call. He expressed the concern that those actions would communicate to the market and the home furnishings industry that the Company is "in play" and "for sale", noting that this matter is a Board of Directors decision, not to be taken quickly or lightly, that the Board believes now is not the best time for a sale of the Company and that Sandell's proposed actions would cause tremendous uncertainty and disruption to the Company's business, dealers, business partners, and employees.

        Also on October 6, 2015, Mr. Sandell transmitted a letter reiterating Sandell's demands, including its demands that: (i) the Board form a "Corporate Planning Committee" in effect to facilitate a private equity sale of the Company and enter into sale-leaseback transactions; and (ii) the Company repeal the special approval requirements for transactions with Interested Stockholders in the Company's Amended and Restated Certificate of Incorporation.

        On October 8, 2015, Messrs. Kathwari and Whitely spoke by telephone with Messrs. Sandell and Mansouri to explore further not only (1) the proposals previously communicated between the Company and Sandell on October 6, 2015, but also (2) whether there existed sufficient common ground to enable the parties to resolve their differences so as to avoid a protracted and costly proxy solicitation. Mr. Kathwari explained the Board's understanding of the differences between the parties' written proposals. He also stated that the Board recognized that Sandell had asserted plans which sought to enhance shareholder value, but that the Board believed that the plans proposed by Sandell would not accomplish that purpose. He also explained that the Board believed that the plans appeared to have been developed for short term stock gains at the expense of long term stability and performance opportunity. Mr. Kathwari emphasized again that the Company's plans are designed to sensibly increase shareholder value.

 PROPOSAL 1

ELECTION OF DIRECTORS

        At the Annual Meeting, each of the seven (7) nominees described below will stand for election to serve as directors until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The seven nominees were nominated by your Board of Directors in accordance with recommendations by our Nominations Committee. Each nominee has consented to being named in this Proxy Statement as a nominee for election as a director and agreed to serve if elected. All of the seven nominees described below are currently members of your Board of Directors. The information set forth below includes, with respect to each nominee for election as director, his or her age, present principal occupation, specific expertise, qualifications and skills along with other business experience, directorships in other publicly held companies, membership on committees of your Board of Directors and period of service as a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to his or her nomination as a director, in light of the Company's business. Of the six independent director nominees, five are new to your Board since 2010. Ms. Stacom and Mr. Esposito became directors in 2015; Mr. Carlson became a director in 2013; Mr. Dooner became a director in 2011 and Dr. Schmotter became a director in 2010. The Company's long-serving director, Clinton A. Clark, has announced his determination to retire immediately prior to the 2016 Annual Meeting of Stockholders and to, if re-elected, during his final year of service as a director, to assist in the transition of the Audit Committee Chairmanship. Under a majority voting standard, the seven nominees for election to your Board who receive the vote of a majority of the shares present, in person or by proxy, will be elected as directors.

        It is the intention of the persons named as proxies in the accompanying WHITE proxies submitted by stockholders for the seven nominees described below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee becomes unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies will have discretionary authority to vote for a substitute nominee(s). Alternatively, your Board of Directors may choose to reduce the size of your Board, as permitted by our Amended and Restated By-laws (the "By-laws"). It is not anticipated that any nominee will be unavailable or will decline to serve as a director.

        As you may have heard, Sandell has notified the Company that Sandell intends to nominate and solicit proxies to vote in favor of election at the Annual Meeting of a slate of six director nominees in opposition to the nominees recommended by your Board of Directors. We believe that the nominees proposed by your Board of Directors are the most qualified candidates up for election at the Annual Meeting. As described below under "Nominees for Election," we believe our nominees have the experience, industry knowledge, integrity and commitment necessary to oversee the execution of our strategic plan and create value for all our stockholders. Furthermore, your Board of Directors considers Sandell's proposed takeover of control of the Company with no premium paid to the stockholders of the Company to not be in the best interests of all stockholders.

        If no nominees, the Company's or Sandell's, receive the necessary majority of votes at the Annual Meeting, then the existing members of the Company's Board of Directors would holdover in accordance with the Company's Certificate of Incorporation, as amended, until another meeting of stockholders could be arranged. Generally, the Company's or Sandell's nominees receiving the requisite votes would constitute the Company's Board of Directors after the Annual Meeting and the Company's existing directors not receiving the requisite votes at the Annual Meeting would resign in accordance with the Company's Director Policy.

        Your Board of Directors unanimously recommends submitting the enclosed WHITE proxy or voting instruction card, or following the instructions thereon to vote via the Internet or by telephone, to vote FOR each of your Board of Director's seven nominees for director.

        Sandell's nominees have NOT been endorsed by your Board of Directors. Your Board of Directors unanimously recommends that you disregard any GOLD proxy or voting instruction card that may be sent to you by Sandell. Voting against Sandell's nominees on its GOLD proxy or voting instruction card is not the same as voting for your Board of Director's nominees, because a vote against Sandell's nominees on its GOLD proxy or voting instruction card will revoke any previous proxy submitted by you. If you have already voted using a GOLD proxy or voting instruction card sent to you by Sandell, you have every right to change it. We urge you to revoke that proxy by voting in favor of your Board of Director's nominees by using and submitting the enclosed WHITE proxy or voting instruction card, or following the instructions thereon to vote via the Internet or by telephone. Only the latest validly executed proxy that you submit will be counted. The election of Sandell's nominees will not result in the acceleration of any payment due, whether for debt or any other obligation of the Company. If you have any questions or need assistance voting, please call our proxy solicitor:

Georgeson Inc.
(866) 277-0928

        We are not responsible for the accuracy or completeness of any information provided by or relating to Sandell contained in any proxy solicitation materials filed or used by, or on behalf of, Sandell or in any other statements that Sandell or any person acting on their behalf may otherwise make.

Nominees for Election

        Farooq Kathwari, 71, is the Chairman, President and Principal Executive Officer of Ethan Allen Interiors Inc. He has been President of the Company since 1985 and Chairman and Principal Executive Officer since 1988. He received his B.A. degree from Kashmir University in English Literature and Political Science and an M.B.A. in International Marketing from New York University. From 2010 to 2014 Mr. Kathwari served on the President's Advisory Commission on Asian Americans and Pacific Islanders and is currently affiliated with several not-for-profit organizations, including: as director of Refugees International, director and former Chairman of American Home Furnishings Alliance, director and former Chairman of National Retail Federation (NRF) and on your Board of Overseers of International Rescue Committee. In addition, Mr. Kathwari currently serves on the Advisory Board of the New York Stock Exchange. Mr. Kathwari has received numerous recognitions, including Honorary Doctor of Public Service awarded by Tufts University President on May 20, 2012, the NRF's highest honor Gold Medal Award, a recognition by the U.S. Government as an Outstanding American by Choice and was an inductee into the Furniture Hall of Fame. Mr. Kathwari has extensive experience and knowledge of the history of the Company and the furniture industry as well as extensive experience in growing and managing a business. Mr. Kathwari possesses insight into retailing, marketing, manufacturing, and strategic planning from experience with the Company as well as his broad experience with both for-profit and not-for-profit organizations which has given him perspectives from other industries valuable to his service to the Company.

        James B. Carlson, 60, became a director of the Company on June 10, 2013. Mr. Carlson serves as an Adjunct Professor at the New York University School of Law, teaching Securities and Capital Markets Regulation since 1996. From 2009 through 2011, he also taught Derivatives and Changing Regulation at the School of Law, and from 2010 through 2012, he taught Microfinance and Access to Finance for the Global Poor as an Adjunct Professor at the NYU Stern School of Business. Mr. Carlson, who has been practicing law since 1981, currently is a member of the law firm Mayer Brown, LLP, where he has been a partner since 1998. From 1997 through 2004, he was the Partner-in-Charge of the firm's New York Office, and also served as the firm's Global Practice Leader from 2004 through 2008. Mr. Carlson brings extensive knowledge in corporate and financial strategies, and is a highly regarded member of both the legal and business communities. Mr. Carlson is the Chairman of the Compensation Committee and a member of the Audit Committee.

        Clinton A. Clark, 73, became a director of the Company on June 30, 1989. He and a partner are sole Members of Clark Quality Construction, LLC, a residential development company. Prior to founding Clark Quality Construction, Mr. Clark was Chairman, President and Chief Executive Officer of Long John Silver's Restaurants, Inc. from 1990 through September 1993 and prior thereto was President and Chief Executive Officer of The Children's Place, a retail children's apparel chain he founded in 1968. Mr. Clark has also been an investor and director of several private companies. Mr. Clark's experience managing publicly traded companies, experience as an executive, and knowledge of the history of the Company has provided the Company with a wealth of knowledge in strategic planning, corporate finance, compensation, and sales and marketing in consumer related industries. He has the necessary skills to fulfill his role as Chairman of the Company's Audit Committee. Mr. Clark has informed the Company of his intent to retire immediately prior to the 2016 Annual Meeting of Stockholders and to, during his final year of service as a director, assist in the transition of the Audit Committee Chairmanship.

        John J. Dooner, Jr., 67, became a director of the Company on January 26, 2011. He recently established The Dooner Group, a marketing communication consultancy, and serves as Chairman Emeritus of McCann Worldgroup ("McCann"), a company he formed in 1997 and of which he had been Chief Executive Officer from its founding until 2010. Under Mr. Dooner's leadership, McCann grew to be one of the world's largest marketing communications organizations, with operations in over 125 countries with a client roster that includes preeminent global marketers and many of the world's most famous brands. Prior to assuming that position, Mr. Dooner was Chief Executive Officer of McCann Erickson Worldwide, a post he assumed in 1992. Mr. Dooner also serves on several not-for-profit organizations; including Chairman of St. Thomas University based in Miami Florida, Immediate past Chairman of Board of Trustees United Way Worldwide, and remains Trustee and Chairman Brand Platform United Way Worldwide based in Washington, DC. He is a member of the Company's Compensation Committee and Nominations Committee as well as the Lead Independent Director in 2014.

        Domenick J. Esposito, 68, became a director of the Company on July 21, 2015. Mr. Esposito, who has been a practicing CPA since 1974, currently is a member of the CPA firm CohnReznick LLP, where he has been a partner since 2002. He is currently serving as the National Practice and Growth Director and prior to that served as the firm's Chief Operating Officer. Mr. Esposito will be retiring his position with CohnReznick LLP on January 31, 2016. From 2001 through 2002, he was Vice Chairman of BDO, and from 1979 through 2001 he served as a member of Grant Thornton, where he became partner in 1981, and the firm's Chief Executive Officer in 1999. Prior to 1979 he served as a member of Price Waterhouse. He has been a member of the NASDAQ Listing and Qualifications Committee to the Board of Directors and recently served on the NASDAQ Listing and Qualifications Panel. He formerly served as the leader of the New York State Society of CPA's Committee for Large and Medium Sized Firms Practice Management, and was also an Adjunct Professor at C.W. Post / Long Island University. Mr. Esposito is also a member of the Audit Committee of the Company.

        James W. Schmotter, 68, became a director of the Company on April 20, 2010. Dr. Schmotter is President Emeritus of Western Connecticut State University, an institution he led eleven years as president until 2015. He previously served as Western Michigan University's Dean of the Haworth College of Business, the Dean of the College of Business and Economics at Lehigh University in Pennsylvania, as well as Associate Dean and Director of International Studies at the Johnson Graduate School of Management at Cornell University. Dr. Schmotter has consulted for a variety of organizations including IBM, TRW, the Institute for International Education, the Cleveland Foundation, the Graduate Management Admission Council, the Educational Testing Service, United States Agency for International Development, and a number of universities in the U.S., Asia and Europe. He has served as Chairman of the Board of Trustees of the Graduate Management Admission Council, was the founding Vice Chair of the Board of the MBA

Enterprise Corps, has been a member of many committees of the Association to Advance Collegiate Schools of Business and served as a member of the Executive Committee of the NCAA. Dr. Schmotter is currently Chair of the Board of Directors of the United Way of Western Connecticut, and a former director of Fairfield County's Community Foundation and of the Greater Danbury Chamber of Commerce. Dr. Schmotter's strong leadership, educational and governmental background provides key insight and experience in strategic planning, international/global issues as well as communicating with younger customers which is valuable in his service to the Company. He is a member of the Audit Committee and the Chairman of the Nominations Committee.

        Tara I. Stacom, 57, became a director of the Company on September 29, 2015. Ms. Stacom has served as an Executive Vice Chairman at Cushman & Wakefield, a worldwide commercial real estate firm, since 2013, and has served in various capacities at Cushman & Wakefield since 1981. During her 32-year career, Ms. Stacom has been responsible for executing in excess of 40 million square feet and some of the largest and most complex leasing, sales and corporate finance transactions, including most recently as exclusive leasing agent for One World Trade Center. Ms. Stacom also serves on the Board of Trustees at Lehigh University, where she earned her Bachelor of Science degree in Finance. She is a founder of ire@l, a real estate minor in the business college at Lehigh University. In recognition of her commitment and years of service to Lehigh University and Greenwich Academy, Ms. Stacom has received prestigious Alumni Awards from both organizations. Ms. Stacom serves as a director of the Realty Foundation of New York, and is a Member of the Real Estate Board of New York serving on its Ethics Committee. Ms. Stacom is a Director's Circle Member of Girls, Inc., and a director of Right to Dream USA. She is the recipient of Crain's New York Business 100 Most Influential Women in New York City Business, and is an honoree of the Realty Foundation of New York. She was awarded "Woman of the Year" of the New York Executives in Real Estate (WX), and Real Estate New York and Real Estate Forum's Women of Influence. She received Northwood University's Distinguished Women's Award for recognition of the contribution she has made to communities, businesses, volunteer agencies and public and private sector services worldwide. She has also been honored by the Visiting Nurse Service of New York and the New York Police Athletic League. Ms. Stacom was honored with the Real Estate Board of New York's highest achievement, the 2011 Most Ingenious Deal of the Year (First Place Henry Hart Rice Award), for the leasing of One World Trade Center. Ms. Stacom's background provides extensive knowledge in commercial real estate and finance, which the Company believes will be valuable to her services to the Company.

        The Company's long-serving directors, Kristin Gamble and Frank G. Wisner, are retiring from your Board of Directors immediately prior to the Annual Meeting. To review biographical information for Ms. Gamble and Mr. Wisner, please see the Company's Proxy Statement, filed with the SEC on October 8, 2014.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

 AUDIT COMMITTEE REPORT

        The Audit Committee assists your Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. However, management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The Company's independent registered public accounting firm, KPMG, has the primary responsibility to independently audit the Company's financial statements and its internal controls in accordance with the auditing standards of the Public Company Accounting Oversight Board. The duties of the Audit Committee include, but are not limited to:

  •
  appointing and reviewing the performance of the Company's independent registered public accounting firm;

  •
  assessing the scope and structure of the Company's internal audit function;

  •
  reviewing the scope of audits to be conducted, as well as the results thereof;

  •
  pre-approving audit and non-audit services provided to the Company by the independent registered public accounting firm; and

  •
  reviewing with management and the registered public accountants the Company's quarterly financial filings prior to the filing of its Quarterly Reports on Form 10-Q and the Company's Annual Report on Form 10-K.

        In accordance with SEC regulations, the Audit Committee has approved an Audit Committee Charter describing the responsibilities of the Audit Committee (see http://www.ethanallen.com/audit-committee.html). Your Board of Directors has concluded that each member of the Audit Committee is independent within the meaning of the listing standards of the NYSE. See "Corporate Governance". Your Board of Directors has determined that all Audit Committee members, as required by SEC regulations and NYSE rules, are financially literate with accounting or related finance management expertise, as interpreted by your Board of Directors. Your Board of Directors has determined that each member of the Audit Committee is an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of SEC Regulation S-K and independent as contemplated by Rule 10A-3 of the Exchange Act.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed, with management and KPMG, the audited financial statements contained within the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in those financial statements. In addition, in compliance with the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed with management and KPMG, the Company's independent registered public accounting firm, the effectiveness of the Company's system of internal control over financial reporting as of June 30, 2015.

        The Audit Committee reviewed with KPMG, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment(s) as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also reviewed such other matters as are required to be discussed under auditing standards of the Public Company Accounting Oversight Board (United States), including Auditing Standards No. 16. In addition, the Audit Committee has received and reviewed with KPMG the written disclosures required by Independence Standards Board Standard No. 1 and has discussed with KPMG the auditors' independence from management and the Company.

        The Audit Committee discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met independently with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company's system of internal control and the overall quality of the Company's financial reporting practices, which included, but were not limited to, the review of the quarterly Form 10-Q filings and annual Form 10-K filing.

        In reliance on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2015 for filing with the SEC.

CLINTON A. CLARK, CHAIR JAMES B. CARLSON DOMENICK J. ESPOSITO KRISTIN GAMBLE JAMES W. SCHMOTTER

Audit Fees

        The following table represents a summary of professional fees paid to KPMG for services rendered in connection with: (i) the audit for the Company's annual financial statements for the fiscal years ended June 30, 2015 and 2014; and (ii) other matters.

	2015	2014
Audit fees(1)	$1,285,942	$1,245,003
Audit-related fees(2)	$44,000	$44,000
Tax fees(3)	$8,874	$27,981
All other fees(4)	—	—

Total fees	$1,338,817	$1,316,984

(1)
In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees that the Company paid to KPMG for the audit of the Company's annual financial statements included in the Form 10-K and review of the Company's interim financial statements included in the Forms 10-Q; for the attestation of management's report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of SOX; and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)
"Audit-related fees" includes fees for services related to the performance of the annual audit of the Retirement Plan and for services related to other filings with the SEC.

(3)
"Tax fees" consist of fees incurred in connection with tax compliance, tax advice and tax planning services.

(4)
"All other fees" represents fees for products and services rendered other than the services included in notes (1)-(3) above.

        The Audit Committee has determined that the provision of tax and other services by the independent registered public accounting firm is compatible with maintaining their independence.

Audit and Non-Audit Engagement Pre-Approval Policy

        To help assure the independence of the Company's independent registered public accounting firm, the Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent registered public accounting firm must be approved in advance by the Chair of the Audit Committee or, in the Chair's discretion or in the case that any such engagement is more than

$10,000, the entire Audit Committee. All of the service provided to us by KPMG for which we paid Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees, as shown in the table above, were approved by the Audit Committee in accordance with this pre-approval policy.

        The affirmative vote of the holders of the majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2016.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee selects and hires our independent registered public accounting firm and has appointed KPMG as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016. KPMG was the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2015. Representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. We are asking you to ratify the appointment of KPMG as our independent registered public accounting firm.

        Although ratification is not required by our By-laws, your Board of Directors is submitting the appointment of KPMG to you for ratification as a matter of good corporate practice. If the Audit Committee's appointment is not ratified, it will reconsider the appointment, if appropriate. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2016.

 COMPENSATION COMMITTEE

        The Compensation Committee oversees our compensation program for our Named Executive Officers ("NEOs") on behalf of your Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviews and discusses with management the Compensation Discussion and Analysis set forth below and recommends to your Board that the Compensation Discussion and Analysis be included in the proxy statements, which are filed with the SEC. For further discussion on the activities of the Compensation Committee see "Compensation Discussion and Analysis."

Independence of the Executive Compensation Consultant

        In performing its responsibilities with respect to executive compensation decisions, the Compensation Committee retained Sibson Consulting ("Sibson"). No member of the Compensation Committee or the management of the Company is, or has been, affiliated with Sibson.

        The Compensation Committee has concluded that its compensation consultant, Sibson, is independent and does not have a conflict of interest in its engagement by the Compensation Committee. In making this conclusion, the Compensation Committee considered the following factors confirmed to the committee by the compensation consultant:

  •
  Sibson provides no other services to the Company; it provides only executive and director compensation advisory services to the Compensation Committee;

  •
  The ratio of Sibson's fees from the Company to Sibson's total revenue over the last 12 months is less than 1%;

  •
  Sibson maintains a conflicts policy to prevent a conflict of interest or any other independence issue;

  •
  None of the individuals on the Sibson team assigned to the Company has any business or personal relationship with members of the Compensation Committee outside of the engagement;

  •
  Neither the individuals on the Sibson team assigned to the Company, nor to our knowledge, Sibson, has any business or personal relationship with any of our executive officers outside of the engagement; and

  •
  None of the individuals on the Sibson team assigned to the engagement maintains any direct individual position in our stock.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee oversees our compensation program for NEOs on behalf of your Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth below.

        In reliance on the review and discussion referred to above, the Compensation Committee recommended to your Board that the Compensation Discussion and Analysis be included in our Proxy Statement which will be filed with the SEC.

JAMES B. CARLSON, CHAIR JOHN J. DOONER, JR. KRISTIN GAMBLE

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The purpose of this Compensation Discussion and Analysis is to provide material information about the Company's compensation objectives and policies for its NEOs and to put into perspective the tabular disclosures and related narratives. For the Annual Meeting, the Compensation Committee continues to follow and refine, the policies and procedures established at the Company's 2013 Annual Meeting of Stockholders. These policies and procedures resulted in markedly favorable responses from the stockholders to each initiative proposed at the 2013 Annual Meeting of Stockholders with the "Say On Pay" proposal in 2013 receiving approval of 86% of the votes cast and the proposal in 2014 receiving approval of 95% of the votes cast. In our prior Compensation Committee Reports in connection with the 2013 Annual Meeting of Stockholders and 2014 Annual Meeting of Stockholders, we previously described our improvements and refinements in relation to the Company's executive compensation policies, practices and expectations for the NEOs.

        In 2015, the Compensation Committee continued to focus on the alignment of the interests of the NEOs with those of our Company and stockholders, and the Compensation Committee took the following steps for fiscal 2015:

  •
  After discussions with the Compensation Committee, the Company's Chief Executive Officer voluntarily agreed with the Compensation Committee to place a cap or maximum on incentive bonus payments to the Chief Executive Officer for fiscal years 2013 through 2016 under the 2011 Employment Agreement (see discussion of the 2011 Employment Agreement, below).

  •
  With the 2011 Employment Agreement expiring within a year, and after evaluating executive compensation and incentive practices that have evolved since the 2011 Employment Agreement,

    and also considering the views of leading shareholder advisory services, the Compensation Committee in 2015 initiated, negotiated and, on October 1, 2015, effective July 1, 2015, entered into the 2015 Employment Agreement. Performance-based incentive components of the 2015 Employment Agreement are subject to review and vote of our stockholders at the Annual Meeting.

  •
  In connection with the 2015 Employment Agreement, and after considering evolving executive compensation practices and the views of leading shareholder advisory services, the Compensation Committee reviewed, amended and restated the Company's 1992 Stock Option Plan (as amended and restated, the "Stock Incentive Plan"). The Stock Incentive Plan is subject to the review and vote of our stockholders at the Annual Meeting.

  •
  In collaboration with the Chief Executive Officer and your Board of Directors, the Compensation Committee further refined the executive compensation policies for the Company's NEOs.

  •
  In collaboration with the Chief Executive Officer and your Board of Directors, the Compensation Committee reviewed and approved the incentive bonus payments for fiscal 2015 for the Company's NEOs.

  •
  In collaboration with your Board of Directors, the Compensation Committee reviewed and approved performance targets for purposes of incentive bonus payments for the NEOs and performance targets for purposes of incentive bonus payments for fiscal 2016 and performance-based equity awards for the Chief Executive Officer under the 2015 Employment Agreement. Performance-based incentive components of the 2015 Employment Agreement are subject to the review and vote of our stockholders at the Annual Meeting.

Chief Executive Officer Employment Agreements, Incentive Bonus Payments and the Incentive and Performance Equity under 2015 Employment Agreement

        Background of the 2011 Employment Agreement.    In our Compensation Committee Report for fiscal 2014, the Compensation Committee discussed in detail the background of the 2011 Employment Agreement, including the Company's consideration of peer groups in relation to the 2011 Employment Agreement, as well as its compensation, incentive bonus payments and thresholds and long-term equity incentives, and the Compensation Committee's discussions with the Chief Executive Officer leading to his voluntary decision to place a cap or maximum on these bonuses for fiscal 2013 through fiscal 2016 under the 2011 Employment Agreement. The historical background of the 2011 Employment Agreement was provided in our Compensation Committee Report for fiscal 2014 because the Compensation Committee appreciated from its leading shareholders and shareholder advisory firms that additional background of the 2011 Employment Agreement would be informative for them.

        Chief Executive Officer Voluntary Bonus Reduction in 2013.    After discussions with the Compensation Committee, the Chief Executive Officer voluntarily directed the Company to adjust the fiscal 2013 calculation of his incentive performance bonus under the 2011 Employment Agreement. Pursuant to this adjustment, the Chief Executive Officer shared equally with the Company's employees (i.e. 50/50) the excess earned pursuant to the 2011 Employment Agreement above $1.2 million for fiscal 2013. This sharing effectively reduced his annual performance bonus compensation in fiscal 2013 by $533,000 (or 24%) from what he was entitled under the 2011 Employment Agreement. This voluntary reduction of $533,000 was then shared 70% (or $373,000) with the associates participating in the Company's 401(k) plan and 30% (or $160,000) with key Company management (including and beyond the NEOs) as additional compensation beyond their existing compensation and bonuses. The total compensation of the Chief Executive Officer for fiscal 2013 was 54% lower than his total compensation for fiscal 2012, despite the Company's significantly improved financial performance and operating income.

        Chief Executive Officer Voluntary Bonus Reduction in 2014.    After discussions with the Compensation Committee, the Chief Executive Officer voluntarily directed the Company to cap his bonus compensation at $1.8 million for fiscal year 2014 despite his bonus entitlement under his 2011 Employment Agreement. This voluntary cap effectively reduced his annual incentive bonus compensation in fiscal 2014 by $622,656 (or 26%) from what he was entitled under the 2011 Employment Agreement.

        Chief Executive Officer Voluntary Bonus Reduction in 2015.    After discussions with the Compensation Committee, the Chief Executive Officer voluntarily directed the Company to continue the cap on his bonus compensation at $1.8 million, despite bonus entitlement under his 2011 Employment Agreement. This voluntary directive from the Chief Executive Officer effectively reduced his annual incentive bonus compensation in fiscal 2015 by $525,204 (or 23%) from what he was entitled under the 2011 Employment Agreement.

        Background for 2015 Employment Agreement.    In early 2015, the Compensation Committee initiated discussions with the Chief Executive Officer about continuing, modifying or creating a new employment agreement and long-term performance incentives for the Chief Executive Officer. It initiated these discussions despite the 2014 "Say on Pay" vote receiving 95% approval because, under the 2011 Employment Agreement, either the Company or the Chief Executive Officer had the obligation to notify the other by September 30, 2015, if the automatic one year renewal of the employment in the 2011 Employment Agreement would take effect or not as of June 30, 2016. In the view of the Compensation Committee, relying upon this automatic one-year renewal feature was not in the Company's best interests, because an additional one-year term did not provide long-term stability for the Company; during any one-year renewal of the 2011 Employment Agreement, there would be no further long-term equity incentive awards; and during any one-year renewal the previously negotiated voluntary caps on the Chief Executive Officer's annual incentive bonus compensation would have to be revisited and further extended. The Compensation Committee, as well as your Board of Directors, was aware of periodic inquiries from the Company's dealers, distributors, suppliers, business partners and employees about the Chief Executive Officer's long-term commitment to the Company, which the Compensation Committee felt might risk uncertainty and unwarranted disruption in their relationships with the Company. In addition, the Compensation Committee appreciated from its leading shareholders and shareholders advisory firms, as well as public commentary that executive compensation practices have evolved since the time the 2011 Employment Agreement was initiated, especially in the approach to incentive bonus compensation and long-term performance equity incentives.

        With the recognition that the advance renewal notice date under the 2011 Employment Agreement was approaching, the Compensation Committee believed the long-term commitment of the Chief Executive Officer needed to be resolved. The Compensation Committee determined that the best interests of the Company and its stockholders would be served by establishing a long-term employment and performance incentive relationship with the Chief Executive Officer. In overall approach, the Compensation Committee concluded that the compensation and incentive structure of the 2015 Employment Agreement should focus on Company performance measured against targets approved by the Compensation Committee and your Board of Directors, appreciating the evolving views of executive compensation and the views of leading shareholder advisory services.

        The Compensation Committee retained Sibson Consulting, a leading executive compensation advisory firm who had previously worked with the Compensation Committee in connection with the 2011 Employment Agreement. In approaching the 2015 Employment Agreement, the Compensation Committee recognized that:

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  Many of the Company's essential business relationships with distributors, dealers, suppliers and business partners, as well as potential future marketing opportunities, depend heavily upon the long-standing personal relationships and connections of the Chief Executive Officer. Most of the Company's store openings outside the United States in the past year have resulted from personal contacts and relationships of the Chief Executive Officer. The Company's relationships are not typically cemented by long-term, tightly bound distributor, dealer and franchise contracts. For the

    Company, its Chief Executive Officer is closely associated with the Company, its iconic brand and long-standing business relationships. The Company's long-serving, widely known Chief Executive Officer and his reputation and relationships through the Company and its retailers and the furniture industry, as well as his linkage to that brand name, is not, in the view of the Compensation Committee, rivaled by companies within the peer group. For the Compensation Committee, these considerations underscore a unique approach for the Company to the 2015 Employment Agreement that may not be applicable to future chief executive officers or comparable chief executive officers in its peer group.

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  The Company's executive management and administrative staff is relatively and uniquely flat and lean as compared to peers in the view of the Compensation Committee, who generally have deeper, higher cost executive staffing. This efficient management structure depends on the Chief Executive Officer acting decisively and knowing all parts of the Company's operations with a company-wide perspective of the center of this flat, lean management structure. For the Compensation Committee, these considerations underscore a unique approach for the Company to the Chief Executive Officer that may not be applicable to future chief executive officers or comparable chief executive officers in its peer group.

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  The Company manages and operates a vertically integrated business, featuring manufacturing, merchandising, distribution, marketing and retailing through Company-owned and independent stores, which enables the Company to provide a differentiated, customized, high-service, interior design focused approach to customers, as contrasted to many of the Company's furniture industry competitors and peers that focus mostly on importing standardized products from the Far East and marketing them in the U.S. For the Compensation Committee, this organizational differentiation from peers requires an executive, like the Chief Executive Officer, who can manage manufacturing and production, in addition to the merchandising and marketing background of executives at many competitors and peers.

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  In fiscal 2015, the Company considered and evaluated various substantial debt and capital return alternatives for its shareholders. The Compensation Committee recognized that such debt financing would subject the Company to higher financial demands and a debt placement process that the Compensation Committee believed would require the clear long-term commitment for the Chief Executive Officer and stability for the executive team of the Company.

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  In fiscal 2014 and 2015, the Compensation Committee recognized that the Chief Executive Officer had initiated and led a substantial repositioning of the Company's manufacturing, merchandising and products, as well as the Company's retail footprint and website and technology platform. With these major on-going operational changes, the Compensation Committee believed that the Company and its stockholders would be benefitted by the long-term commitment of the Chief Executive Officer.

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  The Compensation Committee recognized that from fiscal 2011 through fiscal 2015 the Company steadily improved operating income, increasing from $31.9 million to $65.9 million (a 20% compound annual growth rate) and made steady debt reduction over such five fiscal years (total debt payments of $210.4 million), which has not been fully reflected in the Company's share price (including relative to total shareholder return). Appreciating that this steady financial performance showed recovery from the great recession, the Compensation Committee believed in approaching the 2015 Employment Agreement that the best interests of the Company's shareholders would be served by a compensation package based on improved operating results and improved per share operating results, as identified annually by the Compensation Committee and your Board, and thus capital efficiency.

        Base Compensation Under 2015 Employment Agreement. For the 2015 Employment Agreement, the Compensation Committee determined to continue, without increase or guaranteed adjustment, the base salary under the 2011 Employment Agreement of $1,150,000 per annum, during the five-year term of the 2015 Employment Agreement commencing July 1, 2015.

        Incentive Compensation Under 2015 Employment Agreement. For the 2015 Employment Agreement, the Compensation Committee determined to provide that future annual incentive payments will be based on annual goals set annually by the Company, the Compensation Committee and your Board of Directors based on target earnings results consistent with market practices and the practices after all of the companies in the Company's peer group. More specifically, the annual incentive compensation payments under the 2015 Employment Agreement will provide for a target level of $750,000 (approximately 65% of base salary), based upon an Annual Adjusted Operating Earnings target, set annually by the Compensation Committee or your Board of Directors within 90 days of the beginning of each fiscal year. If the Compensation Committee or your Board of Directors fails to establish a target for a fiscal year, the target will be 5% improvement over the Annual Adjusted Operating Earnings for the preceding fiscal year. Incentive compensation payments will be earned according to performance on a directional payout schedule as follows:

Directional Incentive Compensation Payout Schedule
(Linear/Scaled)

Achievement Level	Performance (as Percentage of Adjusted Operating Earnings Target)	Payout Amount
Threshold	80 - 85%	$375,000
Target	100%	$750,000
Maximum	120 - 130%	$1,700,000

        The Compensation Committee or Board of Directors has the right to make a discretionary incentive compensation payments in the case of extraordinary economic circumstances, including circumstances when such performance metrics were not satisfied, in the best interests of the Company. In the view of the Compensation Committee, this incentive bonus compensation structure in the 2015 Employment Agreement aligns the incentive compensation incentives of the Chief Executive Officer with the earnings objectives of the Company, as confirmed by the Compensation Committee and Board of Directors, and is consistent with companies within its peer group.

        Long Term Stock Performance Unit Awards Under the 2015 Employment Agreement. In connection with the 2015 Employment Agreement, the Compensation Committee focused on strong weighting of performance-based equity awards (and not service-based options) that were earned if the Company performed against targets set by the Compensation Committee and Board of Directors and are determined on a per share basis in order to reward capital efficiency.

        Accordingly, for the 2015 Employment Agreement, the Compensation Committee determined to revise the structure of long-term stock incentives, such that all of future long-term incentive value would be delivered through performance-based restricted stock, which the Compensation Committee believes is more performance-based than many peers, who deliver meaningfully less in long-term incentive value through performance-based restricted stock awards. In doing so, the Compensation Committee considered whether the long term equity incentives should be measured by stock price metrics or operating performance metrics. After deliberating with its consultants, the Compensation Committee determined to utilize operating performance metrics because they focused on internal performance, not extrinsic factors that move stock and stock market prices, and because reviews of peer practices did not reflect a widespread focus on stock market returns to compensate their executives.

        The 2015 Employment Agreement provides as follows:

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  Annual awards of 65,000 per annum of performance-vested restricted stock units ("Performance Units") over five years (325,000 total Performance Units, which may increase to 406,250 of Performance Units, based upon performance as described below) granted annually within 90 days of the beginning of the fiscal year.

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  Performance vest (not service vest) the Performance Units by reference to performance goals set for each award (within 90 days of grant date) based on Adjusted Operating Earnings Per Share target for each of the upcoming two fiscal years and cumulatively for the upcoming three fiscal years, set annually by the Compensation Committee and your Board of Directors within 90 days of the beginning of each fiscal year. If either the two-year or cumulative three-year target is accomplished, then the percentage of Performance Units vested would be determined by reference to the higher performance accomplishment percentage. Goals for each annual grant are set by the Compensation Committee or your Board within 90 days of the beginning of each fiscal year. The Performance Units would be earned according to performance on a directional payout schedule as follows:

Directional Performance Unit Schedule
(Linear/Scaled)

Achievement Level	Performance (as Percentage of 2 or 3 Year Performance Equity Target)	Percentage of Performance Units Earned	Amount of Performance Units Earned (Per Annual Grant)
Threshold	80 - 85%	50%	32,500
Target	100%	100%	65,000
Maximum	115 - 120%	125% (i.e., more than target award)	81,250

        Upon death, disability or retirement, the annual incentive and performance-vested restricted stock awards are earned on a full-year basis, based upon target measurements, and the options are fully earned (subject to adherence to standard existing non-compete, non-solicitation and non-disclosure agreements in the case of retirement).

        Peer Companies Considered in Connection with the 2015 Employment Agreement. In connection with the 2015 Employment Agreement, the Compensation Committee discussed the appropriate peer companies for comparison with its executive compensation consultant, Sibson Consulting. The Compensation Committee, in conjunction with Sibson Consulting, established a peer group in considering the 2015 Employment Agreement which, in its judgment, best represented the unique nature of the Company's vertical business model which integrates manufacturing, merchandising and retailing, while eliminating some of the companies with substantially higher revenues.

        In developing the peer group, the population of U.S.-based, publicly-traded companies that were considered for evaluating the terms of the 2015 Employment Agreement included:

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  furniture manufacturers and/or home furnishing retailers;

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  competitors and peers identified as the Company's direct U.S. furniture competitors;

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  highly integrated companies in non-furniture industries (e.g. apparel, etc.);

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  companies with iconic consumer brand recognition (beyond the furniture and home furnishing industries); and

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  companies that might be considered competitors for Company executives and equivalent talent.

        In considering this peer group, the Compensation Committee reviewed the peer group used in connection with the 2011 Employment Agreement, as well as the peer group included in various industry indices and considered by shareholders advisory services, resulting in changes for the peer group considered for purposes of the 2015 Employment Agreement as compared to the peer group used for the 2011 Employment Agreement. In doing so, the Compensation Committee recognized the difficulty of establishing direct peer comparables for the Company and the Chief Executive Officer due to the differences between the Company and its peers (especially the Company's management and operation of a vertically integrated business) and between our Chief Executive Officer and other peer executives, in view of our Chief Executive Officer's unique, long-standing association with our Company and his active engagement at the center of our Company's executive leadership.

        In addition to industry, branding and supply chain considerations, the Compensation Committee filtered companies by revenues, number of employees and market capitalization. The Compensation Committee wanted a large enough group, consisting of 15-20 companies, to enable full comparisons to the Company. After this consideration, the Compensation Committee identified a peer group for the 2015 Employment Agreement that reflects 17 companies, with 7 additions and 6 deletions to the peer group utilized in connection with the 2011 Employment Agreement. At the conclusion of the process, a peer group of 17 companies was established for the 2015 Employment Agreement, including (alphabetically): Bassett Furniture, Dixie Group Inc., Flexsteel Industries, Kirkland's Inc., Tumi Holdings, Haverty Furniture, Knoll Inc., Select Comfort, Kate Spade & Co., Kimball International, La-Z-Boy Inc., Restoration Hardware, Pier I Imports, Herman Miller, HNI Corp., Steelcase, Inc., Tempur Sealy International.

        In reviewing and finalizing the changes to the peer group for the 2015 Employment Agreement, the Compensation Committee noted the following improvements compared to the peer group used in 2011:

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  In connections with the peer group for 2015 Employment Agreement, peers are within a 0.5x-4x revenue size range. (The previous peer group in connection with the 2011 Employment Agreement had instances of 6x and 10x comparative revenue sizes). The median revenue of the peer group in connection with the 2015 Employment Agreement is $1.27 billion (the previous peer group median in connection with the 2011 Employment Agreement was $1.8 billion).

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  The peer group for the 2015 Employment Agreement was increased to 17 companies, from 16 companies in 2011. The larger peer group provided the Compensation Committee with greater confidence in its understanding of the broad range of pay practices in place at other companies.

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  In developing the new peer group for the 2015 Employment Agreement, the Compensation Committee was mindful of the perspectives of shareholder advisory services. As a result, the Compensation Committee closely examined the peer companies recommended by Institutional Shareholder Services (ISS) and others. Through this review, the Compensation Committee identified additional companies used by shareholder advisory services which it determined should be added to the group for the 2015 Employment Agreement.

        Total Compensation Level and Mix In Connection With the 2015 Employment Agreement. The Compensation Committee believes that the 2015 Employment Agreement does not reflect any increase in total compensation value as compared to the 2011 Employment Agreement, and substantially shifts our Chief Executive Officer's compensation structure to a performance incentive structure, as compared to both the 2011 Employment Agreement and the Company's peers. In considering the overall compensation opportunities provided under the 2015 Employment Agreement, the Compensation Committee recognizes that the targeted total compensation opportunity level places our Chief Executive Officer below the median total compensation level of executives within the Company's peer group, but above the median level of a narrower peer group suggested by the shareholder advisory services. The Compensation Committee believes that this positioning is appropriate given that the median revenue of our peer group is higher than the Company's and the median revenue of the shareholder advisory services' peer group is lower than ours. Also, the Compensation Committee believes that the compensation incentives under the 2015 Employment Agreement are strongly performance-based, so they provide and ensure strong Chief Executive Officer alignment with long-term stockholder interests.

        Overall, the Compensation Committee believes that the performance-based structure of the 2015 Employment Agreement provides a strong alignment with the long-term interests of our Company and its stockholders and a strong statement of confidence by the Chief Executive Officer in our Company's future performance. The Compensation Committee believes that the structure of the 2015 Employment Agreement (especially given the fact that all incentives are performance-based) does not create risks for the Company and is in the best long-term interest of the Company and its shareholders. The Compensation Committee does acknowledge that save for the unique management skills of the Company's Chief Executive Officer and his long-standing relationship to the Company, the compensation for a new chief executive would be evaluated on a different basis.

        Targets. In connection with the 2015 Employment Agreement, the Compensation Committee reviewed with your Board of Directors and the Chief Executive Officer, and established targets, as provided in the 2015 Employment Agreement for fiscal 2016 incentive opportunities. An Adjusted Operating Earnings fiscal 2016 target for the annual incentive bonus was set. The fiscal 2016, 2017, and 2018 targets also were set for the performance equity award to be made in fiscal 2016.

Stock Incentive Plan

        In 2015, the Compensation Committee reviewed the Stock Incentive Plan, including in connection with the 2015 Employment Agreement, and determined that the Stock Incentive Plan should be amended and restated in order to reflect evolving corporate governance standards of appropriate terms for corporate stock option plans. The Compensation Committee and the Company do not propose to increase the authorized and available shares under the Stock Incentive Plan (as of October 5, 2015, 1,347,311 shares remain available for issuance under the Stock Incentive Plan) but rather to improve, clarify and update the Stock Incentive Plan as follows:

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  Clarify Performance Units.  The Stock Incentive Plan is clarified so as to expressly contemplate the issuance of performance restricted stock units, such as those provided in the 2015 Employment Agreement.

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  Restrict Option Re-Pricing.  The Stock Incentive Plan is modified so as to expressly restrict re-pricing of outstanding stock options at lower than their exercise price, either directly or indirectly.

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  One-Year Service Vesting.  The Stock Incentive Plan is amended so as to generally require service vesting for options under the Stock Incentive Plan of at least one year from grant.

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  Performance Vesting.  The Stock Incentive Plan provides for performance vesting, and all Options issued to executives reflect performance vesting.

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  Recoupment and Clawback.  The Stock Incentive Plan is amended so as to expressly subject the awards under the Stock Incentive Plan to the Company policies in relation to recoupment or clawback of awards under the Stock Incentive Plan as required by law and Company policy.

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  "Double Trigger" Upon Change of Control.  While existing options under the Stock Incentive Plan will continue to be subject under their existing agreements as to a vesting acceleration upon a "single trigger" (i.e., a Change of Control), new or replacement grants under the Stock Incentive Plan (including under the 2015 Employment Agreement) will be subject to a vesting acceleration upon a "double trigger" (i.e., a Change of Control followed by a termination).

Compensation Committee Approach for Named Executive Officers Other than the Chief Executive Officer

        During fiscal 2015, the Compensation Committee, together with the Chief Executive Officer, reviewed the compensation program for the Company's key management personnel including the NEOs, not including the Chief Executive Officer. The Chief Executive Officer's compensation and incentives are addressed through the 2015 Employment Agreement, as discussed above. The Company's compensation approach for the NEOs is designed to encourage and reward performance that leads to strong financial results and creation of long-term stockholder value. Its balance of short-term and long-term compensation opportunities is intended to retain and motivate the highly talented business leaders we require to successfully execute the Company's business strategy and create value for the Company's stockholders. This compensation approach builds on the policies for the NEOs and executive compensation policies adopted in connection with the 2013 and 2014 Annual Meetings of Stockholders. The following compensation principles guided the design of our compensation program for these NEOs during fiscal 2015, and will also guide the program in fiscal 2016:

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  Reward Operational and Financial Efficiencies. The Company believes in efficiency of overhead and operations and very careful expenditures of cash and its cash resources. It is intended that the Company's compensation approach for NEOs will emphasize the achievement of these efficiencies within the scope of authority and management of these NEOs.

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  Pay for Performance. The Company believes that pay earned by its executives should reflect the performance achieved for our stockholders. Thus, we structured the compensation program for the NEOs to ensure that a meaningful portion of the compensation paid is linked to the performance of our business. The Company's compensation program emphasizes variable incentive award opportunities, which are payable only if specified financial, operational and individual goals are achieved. In practice, these goals are identified by the Chief Executive Officer and approved by the Compensation Committee.

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  Pay Conservatively. When setting the compensation target payout opportunity levels with the Chief Executive Officer, the Compensation Committee and the Chief Executive Officer consider the range of opportunities available to similarly situated executives from various relevant market reference sources.

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  Emphasize Variable Pay Components. The Company provides variable compensation elements (annual non-equity incentive compensation and long-term equity compensation) primarily to encourage and reward performance that leads to strong financial results and creation of long-term value for our stockholders.

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  Require Stock Ownership. The Company expects its executives to own a meaningful amount of Company stock. Thus, within five years of appointment NEOs are expected to acquire and maintain ownership of certain minimum equity ownership level in Company stock. These minimum level ranges from two times annual base salary for our NEOs to five times annual base salary for the Chief Executive Officer. This is intended, in part, to align senior management of the Company with long-term stockholder interests and avoid short-term incentive risk. To further promote a long-term alignment with our stockholders' interest, the Company will grant to our NEOs, equity with long vesting periods of generally three to five years and a post-exercise hold period to avoid short-term incentive and risk. The design of the NEOs' compensation approach will be consistent with the Company's risk aversion and the steady performance expected by the Company and our stockholders. Thus, we have structured our executive compensation program to ensure that it is not overly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term stockholder value by promoting unnecessary or excessive risk-taking by our NEOs.

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  Maintain Flexibility to Address Extraordinary Circumstances. The compensation program for the NEOs provides flexibility for the Chief Executive Officer and the Compensation Committee with authority to exercise discretion in determining compensation actions for the NEOs when necessary due to unusual, non-recurring, extraordinary or unexpected circumstances or developments, either in relation to the Company or the NEO, including in relation to unusual, non-recurring or extraordinary items in the determination of adjusted operating income that in their discretion do not relate to the future income or values of the Company. Such actions are expected to take into account the current and long-term interests of our stockholders and the Company, notwithstanding the extent to which earlier specified goals are achieved.

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  Follow Executive Compensation and Pay Governance Best Practices. The Compensation Committee will continually evaluate best practices in executive compensation and governance and consider modifications to our program that NEOs support the Company's business strategies, provide an appropriate balance of risk and reward for our NEOs, and align their compensation with the long-term interests of our stockholders.

Compensation Committee Approval of Named Executive Officer Compensation for 2015

        For fiscal 2015, the Compensation Committee discussed with the Chief Executive Officer approaches to incentive compensation, both annual cash bonuses, non-equity incentive compensation and long-term equity grants. The Compensation Committee, together with the Chief Executive Officer, further formalized its practices during fiscal 2014 and fiscal 2015 of confirming certain pre-established, performance objectives for the NEOs.

        The following are the components of the compensation for the NEOs other than the Chief Executive Officer, and the Company's overall approach to each compensation component for fiscal 2015:

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  Base Salary. Base salary is expected to be within the industry standards for similarly responsible, situated and performing executives, depending on which area in which the executive operates and on varying levels of responsibility. The Compensation Committee concurred with the Chief Executive Officer's views as to the adequacy of the base compensation for the NEOs for fiscal 2015.

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  Incentive Awards—Annual Cash Bonus and Annual Non-Equity Incentive Plan Compensation. For fiscal year 2015, the Company maintained an Annual Cash Bonus Program with a performance-based component and a discretionary-based component for the NEOs of the Company other than the Chief Executive Officer.

    The Company established for each NEO a target Incentive Award opportunity expressed as a percentage of the NEO's annual base salary rate at the beginning of fiscal 2015, and a maximum Incentive Award expressed as a percentage of that base salary. Target and maximum Incentive Awards are based upon the recommendation of the Chief Executive Officer and the approval of the Compensation Committee. The target Incentive Award for each of the NEOs was set at 40% of their respective base compensation at the beginning of fiscal 2015 and the maximum Incentive Award for each of the NEOs was set at 60% of their respective base compensation at the beginning of fiscal 2015, subject to revision of the target and the maximum Incentive Award by the Chief Executive Officer and the Compensation Committee during fiscal 2015 in view of circumstances and considerations.

    Incentive Awards, if any, are based both upon the performance of the NEO as determined by the Company in view of the circumstances and considerations and also upon the Company's achievement of the performance goal target for the fiscal year, such that 30% of the Incentive Award will be initially determined by reference to the Company's achievement of the performance goal target and 70% will be discretionary, based upon the Company's and the Committee's evaluation of the NEO's performance against its expectations and principles. For fiscal 2015, the performance goal target for the performance-based component of the Incentive Award was the Company's accomplishment of adjusted operating income as reflected in its annual financial statements for fiscal 2015 reflecting a growth rate of 5% over adjusted operating income for fiscal 2014.

    The discretionary-based component of the Incentive Award, if any, is intended to reward key employees based upon both the Company's overall performance and the individual's performance measured against a broad range of performance indicators.

    For purposes of the Annual Cash Bonus Incentive Program, overall performance of the Company is assessed based upon the achievement of the Company's financial, strategic and operational budget and objectives, including revenue and income earned by the Company, operating results of each individual division, expansion of market share, minimization of overhead, inventory management, cost savings, cash conservation, customer service improvement and the performance of the Company relative to peers and the market. The Compensation Committee, in conjunction with the Chief Executive Officer, establishes criteria for each NEO annually which is shared with the NEO and their performance is annually reviewed.

    In addition, for purposes of the Annual Cash Bonus Incentive Program, individual performance is assessed based upon the level of attainment of established responsibilities, goals and objectives for each NEO. Each NEO develops annual business objectives and budgets for their respective areas, which are approved by the Chief Executive Officer and are used for this assessment. Individual performance is also measured by how the executive's actions conform with and exemplify the Company's ten "Leadership Principles" as follows:

    Leadership Principles:    Good governance is good for profitability—and good for our talented and committed team. As a group we embrace ten key Leadership Principles, which define our commitment to excellence. Living by these principles is paramount. They are the compass that guides us to achieve our full potential, both as individuals within the company and as a major player in the industry.

    Leadership:    Provide leadership by example.

    Change:    Understand that change means opportunity and do not be afraid of it.

    Accessibility:    Be accessible and supportive, and recognize the contributions of others.

    Speed:    Maintain a competitive advantage by reacting quickly to new opportunities.

    Client Focus:    Our first responsibility is to our clients. Client service is our highest priority.

    Hard Work:    Establish a standard of hard work and practice it consistently.

    Excellence + Innovation:    Have a passion for excellence and innovation.

    Priorities:    Establish priorities by clearly differentiating between the big issues and the small ones.

    Confidence:    Have the confidence to empower others to do their best.

    Justice:    Always make decisions fairly. Justice builds confidence and trust, which in turn encourages motivation and teamwork.

    For each NEO, the NEO's impact upon initiatives of their division, department function or organization is considered, as well as their impact on the morale of these groups. Additionally, each executive, whether reporting directly to the Chief Executive Officer or not, completes a self-assessment that is also used as a basis by the Chief Executive Officer and the Compensation Committee for the determination of any Incentive Award. For executives reporting directly to the

    Chief Executive Officer, their performance is reviewed by the Chief Executive Officer together with the Executive Vice President, Administration, who is responsible for the Company's Human Resources functions. For the NEOs other than the Chief Executive Officer, their performance is also reviewed by the Chief Executive Officer with the Compensation Committee.

    Historically, the actual Incentive Awards have ranged from 20% to 40% of base salary for eligible executives. The Company retains the discretion to grant no Incentive Awards or to grant Incentive Awards that exceed the target, in each case as the situation warrants, such as unusual, non-recurring, extraordinary or unexpected circumstances or developments, either in relation to the Company or the NEO, including in relation to unusual, non-recurring or extraordinary items in the determination of adjusted operating income that in their discretion do not relate to the future income or values of the Company. As the Incentive Awards look at broad performance indicators, the Company believes that there is no single metric that would lend itself to the risk of manipulation of results by the NEOs to influence any Incentive Award outcome.

    The Chief Executive Officer submits the annual Incentive Award recommendations for the NEOs to the Compensation Committee. The NEOs are not present at the time of the Compensation Committee's deliberations, although the Chief Executive Officer is or may be present. The Compensation Committee considers such recommendations and, consistent with the overall compensation philosophy, the duties of the Compensation Committee and general policies regarding compensation may accept or adjust such recommendations.

    For fiscal 2015, the targets for adjusted operating income growth rate were not met. Therefore, there were no Non-Equity Incentive Plan Compensation Incentive Awards distributed to the NEOs other than the Chief Executive Officer. The Compensation Committee considered this shortfall, and the Company's view that the shortfall could be explained by revenue, expense and revenue impacts of the Company's substantial product repositioning in fiscal 2015. The Compensation Committee in consultation with the Chief Executive Officer reviewed the performance of each NEO, especially in light of their contributions to the effective execution of the many initiatives being implemented by the Company.

    The Compensation Committee recognized that fiscal 2015 was a transition year of ramping up manufacturing capacities, developing and launching new product programs that effectively changed 70% of the products from fall to fall, making major changes to reposition the website and other technology platforms, expanding marketing programs, renovating and continued repositioning of the retail footprint and the expansion and enhancement of the retail management. The Compensation Committee observed that while the disruption to the business due to this rapid transition did not provide for the target adjusted operating income growth rate, the Company nonetheless did generate strong adjusted operating income. The Compensation Committee further considered the relative compensation levels of the NEOs as compared to market comparables and the Chief Executive Officer, and that in fiscal 2015, the Company considered and evaluated various substantial debt and capital return alternatives for its shareholders. The Compensation Committee recognized that such debt financing would subject the Company to higher financial demands and a debt placement process that the Compensation Committee believed would require long-term stability for the executive team of the Company. The Compensation Committee considered these to be unusual, non-recurring issues for the Company and that the Company's best interests would be served by providing appropriate incentive compensation to the NEOs. At the same time, however, the Compensation Committee determined to increase for fiscal 2016 the target increase for adjusted operating income from 5% (applicable to fiscal 2015) to 8% (applicable to fiscal 2016) for purposes of the Annual Cash Bonus Incentive Program. Based upon these considerations, the strong adjusted operating income and the major efforts expended by the NEOs in successfully implementing and leading through the major transition, the Compensation Committee therefore awarded the discretionary Annual Cash Bonus compensation Incentive Award component that was comprised of $390,000 to be distributed to the NEOs other than the Chief Executive Officer, in amounts recommended by the Chief Executive Officer. For fiscal 2015, after its review and discussion, the Compensation Committee approved the Incentive Awards for each of the NEOs.

    For fiscal year 2016, the Company will continue to maintain this Incentive Award compensation plan, with its performance-based component (Non-Equity Incentive Plan Compensation) and a discretionary-based component (Bonus), for the NEOs of the Company other than the Chief Executive Officer with the same approach as fiscal 2015, except for the increase of the target for improved adjusted operating income from 5% to 8%.

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  Long-Term Equity Awards. The NEOs and other executives also are eligible to receive grants of stock options, which will performance-vest ratably in three tranches effective as of the end of the fiscal year where the Company's adjusted operating income increases by 5% or greater. These grants are designed for retention of the executive and to align the executive's compensation with the long-term success of the Company. Historically the Compensation Committee has allocated a block of stock options to be granted throughout the year based on similar criteria and process as the annual bonuses, with special focus on retention. The Compensation Committee approves the specific grants for the NEOs in the same manner as described above for the annual incentive awards. For stock grants for NEOs, the Chief Executive Officer and Compensation Committee reviewed the Company's customary practice of periodically issuing 10 year stock options to its NEOs as a long term incentive. The Company believes that share ownership among its executives is important for alignment of executive interests. Accordingly, in the fourth quarter of fiscal 2015, the Company issued stock options under the Amended and Restated 1992 Stock Incentive Plan which contained both performance-based and time-based criteria (see Exhibit 10.(g)-5 to the Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 1, 2014). The options have an exercise price of the closing price of our stock on the date of grant, vesting according to both the performance-based and time-based criteria, and a ten-year term. Any stock options not fully vested on the date the employee separates are forfeited. The Compensation Committee approved Company grants of stock options to NEOs in fiscal 2015.

  •
  Executive Perquisites/Other Personal Benefits. Benefits offered to NEOs are similar to those offered to all employees. For example, the NEOs are eligible to participate in the same retirement benefit program we offer to all employees at the corporate level. In addition, the Company provides perquisites it believes are reasonable and consistent with the overall executive compensation program. In 2015, with the exception of Mr. Kathwari, the NEOs did not receive any perquisites.

  •
  Compensation Committee Approval of Change of Control Severance Plan for Executives. In fiscal 2015, the Compensation Committee recognized that the Company's NEOs and other executives confronted uncertainties because of activist proxy challenges to the Company. This uncertainty was of concern to the Compensation Committee because, among other things, the Company operates on a lean, flat management organization, the Company is in the midst of completing its product and operational repositioning, and the Company was investigating various substantial debt and capital return alternatives for its shareholders that required executive stability. In considering the Change in Control Severance Plan for its executives, the Compensation Committee considered market practices of its peer companies and the total cost of the Change in Control Severance Plan. Consequently in fiscal 2016, the Compensation Committee proposed and the Company adopted the Change in Control Severance Plan for the benefit of its officers (not including the Chief Executive Officer). For any benefits to be earned, a change in control must occur and the executive's employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a "double trigger"). The plan does not provide tax gross-ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive's retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. For additional information, see "Potential Payments Upon Termination or Change in Control". Benefits provided under the program include (i) a lump sum cash payment equal to one times the sum of the executive's base salary and the average of the prior three years' annual Incentive Bonus and (ii) a lump sum cash payment equal to the pro-rated portion of the executive's average of the prior three years' annual Incentive Bonus for the year of termination. The Change in Control Severance Plan includes non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims.

Related Party Transaction

        The Compensation Committee initiated, led and oversaw the hiring and employment of Mr. Puyenbroeck, as described above under "Certain Relationships and Related Party Transactions."

Certain Conclusions as to Compensation

        The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and practices described above, a meaningful portion of the Company's executive compensation is based on competitive pay practices, as well as corporate and individual performance. The Compensation Committee believes equity compensation, in the form of stock options, restricted stock and stock units is vital to the long-term success of the Company. The Compensation Committee remains committed to this policy, recognizing that the competitive market for talented executives and the cyclical nature of the Company's business may result in highly variable compensation for a particular time period.

Compensation Committee Meetings

        During fiscal 2015, there were four regularly scheduled meetings of the Compensation Committee, two special meetings of the Compensation Committee, and extensive informal discussions among Compensation Committee members.

Executive Compensation

        Set forth below is a description of the business experience of each NEO, other than Mr. Kathwari, whose business experience is described above under "Nominees for Election".

        Daniel M. Grow, 69, has served as Vice-President Business Development since joining the Company in February 2009 and since February 1, 2015 has served as Senior Vice-President Business Development. He is responsible for overseeing the Company's independent retail licensee network which include North America, China, Southeast Asia, and the Middle East. Mr. Grow is also responsible for the Company's Contract and Government business. Mr. Grow has more than 30 years of experience in the home furnishings industry. Before joining Ethan Allen he served for 10 years as President and Chief Executive Officer of Drexel Heritage Furnishings and for 10 years with Thomasville Furniture Industries in various executive positions. Prior to his time with Thomasville, Mr. Grow served in various sales and management roles both domestically and internationally with Armstrong World Industries. Mr. Grow is a graduate of Arizona State University earning a BS Degree in Business Administration.

        Eric D. Koster, 68, has served as Vice President, General Counsel and Secretary since April, 2013. Prior to joining Ethan Allen, he practiced law for 38 years in New York, most recently as a partner in Kurzman, Eisenberg, Corbin & Lever, LLP. He concentrated his practice in real estate, construction, and general corporate law, including related litigation. For a number of years prior to joining Ethan Allen, Mr. Koster served as the Company's outside counsel. In addition to his practice of law, Mr. Koster served as an arbitrator under the auspices of the American Arbitration Association, having received appointments to the AAA's National Roster of Neutrals for the Commercial, Construction and Real Estate Panels. A graduate of Williams College and the Hofstra University School of Law, he is licensed to practice law in

New York, New Jersey, Connecticut (limited to serving as Authorized House Counsel) and in the federal courts.

        Tracy Paccione, 49, has served as Vice President, Merchandising since June 2009. She is responsible for overseeing the Company's merchandising, resourcing, and product development. Ms. Paccione began working for Ethan Allen as a Merchandise Manager in 1997. Prior to her current role, she served as Director of Accents Merchandising and then Vice President of Upholstery and Accents Merchandising. Ms. Paccione has more than 26 years of experience in the home furnishings industry. Before joining Ethan Allen, she was a Home Furnishings Buyer for Bloomingdales in New York City. She holds a B.A. in Art History from Hamilton College in Clinton, New York.

        Corey Whitely, 55, was appointed Executive Vice President, Administration, Chief Financial Officer and Treasurer in 2014. Mr. Whitely previously served as Executive Vice President, Operations since October 2007 and Executive Vice President of subsidiary, Ethan Allen Operations, Inc., since 2005. Prior to that, Mr. Whitely served as Vice President Operations from 2003 until October 2007. He is responsible for overseeing the Company's financial activities including accounting, investor relations, tax and treasury and for directing administrative functions of the Company including information technology. He joined the Company in 1988 in the retail division and has held positions of increasing responsibilities including the areas of information technology, logistics, operations and manufacturing. Mr. Whitely also serves on the Board of Directors of the Connecticut Retail Merchants Association, a statewide group representing retailers in Connecticut, where he also serves as Treasurer, and is a member of the National Retail Federation's CIO Council which is the industry's committee of IT leaders.

Summary Compensation Table

        The following table sets forth compensation information of our Principal Executive Officer, Principal Financial Officer and the three next most highly compensated officers (the "Named Executive Officers")

relating to total compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years indicated.

Name and Principal Position	Year	Salary	Bonus(2)	Option Awards(1)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(3)		Total
M. Farooq Kathwari,	2015	$1,150,050	$—	$—	$1,800,000	$162,251	(4)	$3,112,301
Chairman of the Board,	2014	1,150,050	—	—	1,800,000	159,885		3,109,935
President and Principal	2013	1,150,050	—	—	1,733,000	258,266		3,141,316
Executive Officer
Corey Whitely,	2015	426,923	150,000	114,191	—	1,977		693,091
Executive Vice President,	2014	386,539	100,500	132,067	49,500	1,945		670,551
Administration, Principal	2013	371,635	125,000	63,349	—	1,300		561,284
Financial Officer
Daniel M. Grow	2015	263,269	70,000	68,515	—	1,977		403,761
Senior Vice President,
Business Development
Eric D. Koster	2015	250,000	85,000	57,095	—	1,977		394,072
Vice President, General	2014	250,010	52,000	55,028	33,000	1,616		391,654
Counsel and Secretary
Tracy Paccione,	2015	300,000	85,000	114,191	—	1,977		501,168
Vice President,	2014	286,538	48,700	55,028	36,300	1,945		428,511
Merchandising	2013	271,635	65,000	27,150	—	1,300		365,085

(1)
The amounts shown for option awards represent the fair values as of each grant date, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes, these fair values are charged to expense over the vesting period, which is generally three to five years for option grants. The actual values that employees may realize if any, will not be known until the vesting date and could differ significantly. See footnote 10 to the Company's Form 10-K for fiscal year ended June 30, 2015 for assumptions in the valuation.

(2)
For each Named Executive Officer other than Mr. Kathwari, amounts shown represent Annual Cash Bonus under the 2015 Incentive Award program described under "Compensation Approach for Named Executive Officers" section.

(3)
Amounts shown represent contributions by the Company pursuant to the Ethan Allen Retirement Savings Plan for each Named Executive Officer other than Mr. Kathwari for fiscal years 2015, 2014 and 2013.

(4)
The following is a detailed table outlining the components of Mr. Kathwari's "All Other Compensation" for fiscal 2015. Amounts reflected below represent actual amounts charged to the Company's operations during the fiscal year ended June 30, 2015. In addition, there were other incremental costs incurred by the Company for: (i) a Company car ($76,730); and (ii) a club membership ($7,676); and (iii) access to charter air services ($33,605) all of which were used solely for business purposes. It is Mr. Kathwari's practice to reimburse the Company for any incremental costs relating to his personal use of the Company plane and club membership. (See also "Executive Perquisites/Other Personal Benefits" below.)

Life insurance premiums	$46,739
Retirement contract (change in value)	$5,014
Restricted stock book account (change in value)	$45,561
Cash dividends on Stock Units	$57,960
401(k)—Company match	$1,300
Personal service of Company staff	$5,000
Legal fees paid by Company	$0
Profit sharing contribution	$677

Total	$162,251

(5)
Includes incentive compensation for fiscal years 2015, 2014 and 2013, respectively, determined in accordance with the bonus formula in the 2011 Employment Agreement and achievement of goals as described in the "Compensation Discussion and Analysis" for Mr. Kathwari, as voluntarily reduced as described in "Compensation Discussion and Analysis". For each NEO other than Mr. Kathwari, includes Non-Equity Incentive Plan Compensation under the 2015 Incentive Award program described under "Compensation Approach for Named Executive Officers" section.

Bonus

        As discussed in the "Compensation Discussion and Analysis" section, the Compensation Committee considers the bonuses payable to the NEOs other than the Chief Executive Officer to be discretionary bonuses.

Non-Equity Incentive Plan Compensation

        As discussed in the "Compensation Discussion and Analysis" section, the Compensation Committee considers the non-equity incentive plan compensation payable annually to the NEOs to be performance-based bonuses.

Equity Incentives

        Stock Units and Restricted Stock. We award stock units and restricted stock in certain circumstances to provide competitive pay packages. These awards are designed primarily to retain qualified executives since the employee cannot sell shares during the restriction period, which is of variable duration, including up until the date of separation from the Company. These grants are used to align the NEOs with long-term stockholder value.

        The accounting cost of restricted stock and stock unit awards, for which the exercise price is zero, is calculated based on the closing price of a single share of Common Stock on the date of the award for awards with no performance or market conditions. No stock units or restricted stock were awarded in fiscal 2015. See Note 10 to "Notes to Consolidated Financial Statements" in the Company's Annual Report on Form 10-K for the year ended June 30, 2015 for additional information about share-based compensation. The Company has registered the issuance of the previously granted shares. Dividends are not payable on previously granted shares of unvested restricted stock; however Mr. Kathwari receives dividend-equivalent payments.

        Non-Qualified Stock Options. Stock options granted with exercise prices equal to 100% of the underlying Common Stock market value, based on the closing price of a single share of Common Stock on the date of grant, are currently the Company's primary long- term compensation vehicle for executives and managerial staff. The Compensation Committee believes that stock options align the interests of management with those of the Company's stockholders, providing appropriate incentive to motivate management, thereby increasing stockholder return.

        In fiscal 2015, the Company awarded 195,000 options with performance-based and time-based criteria to purchase shares of Common Stock to executives or employees including NEOs, other than Mr. Kathwari, pursuant to the Option Plan. See Note 10 to "Notes to Consolidated Financial Statements" in the Company's Annual Report on Form 10-K for the year ended June 30, 2015 for additional information about share-based compensation. The Company has registered the issuance of the shares of Common Stock which are issuable upon exercise of such options. The number of shares of options granted to each NEO in the year ended June 30, 2015 is identified in the Grants of Plan-Based Awards table below. Each option agreement contained vesting and other terms as reflected in the "Outstanding Equity Award at Fiscal Year-End" table and the footnotes thereto.

        The accounting cost of stock option grants is determined on the date of grant and recognized over the applicable vesting period. We estimate, as of the date of grant, the fair value of stock options granted using the Black-Scholes option-pricing model. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs, including anticipated changes in the underlying stock price (i.e. expected volatility) and option exercise activity (i.e. expected life). Expected volatility is based on the historical volatility of our Common Stock and other contributing factors. The expected life of options previously granted, which represents the period of time that the options are expected to be outstanding, is based, primarily, on historical data.

Grants of Plan-Based Awards

		Estimated future payouts under non-equity Incentive plan awards
					Estimated future payouts under equity incentive plan awards: Target ($)	Exercise or Base Price of Option Awards ($/Sh)
							Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshhold ($)	Target ($)	Maximum ($)
M. Farooq Kathwari	—	$620,000	$1,800,000	$1,800,000	—	$—	$—
Daniel M. Grow	6/15/2015	15,000	30,000	33,000	6,000	$26.19	$68,515
Tracy Paccione	6/15/2015	18,000	36,000	39,600	10,000	$26.19	$114,191
Eric D. Koster	6/15/2015	15,000	30,000	33,000	5,000	$26.19	$57,095
Corey Whitely	6/15/2015	24,000	48,000	52,800	10,000	$26.19	$114,191

        The Non-Equity Incentive Plan award payable to Mr. Kathwari is the incentive compensation described in the 2011 Employment Agreement, which is described more fully in the "Compensation Discussion and Analysis" above. Mr. Kathwari is entitled to a bonus based on a percentage of operating income for a fiscal year if the Company's operating income is at least $25 million, increased by $2 million each year of the 2011 Employment Agreement. In the fiscal year ending June 30, 2013, as more fully described under "Chief Executive Officer Voluntary Bonus Reduction in 2013" in "Compensation Discussion and Analysis", Mr. Kathwari decided to cap his bonuses under the 2011 Employment Agreement at a maximum of $1.8 million for the term thereof. The goals and objectives applicable to the Incentive Plan awards for NEOs other than Mr. Kathwari are described in detail under "Compensation Committee Approval of Named Executive Officer Compensation for 2015" in the "Compensation Discussion and Analysis".

        See "2011 Employment Agreement" including a description of the annual incentive bonus goals under the 2011 Employment Agreement for a discussion of the material terms of the 2011 Employment Agreement and for an understanding of the information disclosed in the charts above.

        See "Compensation Discussion and Analysis" for an explanation of the base salary and bonus in proportion to total compensation payable to the NEOs, and "Outstanding Equity Awards at Fiscal Year-End" and the footnotes thereto for additional information regarding expirations and vesting of grants listed above..

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
		Number of securities underlying unexercised options
							Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
	Notes	(#) Exerciseable	(#) Unexerciseable	Equity incentive plan awards: unearned (#)	Option exercise price ($)	Option expiration date
M. Farooq Kathwari	(1)	—	—	—	—	—	21,000	553,140
		150,000	—	—	34.03	10/10/2017	—	—
		90,000	—	—	24.62	7/1/2018	—	—
		40,000	—	—	15.93	11/11/2018	—	—
	(2)	60,000	60,000	—	13.61	10/1/2021	—	—
Daniel M. Grow		1,500	—	—	11.74	11/12/2019	—	—
	(3)	1,125	375	—	19.07	7/26/2021	—	—
	(4)	500	500	—	20.63	7/31/2022	—	—
	(5)	750	750	—	28.67	2/8/2023	—	—
	(6)	—	—	5,000	25.24	1/31/2024	—	—
	(7)	—	—	6,000	26.19	6/15/2025	—	—
Eric D. Koster	(6)	—	—	5,000	25.24	1/31/2024	—	—
	(7)	—	—	5,000	26.19	6/15/2025	—	—
Tracy Paccione		1,000	—	—	36.56	6/27/2016	—	—
		1,500	—	—	36.71	6/4/2017	—	—
		500	—	—	25.71	6/20/2018	—	—
		500	—	—	17.60	11/5/2018	—	—
		2,500	—	—	11.74	11/12/2019	—	—
	(3)	2,250	750	—	19.07	7/26/2021	—	—
	(4)	1,500	1,500	—	20.63	7/31/2022	—	—
	(6)	—	—	5,000	25.24	1/31/2024	—	—
	(7)	—	—	10,000	26.19	6/15/2025	—	—
Corey Whitely		1,000	—	—	36.56	6/27/2016	—	—
		2,000	—	—	36.71	6/4/2017	—	—
		2,000	—	—	25.71	6/20/2018	—	—
		3,000	—	—	17.60	11/5/2018	—	—
		10,000	—	—	11.74	11/12/2019	—	—
	(3)	4,500	1,500	—	19.07	7/26/2021	—	—
	(4)	3,500	3,500	—	20.63	7/31/2022	—	—
	(6)	—	—	12,000	25.24	1/31/2024	—	—
	(7)	—	—	10,000	26.19	6/15/2025	—	—

(1)
The restricted stock granted on October 1, 2011 vests on June 30, 2016.

(2)
The options vest on June 30, 2016.

(3)
The options vested on July 26, 2015.

(4)
The options vest in two equal tranches, one of which tranches vested on July 31, 2015 and the other of which tranches vests on July 31, 2016.

(5)
The options vest in two equal tranches on February 8 of each of 2016 and 2017.

(6)
The options granted on January 31, 2014 vest ratably in three tranches over fiscal years 2014, 2015, and 2016 for each fiscal year and effective as of the end of each such fiscal year upon attainment of performance requirements where the Adjusted Operating Income when compared to the immediately prior fiscal year reflects a 5% or greater growth rate ("Performance Vested"); options that vest on performance will then vest ratably in three tranches on February 1 of each of 2017, 2018 and 2019 ("Time Vested"). The tranche for fiscal year 2014 has Performance Vested, based on the Company achieving a 7.9% adjusted operating income growth, and will Time Vest on February 1, 2017. The remaining tranches had not performance vested at June 30, 2015.

(7)
The options granted on June 15, 2015 will vest ratably in three tranches over fiscal years 2015, 2016, and 2017 for each fiscal year and effective as of the end of each such fiscal year upon attainment of performance requirements where the Adjusted Operating Income when compared to the immediately prior fiscal year reflects a 5% or greater growth rate ("Performance Vested"); options that vest on performance will then vest ratably in three tranches on June 15 of each of 2018, 2019 and 2020 ("Time Vested"). The three tranches had not performance vested at June 30, 2015.

Note: the closing market price per share of the Common Stock on Monday June 30, 2015 was $26.34.

        The following table sets forth certain information regarding vested stock awards during fiscal year 2015 for NEOs.

Option Exercises and Stock Vested

	Option Awards			Stock Awards
	Number of shares acquired on exercise (#)		Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
M. Farooq Kathwari	300,000	(1)	4,401,100	21,000	553,140
Daniel M. Grow	—		—	—	—
Eric D. Koster	—		—	—	—
Tracy Paccione	—		—	—	—
Corey Whitely	—		—	—	—

(1)
Upon exercise, Mr. Kathwari tendered 181,401 shares in payment of the exercise cost and related minimum tax withholding liability resulting in 118,599 net new shares being issued.

Equity Compensation Plan Information

        The following table sets forth certain information regarding our equity compensation plans as of June 30, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	1,141,888	$21.20	1,382,400
Equity compensation plans not approved by security holders(2)	—	—	—

Total	1,141,888	$21.20	1,382,400

(1)
Amount includes stock options outstanding under our Option Plan as well as unvested shares of restricted stock and vested stock units which have been provided for under the provisions of the Option Plan. See Note 10 to our Consolidated Financial Statements included under Item 8 of the Annual Report on Form 10-K for the year ended June 30, 2015 for a discussion of share-based compensation.

(2)
As of June 30, 2015, we did not maintain any equity compensation plans that have not been approved by our stockholders.

Executive Perquisites/Other Personal Benefits

        Benefits offered to NEOs are similar to those offered to all employees. In addition, the Company provides perquisites that it believes are reasonable and consistent with the overall executive compensation program. In 2015, with the exception of Mr. Kathwari, the NEOs did not receive any perquisites. Mr. Kathwari received: (1) access to and use of Company cars (including driver, gas, registration, title, insurance and maintenance) and a club membership; (2) reimbursement of life insurance premiums up to $50,000; (3) a retirement contract (described below); (4) dividends and interest on a long-standing restricted stock book account established pursuant to his previous employment agreements; and

(5) dividend equivalent payments on stock units awarded pursuant to a prior employment agreement. Mr. Kathwari's use of the Company car and club membership are as a convenience to the Company and are for business purposes. See footnote 4 to the Summary Compensation Table.

        The NEOs are eligible to participate in the same retirement benefit program we offer to all employees at the corporate level. Our current program is a 401(k) plan with a Company-provided match. In addition, Mr. Kathwari is entitled to benefits under an agreement dated September 26, 1983. Pursuant to the terms of the agreement, the Company is required to make monthly retirement payments of a maximum of $1,875 per month, commencing on the month in which his employment with the Company terminates, and shall be paid until the earlier to occur of (i) 120 monthly payments or (ii) the death of Mr. Kathwari. Such retirement payment is subject to cost of living adjustments. In the event Mr. Kathwari shall die before receiving all retirement payments Mr. Kathwari's widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of (a) her death or (b) the cumulative payment of 120 monthly payments to Mr. Kathwari and/or his widow.

The Ethan Allen Retirement Savings Plan

        The Company maintains the Ethan Allen Retirement Savings Plan, which is effective as of July 1, 1994 (the "Retirement Plan"). The Retirement Plan covers all employees who have completed at least three months of service.

        The 401(k) portion of the Retirement Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. In fiscal 2015, the Company made matching contributions with a maximum contribution of $1,300 per participant. Matching contributions were made dollar for dollar on the first $500 of a participant's before tax contribution and $0.50 on the next $1,600 of a participant's before tax contributions. Participant contributions and employer matching contributions are immediately and fully vested. The Retirement Plan also allows for a profit sharing contribution made by the Company to be distributed to participants. The Company made a $400,000 profit sharing contribution to the Retirement Plan in fiscal 2015.

        Investment options currently offered under the Retirement Plan include the Company's Common Stock. Participants direct the investment of their accounts under the Retirement Plan and may choose from some or all of the investment options designated by the Retirement Committee from time to time.

2011 Employment Agreement

        As of September 27, 2011, the Company's Compensation Committee approved and on September 30, 2011 the independent members of the Company Board of Directors ratified, subject to the approval of the incentive components by stockholders, the terms of the 2011 Employment Agreement between the Company and Mr. Kathwari. Pursuant to the 2011 Employment Agreement, effective as of October 1, 2011, the Company agreed to continue to employ Mr. Kathwari and Mr. Kathwari agreed to remain as Chairman, President and Principal Executive Officer of the Company and Ethan Allen Global, Inc., for a period of approximately five years, expiring June 30, 2016 with two automatic one-year extensions commencing on each of July 1, 2016 and July 1, 2017 (each a "New Anniversary Date") unless notice is given by either Mr. Kathwari or the Company, not later than nine (9) months prior to a New Anniversary Date. Pursuant to the terms of the 2011 Employment Agreement, Mr. Kathwari will receive a base salary of $1,150,050 per year throughout the term of the 2011 Employment Agreement.

        Mr. Kathwari will be entitled to an annual incentive bonus based upon the Company's Operating Income. Mr. Kathwari's incentive bonus for a given fiscal year will be based upon the amount by which the

Company's Operating Income for the fiscal year exceeds the applicable threshold amount specified below (each a "New Threshold").

Operating Income*	Annual Incentive Bonus
Less than $25 million	$0
At least $25 million	Two percent (2%) of such threshold (i.e. $500,000)
Over $25 million, up to $50 million	The above, plus four and one-half percent (4.5%) of such excess
Over $50 million, up to $90 million	The above, plus three and one-half percent (3.5%) of such excess
Over $90 million	The above, plus one and one-half percent (1.5%) of such excess

*
Operating income for the performance incentive bonus calculation is adjusted for select items disclosed in the terms of the 2011 Employment Agreement on file with the SEC and the thresholds increase by $2 million each year following fiscal year ending June 30, 2012.

        Mr. Kathwari will receive an incentive bonus if the Company's Operating Income equals or exceeds $25 million. Thus, by way of example, if the Company's Operating Income for the fiscal year ending June 30, 2012 is $60 million, Mr. Kathwari would be entitled to an incentive bonus for the fiscal year ending June 30, 2012 in the sum of $1.975 million ($500,000 [$25 million × 2%] + $1,125,000 [($50 million – $25 million) × 4.5%] + $350,000 [($60 million – $50 million) × 3.5%]).

        Recognizing the views which became apparent through the Company's outreach program, in 2013, the Chief Executive Officer voluntarily directed the Company to adjust the fiscal 2013 calculation of his incentive performance bonus under the 2011 Employment Agreement. Pursuant to this adjustment, the Chief Executive Officer shared equally with the Company's employees (i.e. 50/50) the excess above $1.2 million. This sharing effectively reduced the Chief Executive Officer's annual performance bonus compensation in 2013 by $533,000 (or 24%) from what he was entitled under the 2011 Employment Agreement. This voluntary reduction of $533,000 was then shared 70% (or $373,000) with the participants in the Company's 401(k) plan and 30% (or $160,000) with key Company management (including and beyond the NEOs) as additional compensation beyond their existing compensation and bonuses. The Compensation Committee recognized that the Chief Executive Officer's voluntary reduction arose from the Chief Executive Officer's personal views as to the appropriate approach to executive compensation within the Company, its industry, and the U.S. economy.

        The Chief Executive Officer voluntarily directed the Company to permanently cap his bonus compensation at $1.8 million for fiscal years 2014 and thereafter through the duration of his 2011 Employment Agreement, notwithstanding any increase in operating income and bonus entitlement under his 2011 Employment Agreement. The Compensation Committee recognized that this voluntary cap is about 11% below the highest level of cash bonuses paid by the Company to the Chief Executive Officer in prior years. The Compensation Committee further recognized that if the Company's operating income recovered to its pre-recessionary height of $143 million in fiscal 2006, the Chief Executive Officer would be effectively forfeiting and therefore contributing to the Company approximately $1.2 million per annum of his bonus under the 2011 Employment Agreement. This voluntary directive from the Chief Executive Officer, also reduces the bonus payout under the termination provision and the change in control provision of the 2011 Employment Agreement from a maximum of $2 million to $1.8 million, a 10% reduction. The Compensation Committee recognized that the Chief Executive Officer voluntary reduction arose from the Chief Executive Officer's personal views as to the appropriate approach to executive compensation within the Company, its industry, and the U.S. economy.

        The annual incentive bonus for each fiscal year following the fiscal year ending June 30, 2012 included the voluntary amendment made by the Chief Executive Officer in 2013 as noted above; provided, however that the Operating Income thresholds shall each be increased by $2 million in each fiscal year following the fiscal year ending June 30, 2012. Pursuant to the 2011 Employment Agreement, as amended, Mr. Kathwari received an incentive bonus of $1.8 million for fiscal year 2015.

        Pursuant to the 2011 Employment Agreement, Mr. Kathwari was granted the following options under the Option Plan: (i) as of October 1, 2011, ten-year stock options to purchase 300,000 shares of Common Stock, at an exercise price of $13.61 per share (the price of a share of Common Stock on the New York Stock Exchange as of the close of business on September 30, 2011 as the date of grant was a Saturday), which vests at a rate of 60,000 stock options on each June 30, up to and including June 30, 2016; and (ii) as of October 1, 2011, 105,000 shares of Restricted Stock, which vests at a rate of 21,000 shares per year over the initial five (5) year term of the 2011 Employment Agreement. The estimated fair value of these five-year grants was fully reflected in Mr. Kathwari's total compensation for 2012 in the Summary Compensation Table included in the Company's 2014 proxy statement.

        As of each dividend record date for the Common Stock occurring on or after the date of any grant of shares of restricted stock, but prior to the date such shares become vested or are forfeited, an account established by the Company for the benefit of Mr. Kathwari shall be credited with an amount equal to the dividends which would have otherwise been paid with respect to the shares. Amounts credited to the account will be credited with interest at the rate of 5% per year until distribution. Mr. Kathwari will be fully vested and all amounts credited to the account, regardless of the subsequent vesting or forfeiture of the shares. A balance credited to Mr. Kathwari's account will be distributed to him in cash as soon as practicable after the termination of his employment.

        In the event Mr. Kathwari's employment with the Company is terminated by reason of his death or disability, under the 2011 Employment Agreement he (or his estate) will receive salary continuation for twelve (12) months from and, after the date of termination, an annual incentive bonus in respect of the full fiscal year in which the date of termination occurs, accelerated vesting, as of the date of termination, of all restricted stock and options awarded and granted under the 2011 Employment Agreement, deferred compensation along with any reimbursement expenses not yet paid to Mr. Kathwari, payment of life and disability insurance premiums through the date of termination and for a period of twelve (12) months from and after the date of termination such other and customary benefits as the Company provides to it employees. Mr. Kathwari shall be eligible for the following under the termination scenarios set forth below:

Termination Scenario

	Change in Control	Without Cause/for Good Reason	Retirement	For Cause	Death & Disability
12 mos. Salary Continuation	No	No	No	No	Yes
24 mos. Salary Continuation	Yes	Yes	No	No	No
Full Year Bonus	No	No	No	No	Yes
Pro Rata Bonus	No	No	Yes	No	No
One Year Accelerated Vesting—All Equity Awards	No	Yes	No	No	No
Full Accelerated Vesting—All Equity Awards	Yes	No	No	No	Yes
Severance Payment (two largest bonus payments since FY 2002 not to exceed $2 million)	Yes	Yes	No	No	No
12 mos. Life/Disability Premiums	No	No	No	No	Yes
24 mos. Life/Disability Premiums	Yes	Yes	No	No	No
24 mos. Health/Welfare Benefits	Yes	Yes	Yes	No	No

        If Mr. Kathwari's employment is terminated by the Company without "cause", or by Mr. Kathwari "for good reason" he will receive salary continuation for twenty-four (24) months after the date of termination. Mr. Kathwari was also entitled to a payment equal to the sum of the two highest bonus payments made to Mr. Kathwari prior to the date of termination commencing from fiscal year 2002, not to exceed an aggregate payment of $2 million. However, in 2013, Mr. Kathwari voluntarily directed the Company to permanently cap his bonus compensation at $1.8 million for fiscal years 2014 and thereafter through the duration of his 2011 Employment Agreement, effectively reducing the maximum payout under this provision from $2 million to $1.8 million, a 10% reduction. Mr. Kathwari will also be entitled to one additional year of vesting, from the date of termination, for all outstanding stock options or restricted stock awards granted pursuant to the 2011 Employment Agreement. Mr. Kathwari will also be entitled to life and disability insurance premiums (not to exceed $50,000 per annum) through the date of termination and for a period of twenty-four (24) months thereafter, health and welfare benefits through the date of termination and for a period of twenty-four (24) months thereafter. Mr. Kathwari will also be subject to a twenty-four (24) month "non-compete" restrictive covenant granted by Mr. Kathwari for the benefit of the Company.

        If Mr. Kathwari's employment is terminated by the Company within two years following certain changes in control, he will receive salary continuation for twenty-four (24) months from and after the date of termination plus a lump-sum payment equal to the sum of the two highest bonus payments made to Mr. Kathwari prior to the date of termination, commencing from fiscal year 2002, not to exceed an aggregate payment of $2 million. However, as noted above, in 2013, Mr. Kathwari voluntarily directed the Company to permanently cap his bonus compensation at $1.8 million for fiscal years 2014 and thereafter through the duration of his 2011 Employment Agreement, effectively reducing the maximum payout under this provision from $2 million to $1.8 million, a 10% reduction. Mr. Kathwari will also be entitled to immediate vesting of all outstanding stock options or restricted stock awards granted pursuant to the 2011 Employment Agreement. Mr. Kathwari will also be entitled to life and disability premiums (not to exceed $50,000 per annum) through the date of termination and for a period of twenty-four (24) months thereafter, health and welfare benefits through the date of termination and for a period of twenty-four (24) months thereafter. Mr. Kathwari will also be subject to a twenty-four (24) month "non-compete" restrictive covenant granted by Mr. Kathwari for the benefit of the Company. If the payments described in this paragraph would constitute a "parachute payment" under Section 280G of the Code and subject Mr. Kathwari to an excise tax under Section 4999 of the Code, then the payments will be reduced to the extent necessary such that Mr. Kathwari will not be subject to an excise tax. However, such payments will not be reduced if, without the reduction, Mr. Kathwari would be entitled to receive and retain, on a net after-tax basis, a greater amount than he would be entitled to receive and retain after such reduction.

        If Mr. Kathwari's employment is terminated for "cause", Mr. Kathwari will receive payment of all compensation due or unreimbursed expenses as of the date of termination. There is no accelerated vesting of any restricted stock or options and any unvested equity awards will be forfeited. He will receive deferred compensation in accordance with the terms of the applicable arrangement, as well as payment of life and disability insurance premiums (not to exceed $50,000) through the date of termination and such other and customary benefits as the Company provides to it employees upon termination for "cause".

        If Mr. Kathwari's employment is terminated as a result of retirement by Mr. Kathwari (i.e., voluntarily by Mr. Kathwari or as a result of the Company's failure to renew the terms of the 2011 Employment Agreement), he will receive his salary to the date of termination plus a prorated annual incentive bonus in respect of the fiscal year in which the date of termination occurs, equal to what such annual incentive bonus would have been for the full fiscal year multiplied by a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365. There is no accelerated vesting of any restricted stock or options and any unvested equity awards will be forfeited. He will receive deferred compensation in accordance with the terms of the applicable arrangement, as well as payment of life and disability insurance premiums (not to exceed $50,000) through the date of termination, health and welfare benefits through the date of termination and for twenty-four (24) months thereafter, and such other and customary benefits as the Company provides for its employees.

Change in Control

        As of the end of fiscal year 2015 we maintained a change in control provision with the Chief Executive Officer as set forth in the 2011 Employment Agreement, and we currently maintain a change in control provision in the 2015 Employment Agreement. We also have change in control provisions with all our NEOs as set forth in restricted stock and stock option agreements. The specific rights of Mr. Kathwari if his employment is terminated by the Company within two years following certain changes in control are described under "2011 Employment Agreement" above. Other officers, as determined by the Compensation Committee, including the NEOs other than Mr. Kathwari, participate in the Change in Control Severance Plan.

        As described in the Compensation Discussion and Analysis, the Company adopted the Change in Control Severance Plan for officers of the Company other than Mr. Kathwari. For a description of the plan, see "Compensation Committee Approval of Named Executive Officer Compensation for 2015—Compensation Committee Approval of Change of Control Severance Plan for Executives".

        Potential payments under the plans are reflected in the table that follows under Potential Payments upon Termination or Change in Control. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.

Potential Payments upon Termination or Change in Control

        The amount of compensation which would have been payable to the NEOs upon termination of employment, assuming a June 30, 2015 termination date, and for purposes of the last column, a change in control as of the same date, is listed in the following table. A termination of employment is not a requirement for the acceleration of stock options and restricted stock awards upon a change in control.

	For Cause	Voluntary Termination/ Non-renewal/ Retirement	Without Cause/ Good Reason/ Termination	Death or Disability	Change in Control(11)
M. Farooq Kathwari
Salary continuation(1)	$—	$—	$2,300,100	$1,150,050	$2,300,100
Bonus(2)	—	1,800,000	1,800,000	1,800,000	1,800,000
Life & disability payments(3)	—	—	100,000	50,000	100,000
Stock options(4)	—	—	763,800	763,800	763,800
Stock units(5)	3,318,840	3,318,840	3,318,840	3,318,840	3,318,840
Restricted stock awards(6)	—	—	553,140	553,140	553,140
Health and welfare payments(7)	—	31,837	31,837	—	31,837
Accrued interest & dividends(8)	522,820	522,820	522,820	522,820	522,820
Retirement contract payments(9)	225,000	225,000	225,000	225,000	225,000
Daniel M. Grow
Stock options(10)	—	—	—	—	11,981
Eric D. Koster
Stock options(10)	—	—	—	—	6,250
Tracy Paccione
Stock options(10)	—	—	—	—	21,018
Corey Whitely
Stock options(10)	—	—	—	—	45,590

(1)
Under the 2011 Employment Agreement, if his employment is terminated other than for cause, Mr. Kathwari is entitled to salary continuation through June 30, 2017, or in the event of death or disability, through June 30, 2016. The amount disclosed is the total undiscounted amount of future payments.

(2)
Under the 2011 Employment Agreement, if his employment is terminated other than for cause, Mr. Kathwari would receive a prorated bonus entitlement from the beginning of the fiscal year through the termination date. Mr. Kathwari received a bonus payment for fiscal 2015 of $1.8 million. However, if Mr. Kathwari's employment is terminated by the Company without cause or by Mr. Kathwari for good reason (as defined in the 2011 Employment Agreement), Mr. Kathwari would be entitled to a lump sum payment, within 75 days following termination of employment, equal to the lesser of (i) the sum of his two (2) largest bonuses or (ii) $1.8 million. In 2013, Mr. Kathwari voluntarily directed the Company to permanently cap his bonus compensation at $1.8 million for fiscal years 2014 and thereafter through the duration of his 2011 Employment Agreement, effectively reducing the maximum payout under this provision from $2 million to $1.8 million, a 10% reduction.

(3)
Under the 2011 Employment Agreement, if his employment is terminated without cause, the Company would continue to pay life and disability insurance payments for two years post-termination, i.e., through June 30, 2017, or in the event of death or disability, through June 30, 2016. The amount disclosed is the total undiscounted amount of future payments.

(4)
Equity awards that were fully vested by their terms as of June 30, 2015 are not included in the table above. For information on any outstanding stock option awards, including those that are fully vested and unexercised as of June 30, 2015, see the "Outstanding Equity Awards at Fiscal Year-End" table. At June 30, 2015, Mr. Kathwari held unvested options to purchase an aggregate of 60,000 shares of Common Stock, at exercise price of $13.61. If Mr. Kathwari's employment had been terminated by the Company without cause or by Mr. Kathwari for good reason on June 30, 2015, the options vesting within one year would have become immediately exercisable. In the event of death or disability on June 30, 2015, the options to purchase 60,000 shares would have become immediately exercisable. The closing market price at June 30, 2015 was used to determine the value that would have been recognized by Mr. Kathwari.

(5)
In connection with Mr. Kathwari's 1997 employment agreement he was awarded 126,000 stock units which were fully vested as of June 30, 2015 but will, upon demand at his discretion, or upon termination of his employment for any reason, including due to his death or disability, be converted to Common Stock and will be distributed immediately following termination to Mr. Kathwari in a lump sum. The closing market price at June 30, 2015 was used to value the shares.

(6)
Equity awards that were fully vested by their terms as of June 30, 2015 are not included in the table above. For information on any outstanding fully unvested restricted stock awards, see the "Outstanding Equity Awards at Fiscal Year-End" table. If terminated without cause, 21,000 unvested restricted shares would vest immediately. In the event of death or disability on June 30, 2015, 21,000 restricted shares would have vested immediately. The closing market price at June 30, 2015 was used to value the shares.

(7)
If Mr. Kathwari's employment is terminated other than for cause, Mr. Kathwari is entitled to health and welfare benefits for a period of 24 months following the termination of his employment. The Company's estimated cost for medical and dental insurance was used to value the benefit.

(8)
If Mr. Kathwari's employment is terminated for any reason, including death or disability, the value of deemed dividends on restricted share awards held in a book account along with accrued interest at 5% per annum would be paid by the Company.

(9)
Mr. Kathwari is also entitled to payments pursuant to a retirement contract, which is described under the section Executive Perquisites/Other Personal Benefits. The amount disclosed is the total undiscounted amount of future payments, assuming the maximum cost of living adjustments. In the event of Mr. Kathwari's death, his spouse is entitled to a payment equal to one-half of the amount set forth in the table.

(10)
Equity awards that were fully vested by their terms as of June 30, 2015 are not included in the table above. For information on any outstanding stock option awards, including those that are fully vested and unexercised as of June 30, 2015, see the "Outstanding Equity Awards at Fiscal Year-End" table. Amounts reflect the excess of the exercise price of the option and the closing market price of $26.34 as of June 30, 2015, over the exercise price of the option, which reflects the value that would have been recognized upon immediate vesting due to a change in control.

(11)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari was not in effect on June 30, 2015.

        For purposes of better understanding the foregoing, certain terms are summarized below.

        Generally, with respect to Mr. Kathwari, "cause" means (a) the conviction of a felony involving actual dishonesty as against the Company or a subsidiary and any affiliate of the Company, or (b) gross neglect or gross misconduct resulting, in either case, in material economic harm to the Company, a subsidiary and/or affiliate in carrying out his duties that remains uncured.

        Generally, a "change in control" (for purposes of the 2011 Employment Agreement) shall be deemed to occur if:

          (a)   your Board of Directors or the stockholders of the Company or Ethan Allen Global, Inc., approves (i) any liquidation of the Company and Ethan Allen Global, Inc., or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger and/or other business combination involving the Company and Ethan Allen Global, Inc. or any combination of any such transactions;

          (b)   any person becoming a beneficial owner of more than 50% of the then-outstanding voting stock of the Company or Ethan Allen Global, Inc.; or

          (c)   if the Company engages in any business combination, merger, consolidation or the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any substantial part of the assets of the Company with an interested person.

        Generally, a "change in control" (for purposes of the Option Plan) shall be deemed to occur if the Company engages in any business combination, merger, consolidation or the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any substantial part of the assets of the Company.

        Generally, a "change in control" (for purposes of the Change in Control Severance Plan) shall be deemed to occur if:

          (a)   your Board of Directors or the stockholders of the Company or Ethan Allen Global, Inc., approves (i) any liquidation of the Company and Ethan Allen Global, Inc., or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger and/or other business combination involving the Company and Ethan Allen Global, Inc. or any combination of any such transactions; or

          (b)   any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc.; or

          (c)   if the Company engages in any business combination, merger, consolidation or the sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or any substantial part of the assets of the Company with an interested person; or

          (d)   the Company's incumbent directors cease to constitute at least a majority of your Board of directors of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

        Generally with respect to Mr. Kathwari, "Good Reason" means and shall be deemed to exist if, without Mr. Kathwari's consent: (a) he is assigned any duties or responsibilities materially inconsistent with his titles or positions; (b) his duties, responsibilities or effective authority is reduced; (c) he is not appointed to, or is removed from, his offices or positions (including as a director and Chairman of your Board of Directors and of Ethan Allen Global, Inc.; (d) the Company breaches any material term or provision of the 2011 Employment Agreement or fails to have the agreement assumed by a successor; (e) his compensation is decreased; (f) his office location is changed more than 50 miles from its location in Danbury, Connecticut; (g) the Company attempts to terminate his employment for cause when cause does not exist; or (h) a change in control occurs (under certain conditions).

        In connection with his rights under the 2011 Employment Agreement, Mr. Kathwari also has obligations in favor of the Company. Mr. Kathwari is generally required under the 2011 Employment Agreement to not disclose any confidential information, knowledge or data relating to the Company or any affiliate and their respective businesses. In addition, if Mr. Kathwari's employment is terminated (i) by the Company "without" cause or "for good reason" by Mr. Kathwari; or (ii) following a change in control, then Mr. Kathwari shall not, for the twenty-four (24) month period following termination, compete with the business of the Company or Ethan Allen Global, Inc. The Company may choose to enforce the restriction on competition following a termination of Mr. Kathwari's employment due to "retirement" (as defined in the 2011 Employment Agreement). The application of the restrictions on competition is conditioned upon the Company providing certain entitlements set forth in the 2011 Employment Agreement.

Director Compensation

        For fiscal year 2015, each independent director received $60,000 per annum and an annual stock option award in whole shares determined by dividing the market price of the Company's stock at the grant date into $100,000. Additional fees are paid quarterly to the chairperson of each of the committees as follows: Audit Committee $4,000; Compensation Committee $2,000; and Nominations Committee $2,000. If a committee holds more than four (4) meetings (either in person or telephonically) on days when the full Board does not meet, committee members will be paid an additional $1,000 for each additional meeting beginning with the fifth such meeting. Employee directors do not receive additional compensation for serving on your Board of Directors. Directors serving on committees for part of a year receive a pro-rata share of fees.

Director Compensation

Name	Fees earned or paid in cash	Option awards(1)	Total
James B. Carlson(2)	$68,000	$45,809	$113,809
Clinton Clark(3)	76,000	45,809	121,809
John J. Dooner(4)	60,000	45,809	105,809
Kristin Gamble(5)	60,000	45,809	105,809
James W. Schmotter(6)	68,000	45,809	113,809
Frank G. Wisner(7)	60,000	45,809	105,809

(1)
The amounts shown for option awards represent the fair values as of each grant date, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period of three years. The actual values realized if any, will not be known until the vesting date and could differ significantly. See footnote 10 to the Company's Form 10-K for the fiscal year ended June 30, 2015 for assumptions in the valuation. The option award reflects a grant of 4,386 options each.

(2)
Mr. Carlson was awarded 4,386 stock options on July 22, 2014 vesting in three equal annual installments. As of June 30, 2015, Mr. Carlson held 7,743 options, of which 1,119 were vested.

(3)
Mr. Clark was awarded 4,386 stock options on July 22, 2014 vesting in three equal annual installments. As of June 30, 2015, Mr. Clark held an aggregate of 15,359 stock options of which 7,119 were vested.

(4)
Mr. Dooner was awarded 4,386 stock options on July 22, 2014 vesting in three equal annual installments. As of June 30, 2015, Mr. Dooner held 12,590 options, of which 4,350 were vested.

(5)
Ms. Gamble was awarded 4,386 stock options on July 22, 2014 vesting in three equal annual installments. As of June 30, 2015, Ms. Gamble held an aggregate of 33,590 stock options of which 25,350 were vested.

(6)
Mr. Schmotter was awarded 4,386 stock options on July 22, 2014 vesting in three equal annual installments. As of June 30, 2015, Mr. Schmotter held 12,590 stock options, of which 4,350 were vested.

(7)
Mr. Wisner was awarded 4,386 stock options on July 22, 2014 vesting in three equal annual installments. As of June 30, 2015, Mr. Wisner held an aggregate of 18,590 stock options, of which 10,350 were vested.

Tax Policy

        Section 162(m) of the Internal Revenue Code limits deductibility of annual compensation in excess of $1 million paid to the Company's Principal Executive Officer and to each of its next three most highly compensated NEOs (other than the Principal Financial Officer). However, compensation is exempt from this limit if it qualifies as "performance-based compensation." In 2007, the Company submitted an amendment to the Option Plan to stockholders, to allow awards thereunder to qualify under the "performance-based compensation" requirements, which was approved by stockholders. The Company submitted the incentive performance bonus provisions of the 2011 Employment Agreement to its stockholders who agreed to have the annual incentive bonuses granted under the 2011 Employment Agreement comply with the "performance-based compensation" requirements under Section 162(m) of the Code.

        The 2015 Employment Agreement is intended to permit the Company to pay incentive compensation which qualifies as "performance-based compensation", thereby permitting the Company to receive a federal income tax deduction for the payment of such incentive compensation. If the Compensation Committee or Board of Directors makes a discretionary incentive compensation payment in the case of extraordinary economic circumstances under the 2015 Employment Agreement, such discretionary incentive compensation payment will not be tax-deductible under Section 162(m) of the Code.

PROPOSAL 3

SHAREHOLDER APPROVAL BY NON-BINDING VOTE, OF OUR EXECUTIVE COMPENSATION

        In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related SEC rules, a resolution will be presented at the Annual Meeting which is subject to stockholder vote, to approve, in a non-binding advisory vote, the compensation of our NEOs. The stockholder vote will not be binding on the Company or your Board of Directors, and it will not be construed as overruling any decision by the Company or your Board of Directors or creating or implying any change to, or additional fiduciary duties for, the Company or your Board of Directors. However, our Board of Directors values the opinions of our stockholders and while this vote is advisory and therefore not binding, it is important and will provide us with information regarding our stockholders' sentiment about our executive compensation philosophy, policies and practices, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement. Our Compensation Committee as well as your Board of Directors expect to take into account the outcome of the vote when considering future executive compensation decisions, to the extent that they can determine the cause or causes of any significant negative voting results.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices, described in this Proxy Statement.

        The Compensation Discussion and Analysis describes the Company's executive compensation program, its philosophy and the decisions made by the Compensation Committee in 2015. As described in detail under Compensation Discussion and Analysis and the Executive Compensation section, including the accompanying tables and narrative, our compensation programs are designed to motivate our executives to achieve superior results for the Company. The Company believes that it is offering compensation packages which are competitive within the industries in which the Company operates, fair and equitable among the executives, and provides incentive for long-term success and performance of the Company; with compensation allocated among base salary, annual discretionary cash incentive compensation and long-term equity incentives.

        Accordingly, you may vote on the following resolution at the Annual Meeting:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables and the narrative discussion."

        The affirmative vote of the holders of the majority of the votes represented at the Annual Meeting in person or by proxy is required to approve, on an advisory basis, the compensation of the Company's NEOs and the Company's compensation philosophy, policies and practices as described herein.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY CARD.

 PROPOSAL 4

APPROVAL OF THE ETHAN ALLEN INTERIORS INC. STOCK INCENTIVE PLAN

General

        Stockholders of the Company are being asked to approve the Ethan Allen Interiors, Inc. Stock Incentive Plan (the "Stock Incentive Plan"). The purposes of Stock Incentive Plan are to increase stockholder value, to advance the interests of the Company and its subsidiaries and affiliates, to strengthen the Company's ability to attract and retain the services of experienced and knowledgeable independent directors, to enhance the Company's ability to attract, retain and motivate employees, and to provide such directors and employees with an opportunity to acquire an equity interest in the Company. The Stock Incentive Plan was previously known as the 1992 Stock Option Plan, which was amended and restated through January 27, 2015 and, if approved by stockholders, will be further amended and restated as amended in its entirety in one document. The Company is not proposing to increase the current number of authorized and available shares for future issuance under the Stock Incentive Plan. See "Stock Incentive Plan" discussion in the Compensation Discussion and Analysis.

        Your Board recommends that stockholders vote FOR the proposal to approve the Ethan Allen Interiors, Inc. Stock Incentive Plan.

Description of the Plan

        The following is a summary of the principal features of the Stock Incentive Plan and its operation and is qualified by reference to the full text of the Stock Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

        Administration. The Stock Incentive Plan is administered by the Compensation Committee as the administrator of the Stock Incentive Plan. Subject to the terms and conditions of the Stock Incentive Plan, the Compensation Committee has the authority to (a) manage and control the operation of the Stock Incentive Plan, (b) interpret and construe the provisions of the Stock Incentive Plan or the provisions of any award under the Stock Incentive Plan and prescribe, amend and rescind rules and regulations relating to the Stock Incentive Plan, (c) make awards under the Stock Incentive Plan, in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate, including, without limitation, awards which are made in combination with or in tandem with other awards (whether or not contemporaneously granted), (d) modify the terms of, cancel and reissue, or repurchase outstanding awards, (e) prescribe the form of agreement, certificate or other instrument evidencing any award under the Plan, (f) correct any defect or omission and reconcile any inconsistency in the Plan or in any award hereunder, and (g) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan; provided, however, the Compensation Committee shall not have the authority to: (i) (a) amend any outstanding stock option or stock appreciation right ("SAR") granted under the Stock Incentive Plan to provide an exercise price per share that is lower than the then current exercise price per share of such outstanding stock option or SAR, (b) cancel any outstanding stock option or SAR granted under the stock Incentive Plan and grant in substitution therefor new awards under the Stock Incentive Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then current exercise price per share of the cancelled stock option or SAR, (c) cancel in exchange for a cash payment any outstanding stock option or SAR with an exercise price per share above the then current fair market value of a share of Common Stock, or (d) take any other action under the Stock Incentive Plan that constitutes a "repricing" within the meaning of the rules of the New York Stock Exchange ("NYSE"); (ii) grant a stock option under the Stock Incentive Plan which contains any provision entitling the Participant (as defined below) to the automatic grant of additional stock options in connection with any exercise of the original stock option; or (iii) grant a SAR under the Stock Incentive Plan which contains any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

        Eligibility. Subject to the terms and conditions of the Stock Incentive Plan, the Compensation Committee also has the power to determine and designate from time to time the directors of the Company and employees of Ethan Allen who shall receive awards under the Stock Incentive Plan ("Participants").

        Shares Subject to the Stock Incentive Plan. The maximum number of shares of the Company's Common Stock that shall be available for awards granted under the Stock Incentive Plan (including any stock options which are intended to be "incentive stock options") shall be equal to 6,487,867 shares of Common Stock. In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under the Stock Incentive Plan, the number of shares of Common Stock that was subject to the award but not delivered shall again be available for awards under the Stock Incentive Plan. The following shares shall not be available for reissuance under the Stock Incentive Plan: (i) shares which are withheld from any award or payment under the Stock Incentive Plan to satisfy tax withholding obligations; (ii) shares which are surrendered to fulfill tax obligations; and (iii) shares which are surrendered in payment of the option price per share upon the exercise of a stock option.

        In the event of any merger, consolidation, reorganization, recapitalization, spinoff, split-up, stock dividend, stock split, reverse stock split, repurchase, exchange or other distribution (including, without limitation, any extraordinary dividend) with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares, other securities, cash or other property, which are or may be subject to awards under the Stock Incentive Plan and the terms of any outstanding awards (including, so long as it does not cause a stock option to cease to be "Performance-Based Compensation" within the meaning of Section 162(m) of the Code the price at which shares may be issued pursuant to an outstanding award) may be equitably adjusted by the Compensation Committee to preserve the value of benefits awarded or to be awarded to Participants under the Stock Incentive Plan.

        The maximum number of shares of Common Stock that may be covered by stock options (including incentive stock options) and SARs granted to any one individual during any fiscal year of the Company shall be 500,000 shares (subject to adjustment in accordance the Stock Incentive Plan). For restricted stock or stock unit awards that are intended to constitute "Performance-Based Compensation" (within the meaning of section 162(m) of the Code), the maximum number of shares of Common Stock that may be delivered to any one individual with respect to such awards granted during any fiscal year of the Company is 500,000 shares (subject to adjustment in accordance the Stock Incentive Plan).

        Amendment and Termination of the Stock Incentive Plan. Your Board may, at any time and in any manner, amend, alter, suspend, discontinue or terminate the Stock Incentive Plan or any award outstanding under the Stock Incentive Plan; provided however, that no such amendment, alteration, suspension, discontinuance or termination shall: (a) increase or decrease the number of shares reserved under the Stock Incentive Plan without stockholder approval (other than increases or decreases resulting from the certain adjustments in accordance with the Stock Incentive Plan); (b) increase or decrease the individual limits provided under the Stock Incentive Plan (other than increases or decreases resulting from certain adjustments in accordance with the Stock Incentive Plan) or the "Performance Criteria" set forth under the Stock Incentive Plan without stockholder approval; (c) be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted; (d) alter or impair the rights of Participants with respect to awards previously made under the Stock Incentive Plan without the consent of the holder thereof; or (e) make any change that would disqualify the Stock Incentive Plan, to the extent intended to be so qualified, from the exemption provided by Rule 16b-3.

        Transferability. Except as otherwise provided by the Compensation Committee, no award made under the Stock Incentive Plan may be transferred, pledged or assigned by the holder thereof (except to fulfill any tax withholding obligation, in the event of a Change in Control (as defined in the Stock Incentive Plan), in settlement of a divorce, due to hardship of the holder thereof or for other good cause as determined by the Compensation Committee), or, in the event of the holder's death, by will or the laws of descent and distribution) and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. Any permitted transfer, pledge or assignment shall be subject to such requirements and limitations as may be prescribed by the Compensation Committee. During a Participant's lifetime, awards may be exercised only by him or by his guardian or legal representative.

        Change in Control. It is expected that upon a "Change in Control," each outstanding award granted under the Stock Incentive Plan (an "Outstanding Award") will, except to the extent that the Outstanding Award is continued, assumed, replaced or adjusted in the form of a Replacement Award (as defined in the Stock Incentive Plan), vest or become immediately exercisable and/or nonforfeitable (A) if the Change in Control occurs less than two years after the date of grant for such Outstanding Award, on a pro-rata basis (i) based on actual service during the vesting period with respect to any time-based Outstanding Award and (ii) based on actual service during the performance period with respect to the greater of the target opportunity or actual results for any performance-based Outstanding Award, and (B) if the Change in Control occurs two years or more after the date of grant for such Outstanding Award, (i) on a pro-rata basis based on actual service during the vesting period with respect to any time-based Outstanding Award and (ii) with respect to 100% of the greater of the target opportunity or actual results for any performance-based Outstanding Award.

        If, subsequent to receiving a Replacement Award, the Participant's employment with the Ethan Allen (or its successor in the Change in Control) is terminated within a period of two years after the Change in Control either (a) by the Participant for Good Reason (as defined in the Stock Incentive Plan) or (b) by Ethan Allen (or such successor) other than for Cause (as defined in the Stock Incentive Plan), then the Replacement Award will vest or become immediately exercisable and/or nonforfeitable with respect to 100% of any time-based Replacement Award and with respect to 100% of the greater of the target opportunity or actual results for any performance-based Replacement Award (an "Accelerated Replacement Award"). Notwithstanding the foregoing, to the extent that the applicable award agreement or other applicable agreement provides for a different "double trigger" treatment of awards under the Stock Incentive Plan, the applicable award agreement or other applicable agreement shall govern.

        Award Agreements. All awards under the Stock Incentive Plan will be authorized by the Compensation Committee and evidenced by an award agreement setting forth the terms and conditions of such award.

        Stock Options. A grant of a stock option entitles a Participant to purchase from the Company a specified number of shares of the Common Stock at a specified price per share. Each stock option awarded under the Stock Incentive Plan shall be a "nonqualified stock option" for purposes of the Code unless the stock option and the grant thereof satisfies all of the requirements of section 422 of the Code and the Compensation Committee designates such stock option as an "incentive stock option." The option price per share (the "Option Price") for any stock option awarded shall not be less than the greater of par value or the fair market value of a share of Common Stock on the date the stock option is awarded. A stock option may be exercised, in whole or in part, by giving written notice to the chief executive officer of the Company (or his or her designee) prior to the date on which the stock option expires; provided, however, that a stock option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price for such shares in such form and manner as the Compensation Committee may from time to time approve. No stock option may be exercisable for more than ten years from the date of grant.

        Stock Appreciation Rights (SARs). The grant of an SAR provides the holder with the right to receive a payment in shares of the Common Stock equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over a SAR price specified in the applicable award agreement. The SAR price specified in an award agreement must be equal to or greater than the fair market value of the Common Stock on the date of the grant of the SAR. No SAR may be exercisable for more than ten years from the date of grant.

        Restricted Stock and Stock Units. Subject to the terms and conditions of the Stock Incentive Plan, Restricted Stock or Stock Units may be awarded under the Stock Incentive Plan. The number and terms of the shares of Restricted Stock to be awarded and, with respect to an award of a Stock Unit, the number of shares of Common Stock covered by and terms of the Stock Unit to be awarded, shall be set forth in the related award agreement. For purposes of the Stock Incentive Plan, "Restricted Stock" is a grant of Common Stock which Common Stock is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Compensation Committee. For purposes of the Stock Incentive Plan, a "Stock Unit" is a grant of a right to receive a share of Common Stock in the future upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Compensation Committee. Shares of Restricted Stock and Stock Units awarded under the Stock Incentive Plan shall be subject to such conditions, restrictions and contingencies as the Compensation Committee shall determine, including provisions relating to dividend or dividend equivalent rights, and which shall be set forth in the related award agreement.

        Dividend Equivalents. An award of Dividend Equivalents may be granted by the Compensation Committee, either alone or in tandem with another award, based on dividends declared or to be declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant (or such other date as may be determined by the Compensation Committee) and the date such Dividend Equivalents terminate or expire, as determined by the Compensation Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Compensation Committee. In addition, payments accruing with respect to awards of Dividend Equivalents that are subject to performance-based vesting that are based on dividends paid prior to the vesting of such award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. For purposes of the Stock Incentive Plan "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock.

        Performance-Based Awards. The Compensation Committee may designate an award of Restricted Stock or a Stock Unit granted to any Participant as "Performance-Based Compensation." To the extent required by section 162(m) of the Code, any award that is so designated shall be conditioned on the achievement of one or more performance targets as determined by the Compensation Committee. Performance targets established by the Compensation Committee may relate to corporate performance, operating group or sub-group performance, individual company or business unit performance, other group or individual performance, or division performance, and other objective performance criteria set forth in the Stock Incentive Plan that the Compensation Committee believes to be relevant to the Company's business. For purposes of section 162(m) of the Code, approval of the Stock Incentive Plan will also cover approval of performance based compensation made (or required to be made) prior to the date of the Annual Meeting as described elsewhere in this Proxy Statement and is expressly subject to stockholder approval at the Annual Meeting.

        Termination of Employment, Death, Disability and Retirement. In the event that a Participant ceases to be an employee of the Company as a result of his or her death, the portion of any stock options or SARs then outstanding and vested as of the date of death may be exercised for 120 days thereafter, and therefore may be exercised by such Participant's estate before the expiration of 120 days thereafter (and shall expire following the expiration of such 120 day period), unless otherwise provided in the terms of the related award agreement. In the event that a Participant, who is an employee, ceases to be an employee of the Company for any reason (other than death), the portion of any stock options or SARs then outstanding and vested as of the date of termination of employment may be exercised for 90 days thereafter, and therefore may be exercised by such Participant before the expiration of 90 days thereafter (and shall expire following the expiration of such 90 day period), unless otherwise provided in the terms of the related award agreement.

U.S. Federal Income Tax Consequences

        The following is a general description of the United States federal income tax consequences applicable to grants under the Stock Incentive Plan. Federal tax treatment may change should the Code be amended. State, local and foreign tax treatment, which is not discussed below, may vary from such federal income tax treatment. The following is not to be considered as tax advice to any award holder, and any such persons are advised to consult their own tax counsel. Neither the administrator nor the Company is in a position to assure any particular tax result.

        Nonqualified Stock Options and Stock Appreciation Rights. A Participant does not recognize taxable income upon the grant of a nonqualified stock option or SAR. Upon exercise, the option holder recognizes ordinary income equal to the amount the fair market value of the shares underlying the stock option on the date of exercise exceeds the exercise or grant price. Upon subsequent sale of the acquired shares, any additional gain or loss is capital gain or loss.

        Incentive Stock Options. An incentive stock option holder does not recognize ordinary taxable income when an incentive stock option is granted or exercised. However, the excess of the fair market value of the underlying shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes. If the option holder exercises the option and holds the acquired shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price is taxed as long-term capital gain or loss. If the option holder sells the acquired shares before the end of the two-year and one-year holding periods, he or she generally recognizes ordinary income at the time of sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain is capital gain.

        Restricted Stock. In general, a restricted stock holder does not recognize taxable income upon the grant of restricted stock. Instead, the restricted stock holder recognizes ordinary income at the time of vesting equal to the fair market value of the shares (or cash) received minus any purchase price paid for the award. Any subsequent gain or loss is capital gain or loss. However, a restricted stock holder may instead elect to be taxed at the time of grant. If the restricted stock holder makes such an election, upon subsequent sale of the shares, any additional gain or loss is capital gain or loss.

        Other Stock-Based Awards. The tax consequences associated with other stock-based awards will vary depending on the specific terms of such awards. Among the relevant factors are whether or not the other stock-based award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received under the award and the tax basis for the award. A restricted stock unit holder generally recognizes ordinary income at the time the restricted stock units are settled equal to the fair market value of the shares (or cash) received by the holder minus any purchase price paid for the award.

        Section 409A of the Code. Section 409A of the Code, which was enacted in 2004, treats certain awards as "nonqualified deferred compensation." If an award is treated as "nonqualified deferred compensation" and the award does not comply with or is not exempt from Section 409A of the Code, Section 409A may impose additional taxes, interest and penalties on the participant. Neither the administrator nor the Company is obligated to ensure that awards comply with Code Section 409A or to take any actions to ensure such compliance.

        Tax Effect for the Company. The Company generally receives a deduction for any ordinary income recognized by a Participant with respect to an award. However, special rules limit the deductibility of compensation paid to certain award holders, including pursuant to Section 162(m) and Section 280G of the Code.

New Stock Incentive Plan Benefits

        Because grants of awards under the Stock Incentive Plan are subject to the discretion of the Compensation Committee, the benefits that will be received by executive officers, directors and other employees if the Stock Incentive Plan is approved by stockholders are not currently determinable. Information about awards granted in fiscal year 2015 under the existing plan to the Company's NEOs can be found in this Proxy Statement under the heading "Compensation Discussion and Analysis—Executive Compensation Tables—Grants of Plan-Based Awards".

Equity Compensation Plans

        The following table sets forth certain information regarding our equity compensation plans as of October 5, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders(1)	1,148,127	$21.28	1,347,311
Equity compensation plans not approved by security holders(2)	—	—	—

Total	1,148,127	$21.28	1,347,311

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ETHAN ALLEN INTERIORS, INC. STOCK INCENTIVE PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 4 ON THE ENCLOSED PROXY CARD.

PROPOSAL 5

THE APPROVAL OF THE INCENTIVE PERFORMANCE COMPONENTS OF AN EMPLOYMENT
AGREEMENT WITH M. FAROOQ KATHWARI FOR PURPOSES OF TAX DEDUCTIBILITY

        The Company's stockholders are being asked to approve the incentive performance components (the "Incentive Components") of the 2015 Employment Agreement between the Company and Mr. Kathwari. The Compensation Committee has unanimously approved and the independent members of the Company's Board of Directors have ratified the terms of the 2015 Employment Agreement, subject to stockholder approval of the Incentive Components, to wit, the performance-based bonuses and the performance-based restricted stock units. This Proposal 5 does not purport to summarize the entire 2015 Employment Agreement. For a full description of the 2015 Employment Agreement, see "Compensation Discussion and Analysis—Chief Executive Officer Employment Agreements, Incentive Bonus Payments and the Incentive and Performance Equity under 2015 Employment Agreement" above beginning on page 26.

        The Company has had a longstanding practice of linking key employees' compensation to corporate performance. This increases employee motivation to improve stockholder value as the employees' rewards are directly related to the Company's success. A performance-based incentive arrangement rewards key employees for achieving objectives for the financial performance of the Company and/or its business units. The purposes of the Incentive Components in Mr. Kathwari's 2015 Employment Agreement were developed to leverage the substantial ownership interest that Mr. Kathwari maintains in the Company and to maintain superior performance and: (i) to motivate Mr. Kathwari to further improve stockholder value by linking a substantial portion of his compensation to the Company's on-going financial performance; (ii) to reward Mr. Kathwari for greatly improving the Company's financial performance; and (iii) to help retain the services of Mr. Kathwari.

Performance-Based Bonuses

        Under the terms of the 2015 Employment Agreement, Mr. Kathwari will be entitled to an annual incentive bonus based upon the Company's Adjusted Operating Income. For purposes of computing Mr. Kathwari's annual incentive bonus, the Adjusted Operating Income for each fiscal year shall be the consolidated operating income of the Company as set forth in the Company's audited consolidated financial statement as of June 30th of each fiscal year adjusted by adding thereto the charges, expenses or accruals, if any, charged against such operating income for (1) non-recurring, extraordinary or unusual events, (2) annual bonuses, both incentive and discretionary, to officers and managers, including the annual incentive bonus, (3) share-based compensation expense recognized in accordance with ASC 718, or otherwise, including in respect of the issuance to the Company's executives, managers, employees, dealers and other business associates of capital stock of the Company, or the issuance or exercise to or by such persons of options, warrants or other rights to acquire capital stock of the Company, stock appreciation rights of the Company or similar equity equivalents, including in respect of restricted stock awards, performance-based stock awards and stock options contemplated by the 2015 Employment Agreement and prior employment agreements between the Company and Mr. Kathwari, and (4) any increased depreciation, amortization or other changes resulting from purchase accounting adjustments by virtue of acquisitions or business combinations by the Company, Ethan Allen Global, Inc. or any affiliate of the Company (provided, however, that no such adjustments will be made under this clause (4) with respect to acquisitions occurring prior to the effective date of the 2015 Employment Agreement) ("Adjusted Operating Income").

        For purposes of Mr. Kathwari's annual incentive bonus for each fiscal year, the Compensation Committee of your Board, subject to review and ratification by your Board, will set and establish the target and goal (the "AIB Annual Target") for Adjusted Operating Income for such fiscal year within 90 days following the commencement of that fiscal year, provided, that if the Compensation Committee, subject to review and ratification of your Board, does not set and establish the AIB Annual Target for any fiscal year for any reason or no reason, then the AIB Annual Target for that fiscal year will automatically be set and established as a five percent (5%) increase and improvement in Adjusted Operating Income as compared to the actual Adjusted Operating Income for the immediately preceding fiscal year. Mr. Kathwari's annual incentive bonus for a given fiscal year will be determined by reference to the achievement of the Company of its Adjusted Operating Income for that fiscal year measured against the AIB Annual Target for that fiscal year as follows:

Annual Incentive Bonus Payout

Adjusted Operating Income Achievement Level	Performance (as Percentage of AIB Annual Target)	Payout (as Percentage of Base Salary)	Annual Incentive Bonus Amount
Minimum Threshold	80 - 85%	33%	$375,000
AIB Annual Target	100%	65%	$750,000
Maximum	120 - 130%	148% (i.e., above target bonus)	$1,700,000

        Mr. Kathwari will only be entitled to receive the annual incentive bonus with respect to a fiscal year if and to the extent the Adjusted Operating Income performance targets and goals are achieved. For the avoidance of doubt, Mr. Kathwari shall not be entitled to earn or receive an annual incentive bonus for a fiscal year where the actual Adjusted Operating Income Achievement Level is less than 80% of the AIB Annual Target for such fiscal year (but the failure to earn and receive an annual incentive bonus for any fiscal year will not affect the right to receive an annual incentive bonus earned for a subsequent fiscal year).

        If the Adjusted Operating Income for a fiscal year is between the Minimum Threshold and the AIB Annual Target, or the AIB Annual Target and the Maximum, the specific amount of the annual incentive bonus for that fiscal year will be linearly interpolated on a straight line basis based on actual performance (as a percentage of the AIB Annual Target), interpolated linearly either between the Minimum Threshold and the AIB Annual Target or between the AIB Annual Target and the Maximum, respectively, and then utilizing that same percentile for the determination of the annual incentive bonus, interpolated linearly either between the Minimum Threshold and the AIB Annual Target or between the AIB Annual Target and the Maximum, respectively.

        If the Company effects a major acquisition which acquisition constitutes a change of ownership or control of the Company within the meaning of Treas. Reg. Section 1.162-27(e)(2)(v) during any fiscal year, Mr. Kathwari and the Company shall negotiate in good faith an appropriate revision to the threshold amount to implement the purpose of the annual incentive bonus such that the annual incentive bonus may be payable even if the threshold amount is not achieved with respect to such fiscal year.

        As soon as practicable after the end of each fiscal year but before an annual incentive bonus is paid in respect of such fiscal year, the Compensation Committee shall certify in writing whether (and the extent to which) the performance goals have been attained and the amount of the annual incentive bonus payable to Mr. Kathwari in respect of such fiscal year.

        Mr. Kathwari's right to receive (or retain) any annual incentive bonus will be subject to "clawback" or similar obligations set forth in Company policies duly approved by your Board and required by applicable laws and regulations (including by any securities exchange) from time to time and applicable to the Company and Mr. Kathwari.

Performance-Based Restricted Stock Units

        Under the terms of the 2015 Employment Agreement, Mr. Kathwari will also be entitled to performance-based restricted stock units ("Performance Units") providing a contingent right to receive shares of the Common Stock, conditioned upon the Company's achievement of certain performance targets and goals, and subject to the terms of the 2015 Employment Agreement and a separate performance-based stock unit agreement to be executed by Mr. Kathwari and the Company.

        Each fiscal year during the term of Mr. Kathwari's employment under the 2015 Employment Agreement, Mr. Kathwari shall be granted Performance Units entitling Mr. Kathwari to earn 0 to 81,250 shares of the Common Stock, with each such grant to be made within ninety (90) days of the beginning of each fiscal year and earning of such shares of Common Stock to be contingent upon the performance of the Company in accordance with the 2015 Employment Agreement and the applicable performance-based stock unit agreement, such that Performance Units in relation to up to 406,250 shares of Common Stock could be earned during the full term of Mr. Kathwari's employment under the 2015 Employment Agreement.

        The number of shares of Common Stock issuable in respect of each Performance Unit as of the date of the 2015 Employment Agreement is one share and the aggregate number of shares of Common Stock issuable with respect to a grant of Performance Units under the 2015 Employment Agreement for any fiscal year is specified as of the date of the 2015 Employment Agreement. Such number or numbers of shares shall be adjusted for stock splits, stock dividends, reclassifications, recapitalizations and similar events in respect of the Common Stock occurring after the date of the 2015 Employment Agreement.

        For purposes of the Performance Units to be granted for each fiscal year, the Compensation Committee, subject to review and ratification by your Board, will set and establish the target and goal (the "PSU Annual Target") for Adjusted Operating Income Per Share for such fiscal year and for each of the two immediately following fiscal years (for a total of three fiscal years) within 90 days following the commencement of that initial fiscal year, provided, that if the Compensation Committee, subject to review and ratification of your Board, does not set and establish the PSU Annual Target for any of such fiscal years for any reason or no reason, then the PSU Annual Target will automatically be set and established for each such fiscal year as a five percent (5%) increase and improvement in actual Adjusted Operating Income Per Share as compared to the Adjusted Operating Income Per Share for the immediately preceding year, assuming no change in the number of outstanding shares of Common Stock on a diluted weighted average common share basis as set forth in the Company's audited consolidated financial statements. If there shall have been a change in such number, the PSU Annual Target and such Actual Adjusted Operating Income Per Share shall be correspondingly adjusted by the Compensation Committee. Pursuant to the 2015 Employment Agreement, "Adjusted Operating Income Per Share" means the Adjusted Operating Income divided by the number of outstanding shares of Common Stock on a diluted weighted average common share basis as reflected in the Company's audited consolidated financial statement.

        For each grant of Performance Units, the amount of the grant that will be earned and paid will be determined by reference to the achievement of the Company of the PSU Annual Target for each of the two initial fiscal years (on a cumulative basis) and the three fiscal years (on a cumulative basis) applicable to such grant.

 Performance Units Earned

Adjusted Operating Income Per Share Achievement Level	Performance as Percentage of Cumulative PSU Annual Target for Applicable Two or Three Year Period	Percentage of Units Earned (Per Grant)	Number of Earned Units (Per Grant)
Threshold	80 - 85%	50%	32,500
Target	100%	100%	65,000
Maximum	115 - 120%	125% (i.e., more than target award)	81,250

        Performance Units for each grant may be earned over either a two fiscal year or three fiscal year period. Accordingly, if Performance Units with respect to a grant are earned in the first two fiscal years in relation to such grant, then those Performance Units shall be paid. If all of the Performance Units with respect to a grant are earned during such two fiscal years, then no additional Performance Units in relation to that grant shall be earned in the third fiscal year. If less than all of the Performance Units with respect to a grant are earned in the first two fiscal years in relation to that grant (due to shortfalls or otherwise), then any unearned Performance Units in relation to such grant shall be earned in the third fiscal year in relation to that grant to the extent that the number of Performance Units earned during the three fiscal years in relation to such grant exceeds the number of Performance Units earned in relation to such two fiscal years. For illustrative purposes only, if, as a result of the Company's cumulative performance for fiscal year one and two, Mr. Kathwari would earn 65,000 Performance Units (each of which would represent one share of Common Stock unless adjusted pursuant to the 2015 Employment Agreement, the applicable performance-based stock unit agreement and the Option Plan and which would be paid by issuance of such Common Stock after such results are certified by the Compensation Committee) and, as a result of the Company's cumulative performance for fiscal year one, two and three, Mr. Kathwari would earn 70,000 Performance Units, then Mr. Kathwari would earn an additional 5,000 Performance Units for fiscal year three (which would be similarly paid).

        If the Adjusted Operating Income Per Share for an applicable two or three fiscal year period is between the Minimum Threshold and the PSU Annual Target, or the PSU Annual Target and the Maximum, the specific amount of the Performance Units earned in relation to a grant for that period will be linearly interpolated on a straight line basis based on actual performance (as a percentage of PSU Annual Target), interpolated linearly either between the Minimum Threshold and the PSU Annual Target or between the PSU Annual Target and the Maximum, respectively, and then utilizing that same percentile for the determination of the number of Performance Units earned, interpolated linearly either between the Minimum Threshold and the PSU Annual Target or between the PSU Annual Target and the Maximum, respectively.

        If the Company effects a major acquisition which acquisition constitutes a change of ownership or control of the Company within the meaning of Treas. Reg. Section 1.162-27(e)(2)(v) during any fiscal year, Mr. Kathwari and the Company shall negotiate in good faith an appropriate revision to the threshold amounts set forth above to implement the purpose of the Performance Units such that the Performance Units may be payable even if the threshold amount is not achieved with respect to such fiscal year.

        Mr. Kathwari's right to receive (or retain) any Performance Units or benefits for Performance Units is conditional upon the achievement of the PSU Annual Targets.

        As soon as practicable after the end of each applicable two or three fiscal year period but before the amount of earned Performance Units is determined in respect of such period, the Compensation Committee shall certify in writing whether (and the extent to which) the performance goals have been attained and the number of Performance Units earned for each grant in respect of such period.

        Moreover, Mr. Kathwari's right to receive (or retain) any Performance Units or benefits of the Performance Units will be subject to "clawback" or similar obligations set forth in Company's policies duly approved by your Board and required by applicable laws and regulations (including by any securities exchange) from time to time applicable to the Company and Mr. Kathwari, and furthermore, will be subject to retention and restriction on sale, hedging, transfer or similar obligations in relation to Company executives set forth in Company policies duly approved by your Board.

        Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its next three most highly compensated NEOs (other than the Principal Financial Officer) may be limited to the extent that it exceeds $1 million in any one year. The Company can deduct compensation in excess of that amount if it qualifies as "performance-based compensation" under Section 162(m) of the Code. For the Incentive Component, to qualify as "performance-based compensation" and to be paid under the 2015 Employment Agreement, the Incentive Components of the 2015 Employment Agreement must be approved by stockholders. The 2015 Employment Agreement is intended to permit the Company to pay incentive compensation which qualifies as "performance-based compensation", thereby permitting the Company to receive a federal income tax deduction for the payment of such incentive compensation. If the Compensation Committee or Board of Directors makes a discretionary incentive compensation payment in the case of extraordinary economic circumstances under the 2015 Employment Agreement, such discretionary incentive compensation payment will not be tax-deductible under Section 162(m) of the Code.

        If approved by stockholders, the Incentive Components will be effective for the bonus and Performance Unit performance period commencing July 1, 2015 and ending June 30, 2016 and for the six following fiscal years, assuming the two one-year extensions are exercised, unless the 2015 Employment Agreement is sooner terminated.

        THIS SUMMARY OF THE INCENTIVE PROVISIONS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DESCRIPTION OF THE 2015 EMPLOYMENT AGREEMENT LOCATED UNDER "COMPENSATION DISCUSSION AND ANALYSIS—CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS, INCENTIVE BONUS PAYMENTS AND THE INCENTIVE AND PERFORMANCE EQUITY UNDER 2015 EMPLOYMENT AGREEMENT" BEGINNING ON PAGE 26.

        YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE INCENTIVE PERFORMANCE COMPONENTS OF THE 2015 EMPLOYMENT AGREEMENT, WHICH IS DESIGNATED AS PROPOSAL NO. 5 ON THE ENCLOSED PROXY CARD.

PROPOSAL 6

AN AMENDMENT TO THE ETHAN ALLEN INTERIORS INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DELETE ARTICLE FIFTH AND ELIMINATE REQUIREMENT THAT BUSINESS COMBINATIONS BE APPROVED BY A MAJORITY OF CONTINUING DIRECTORS

  Overview

        If approved, Proposal 6, would delete Article Fifth of the Ethan Allen Interiors Inc. Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to eliminate the requirement that Business Combinations, as defined in the Certificate of Incorporation, with an Interested Person, as defined in the Certificate of Incorporation, be approved by a majority of Directors who are Continuing Directors (the "Continuing Director Provision"). Article Fifth of the Certificate of Incorporation defines Continuing Directors as any member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who was (a) a member of (or nominated to be a member of) the Board of Directors on April 1, 1993 or (b) was a member of the Company's Board of Directors prior to the time that the Interested Person became an Interested Person, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

        Currently the Certificate of Incorporation requires that Business Combinations with Interested Persons be approved by the holders of at least 66 2/3% of those of the outstanding shares of Common Stock generally entitled to vote which are not beneficially owned by such Interested Person and by a majority of directors who are Continuing Directors and are, with respect to such Interested Person, Disinterested Directors, as defined in the Certificate of Incorporation.

        The amendment to the Certificate of Incorporation would delete Article Fifth in its entirety and completely eliminate the Continuing Director Provision. If this Proposal 6 is approved by the Company's stockholders, the amendment to the Certificate of Incorporation will become effective promptly after the Annual Meeting upon the filing thereof by the Company with the Secretary of State of the State of Delaware.

  Considerations of the Board of Directors in Making its Recommendation

        In making its recommendation, the Board of Directors considered, among other things:

  •
  that institutional investors look unfavorably upon public companies which avail themselves of anti-takeover protections such as the Continuing Director Provision;

  •
  the potentially chilling effect that the Continuing Director Provision can have on takeover and investment activity in the Company due to the potential for restrictions and a substantial delay that may be required thereafter in completing a Business Combination; and

  •
  the impact that the Continuing Director Provision has on the rights of stockholders to nominate and elect directors empowered with the ability to act on significant matters presented to the vote of the Company's Board of Directors.

        The affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of all of the outstanding shares of Common Stock entitled to vote, in person or by proxy, is required to approve Proposal 6.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE ETHAN ALLEN INTERIORS INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, WHICH IS DESIGNATED AS PROPOSAL NO. 6 ON THE ENCLOSED PROXY CARD.

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, owners of over 10% of our Common Stock, and some persons who formerly were executive officers or directors, to file reports of ownership and changes in ownership with the SEC and the NYSE and furnish us with a copy of each report filed. Based solely on our review of copies of the reports by some of those persons and written representations from others that all reports were filed or that no reports were required, we believe that during fiscal year 2015 all Section 16(a) filing requirements were complied with in a timely fashion.

Security Ownership of Common Stock of Certain Owners and Management

        The following table sets forth, as of October 5, 2015, except as otherwise noted, information with respect to beneficial ownership of the Common Stock in respect of: (i) each director and NEO (as defined above) of the Company; (ii) all directors and NEOs of the Company as a group; and (iii) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and/or 13(g) of the Exchange Act, each person or entity that beneficially owned (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated

as beneficially owned by them, except as otherwise noted. Unless otherwise noted below, the address for each listed director and NEO is Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, CT 06810.

Name and Address of Beneficial Owner		Shares Beneficially Owned(1)	Common Stock Percentage Ownership(1)
Directors and Executive Officers:
M. Farooq Kathwari	(2)	3,265,085	11.3%
James B. Carlson	(3)	13,700	*
Clinton A. Clark	(4)	11,533	*
John J. Dooner, Jr	(5)	9,547	*
Dominick J. Esposito	(6)	1,000	*
Kristin Gamble	(7)	36,547	*
James W. Schmotter	(8)	11,247	*
Tara I. Statcom		—	*
Frank G. Wisner	(9)	17,647	*
Daniel Grow	(10)	7,720	*
Eric D. Koster		—	*
Tracy Paccione	(11)	12,021	*
Corey Whitely	(12)	33,720	*

Named executive officers and directors as a group		3,419,767	11.8%

Other Principal Stockholders:
Royce & Associates, LLC	(13)	3,176,940	11.0%
BlackRock, Inc	(14)	3,017,310	10.5%
Odey Asset Management Group LTD	(15)	2,010,000	7.0%
The Vanguard Group	(16)	1,707,545	5.9%
FMR, LLC	(17)	1,655,149	5.7%
Sandell Asset Management Corp	(18)	1,563,854	5.4%
T. Rowe Price Associates, Inc	(19)	1,480,410	5.1%

(1)
Information presented herein for each director and NEO reflects beneficial share ownership and includes stock-based compensation awards and outstanding options (the "Stock Options") granted under the Stock Option Plan which, as of October 5, 2015, are currently exercisable or will become exercisable within sixty (60) days by such director or NEO, as applicable. The information provided for other principal stockholders is based solely on the most recently filed statements filed with the SEC pursuant to Section 13(d) and/or 13(g). We have not made any individual determination as to beneficial ownership of any such other principal stockholders.

(2)
Includes (a) 2,219,672 shares owned directly by M. Farooq Kathwari, (b) 549,629 shares owned indirectly, (c) 8,784 shares held in the Ethan Allen Retirement Savings Plan, (d) 21,000 shares of restricted Common Stock, (e) 126,000 stock units awarded under a previous employment agreement and (f) Stock Options to purchase 340,000 shares of Common Stock.

(3)
Includes (a) 10,000 shares of Common Stock owned directly by James B. Carlson and (b) Stock Options to purchase 3,700 shares of Common Stock.

(4)
Includes (a) 3,217 shares of Common Stock owned directly by Clinton A. Clark and (b) Stock Options to purchase 8,316 shares of Common Stock.

(5)
Includes (a) 1,000 shares of Common Stock owned directly by John J. Dooner, Jr. and (b) Stock Options to purchase 8,547 shares of common Stock.

(6)
Includes 1,000 shares of Common Stock owned directly by Domenick J. Esposito.

(7)
Includes (a) 10,000 shares of Common Stock owned directly by Kristin Gamble and (b) Stock Options to purchase 26,547 shares of Common Stock.

(8)
Includes (a) 2,700 shares owned directly by James W. Schmotter and (b) Stock Options to purchase 8,547 shares of Common Stock.

(9)
Includes (a) 6,100 shares of Common Stock owned directly by Frank G. Wisner and (b) Stock Options to purchase 11,547 shares of Common Stock.

(10)
Includes (a) 1,000 shares of Common Stock owned directly by Daniel Grow, (b) 2,220 shares held in the Ethan Allen Retirement Savings Plan and (c) Stock Options to purchase 4,500 shares of Common Stock.

(11)
Includes (a) 668 shares of Common Stock owned directly by Tracy Paccione, (b) 103 shares held in the Ethan Allen Retirement Savings Plan and (c) Stock Options to purchase 11,250 shares of Common Stock.

(12)
Includes (a) 2,917 shares of Common Stock owned directly by Corey Whitely, (b) 1,553 shares held in the Ethan Allen Retirement Savings Plan and (c) Stock Options to purchase 29,250 shares of Common Stock.

(13)
Royce & Associates, LLC ("Royce"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, beneficially owned 3,176,940 shares of Common Stock as per their Schedule 13G filing with the SEC on January 8, 2015. Royce's address is 745 Fifth Avenue, New York, N.Y. 10151.

(14)
BlackRock, Inc. ("BlackRock"), a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G), beneficially owned 3,017,310 shares of Common Stock as per their Schedule 13G filing with the SEC on April 10, 2015. BlackRock's address is 40 East 52nd Street, New York, N.Y. 10022.

(15)
Odey Asset Management Group Ltd. ("Odey"), an investment advisor in accordance with §240.13d-1(b)(1)(ii)(E), and a parent holding company in accordance with §240.13d-1(b)(1)(ii)(G, beneficially owned 2,010,000 shares of Common Stock as per their Schedule 13G filing with the SEC on January 20, 2015. Odey's address is 12 Upper Grosvenor Street, London, United Kingdom W1K 2 ND.

(16)
The Vanguard Group ("Vanguard"), an investment advisor in accordance with §240.13d-1(b)(1)(ii)(E), beneficially owned 1,707,545 shares of Common Stock as per their Schedule 13G filing with the SEC on February 9, 2015. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.

(17)
FMR, LLC, a parent holding company in accordance with §240.13d-1(b)(1)(ii)(G, beneficially owned 1,655,149 shares of Common Stock as per their Schedule 13G filing with the SEC on February 13, 2015. FMR, LLC's address is 245 Summer Street, Boston, MA 02210.

(18)
Sandell Asset Management Corp. ("Sandell"), an investment advisor in accordance with §240.13d-1(b)(1)(ii)(E, beneficially owned 1,563,854 shares of Common Stock as per the joint filing Schedule 13D filing with the SEC on September 15, 2015. Sandell's address is 540 Madison Avenue, New York, N.Y. 10022.

(19)
T. Rowe Price Associates, Inc. ("T. Rowe Price"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, beneficially owned 1,480,410 shares of

  Common Stock as per their Schedule 13G filing with the SEC on February 17, 2015. T. Rowe Price's address is 100 E. Pratt Street, Baltimore, MD 21202.

        The only known purchases or sales of shares of Common Stock within the past two years by a "participant" (as defined in Instruction 3 to Item 4 of Schedule 14A) in this solicitation are:

  •
  purchases by Mr. Carlson of 2,500 shares for $26.2616 per share on November 1, 2013, 200 shares for $25.30 per share, 1,100 shares for $25.3035 per share, and 200 shares for $25,2661 per share, all on March 17, 2014, 2,000 shares for $29.57 per share on November 25, 2014, 2,000 shares for $28.00 per share on February 4, 2015, and 2,000 shares for $24.60 per share on May 5, 2015;

  •
  sales by Mr. Clark of 1,192 stock options for $29.87 on December 1, 2014, 424 stock options for $29.86 on December 1, 2014, and 2,361 shares for $30.013 per share on August 7, 2015; and

  •
  purchases by Mr. Esposito of 1,000 shares for $30.6166 on September 3, 2015.

        No participant in this solicitation is party to any contract, arrangement, or understanding with any person with respect to any securities of the Company, other than related to any securities the participant may be entitled to acquire pursuant to the Stock Incentive Plan. Except for Mr. Kathwari, who is party to the 2011 Employment Agreement and the 2015 Employment Agreement with the Company, no participant or any associates of any participant has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be party.

Proxy Solicitation Expense

        The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mail, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. As a result of the proxy solicitation by Sandell, we may incur additional costs in connection with our solicitation of proxies. We have hired Georgeson Inc. ("Georgeson") located at 1290 Avenue of the Americas, New York, New York 10104, to assist us in the solicitation of proxies for a fee of up to $80,000.00 plus out-of-pocket expenses. Georgeson expects that approximately 45 of its employees will assist in the solicitation. Our expenses related to the solicitation of proxies from stockholders this year will significantly exceed those normally spent for an Annual Meeting. Such costs are expected to aggregate approximately $300,000, exclusive of any potential litigation costs in connection with the Annual Meeting. These additional solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and financial and other advisors to advise the Company in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our Common Stock, as described above; and possibly the costs of retaining an independent inspector of election. To date, we have incurred approximately $110,000 of these solicitation costs.

Stockholder Proposals and Nomination of Directors

        Nominations of persons for election to your Board of Directors along with stockholder proposals may be made at any annual meeting of stockholders by any stockholder of the Company: (i) who is a stockholder of record on the date of the giving of the notice and on the Record Date, and (ii) who complies with the notice procedures.

        For the nomination or proposal to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary of the Company.

        To be timely, a stockholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

        Candidates recommended by stockholders will be considered in the same manner as other candidates.

Nomination

        To be in proper written form, a stockholder's notice to the Corporate Secretary must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of Common Stock which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder; (ii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their name) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings or solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Proposal

        To be in proper written form, a stockholder's notice to the Corporate Secretary must describe a proposal in sufficient detail for the proposal to be summarized on the agenda for the 2016 Annual Meeting of Stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of Common Stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class or series and number of shares of Common Stock of the Company which are owned beneficially or of record by the stockholder. In addition the notice must set forth the reasons for conducting such proposed business at the 2016 Annual Meeting of Stockholders and any material interest of the stockholder in such business. The presiding officer of the Annual Meeting will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2016 Annual Meeting of Stockholders will not be considered.

        The Company currently intends to hold its 2016 Annual Meeting of Stockholders on or about November 22, 2016. In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act to be included in the Company's proxy statement to be issued in connection with the 2016 Annual Meeting of Stockholders, such proposal must be received by the Company no later than June 4, 2016. Any proposal(s) or nomination(s) to be submitted that do not comply with Rule 14a-8 promulgated under the Exchange Act may be omitted. Any stockholder proposal or nomination for the 2016 Annual Meeting of Stockholders submitted outside such submission date will be deemed untimely for purposes of Rule 14a-4(c)(i). Proxies for that meeting may confer discretionary authority to vote on untimely proposals without express direction from the stockholders giving the proxies.

Availability of Annual Report

        We will send you a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 without charge if you send a written request to Office of the Corporate Secretary, Ethan Allen Interiors Inc., Ethan Allen Drive, Danbury, Connecticut 06811. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC's website at www.sec.gov or on our website at www.ethanallen.com/investors.

Other Business

        Your Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice provided herewith. If any other matters do come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of the majority in interest of the stockholders present in person or by proxy at the Annual Meeting where a quorum is present, or such greater vote as may be required by the Company's Restated Certificate of Incorporation, as amended, the Company's By-laws or the General Corporation Law of the State of Delaware.

APPENDIX A

ETHAN ALLEN INTERIORS INC.
STOCK INCENTIVE PLAN
September 30, 2015

        1.     Purpose. The purposes of this Ethan Allen Interiors, Inc. Stock Incentive Plan (the "Plan") are to increase stockholder value, to advance the interests of Ethan Allen Interiors, Inc. (the "Company"), its wholly owned subsidiary, Ethan Allen Global, Inc. ("Global"), and its other subsidiaries and affiliates (collectively with Global, the "Subsidiaries" and, together with the Company, "Ethan Allen"), to strengthen Ethan Allen's ability to attract and retain the services of experienced and knowledgeable independent directors, to enhance Ethan Allen's ability to attract, retain and motivate employees, and to provide such directors and employees with an opportunity to acquire an equity interest in the Company. The Plan was previously known as the 1992 Stock Option Plan, which was amended and stated through January 27, 2015 and is hereby further amended as of September 30, 2015 and restated as amended in its entirety in one document.

        2.     Administration.

          2.1   Administration, Generally. Subject to the terms and conditions of the Plan, the Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or by such other committee of the Board as the Board may determine (the "Committee"). If no such Committee exists, references herein to the Committee shall be deemed to be references to the Board.

          2.2   Authority. Subject to the terms and conditions of the Plan, the Committee shall have the authority to (a) manage and control the operation of the Plan, (b) interpret and construe the provisions of the Plan or the provisions of any award under the Plan and prescribe, amend and rescind rules and regulations relating to the Plan, (c) make awards under the Plan, in such forms and amounts and subject to such restrictions, limitations and conditions as it deems appropriate, including, without limitation, awards which are made in combination with or in tandem with other awards (whether or not contemporaneously granted), (d) modify the terms of, cancel and reissue, or repurchase outstanding awards, (e) prescribe the form of agreement, certificate or other instrument evidencing any award under the Plan, (f) correct any defect or omission and reconcile any inconsistency in the Plan or in any award hereunder, and (g) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan; provided, however, the Committee shall not have the authority to: (i) (a) amend any outstanding Stock Option (as defined in subsection 6.1) or SAR (as defined in subsection 6.1) granted under the Plan to provide an exercise price per share that is lower than the then current exercise price per share of such outstanding Stock Option or SAR, (b) cancel any outstanding Stock Option or SAR granted under the Plan and grant in substitution therefor new awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then current exercise price per share of the cancelled Stock Option or SAR, (c) cancel in exchange for a cash payment any outstanding Stock Option or SAR with an exercise price per share above the then current Fair Market Value (as defined in subsection 9.12) of a share of Common Stock (as defined in subsection 4.1), or (d) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the New York Stock Exchange ("NYSE"); (ii) grant a Stock Option under the Plan which contains any provision entitling the Participant to the automatic grant of additional Stock Options in connection with any exercise of the original Stock Option; or (iii) grant a SAR under the Plan which contains any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

          Notwithstanding the foregoing provisions of this subsection 2.2, the Chief Executive Officer ("CEO") of the Company shall submit his recommendation for awards under the Plan to the Committee. The Committee shall duly consider the recommendations of the CEO, and shall have the authority to accept, modify or reject the CEO's recommendation or to request the CEO to reconsider such recommendation. The determination of the Committee on matters within its authority shall be conclusive and binding on the Company and all other persons.

        3.     Participation. Subject to the terms and conditions of Section 2 and the remainder of the Plan, the Committee shall determine and designate from time to time the directors of the Company and employees of Ethan Allen who shall receive awards under the Plan ("Participants"). The granting of awards, if any, and the size of such awards are purely discretionary, and, no employee or director shall have any right or privilege to be considered as a Participant, and no Participant shall have any right or privilege to receive, or be deemed to have an expectation of being recommended for, an award.

        4.     Shares Subject to the Plan.

          4.1   Number of Shares Reserved. Shares of common stock, $.01 par value, of the Company ("Common Stock") shall be available for awards under the Plan. To the extent provided by resolution of the Board, such shares may be uncertificated. Subject to adjustments in accordance with subsections 4.2 and 4.3 for events occurring after October 10, 2007, the aggregate number of shares of Common Stock available for awards under the Plan (including any Stock Options which are intended to be Incentive Stock Options) shall be equal to 6,487,867.(1)

          4.2   Reusage of Shares.

            (a)   In the event of the exercise or termination (by reason of forfeiture, expiration, cancellation, surrender or otherwise) of any award under the Plan, the number of shares of Common Stock that was subject to the award but not delivered shall again be available for awards under the Plan.

            (b)   Notwithstanding the provisions of subsection 4.2(a), the following shares shall not be available for reissuance under the Plan: (i) shares which are withheld from any award or payment under the Plan to satisfy tax withholding obligations (as described in subsection 9.6(e)); (ii) shares which are surrendered to fulfill tax obligations (as described in subsection 9.6(e)); and (iii) shares which are surrendered in payment of the Option Price (as defined in subsection 6.1) upon the exercise of a Stock Option.

          4.3   Adjustments to Shares. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, split-up, stock dividend, stock split, reverse stock split, repurchase, exchange or other distribution (including, without limitation, any extraordinary dividend) with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares, other securities, cash or other property, which are or may be subject to awards under the Plan and the terms of any outstanding awards (including, so long as it does not cause a Stock Option to cease to be Performance-Based Compensation of Section 162(m) of the Code (as defined below)) the price at which shares may be issued pursuant to an outstanding award) shall be equitably adjusted by the Committee, in its sole discretion, to preserve the value of benefits awarded or to be awarded to Participants under the Plan. References herein to "shares" and "Common Stock" shall include any shares, other securities, cash or other property which becomes subject to outstanding awards or as to which awards may be subsequently granted pursuant to this subsection 4.3.

          4.4   Individual Limits. The maximum number of shares of Common Stock that may be covered by Stock Options (including ISOs (as defined below)) and SARs granted to any one individual during any fiscal year of the Company shall be 500,000 shares (subject to adjustment in accordance with subsection 4.3). For Restricted Stock or Stock Unit awards that are intended to constitute "Performance-Based Compensation" (within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations thereunder), the maximum number of shares of Common Stock that may be delivered to any one individual with respect to such awards granted during any fiscal year of the Company shall be 500,000 shares (subject to adjustment in accordance with subsection 4.3).

(1)
There has been no increase or other change in such number since the last approval of the number of shares available under the Plan by stockholders on November 13, 2007.

        5.     Restricted Stock and Stock Units.

          5.1   Awards. Subject to the terms and conditions of the Plan, there shall be designated the Participants to whom shares of Restricted Stock or Stock Units are to be awarded under the Plan, the number and terms of the shares of Restricted Stock to be awarded to each of them and, with respect to an award of a Stock Unit, the number of shares of Common Stock covered by and terms of the Stock Unit to be awarded to each of them. For purposes of the Plan, "Restricted Stock" is a grant of Common Stock which Common Stock is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee. For purposes of the Plan, a "Stock Unit" is a grant of a right to receive a share of Common Stock in the future upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

          5.2   Restrictions. Shares of Restricted Stock and Stock Units awarded under the Plan shall be subject to such conditions, restrictions and contingencies as the Committee shall determine, including provisions relating to dividend or dividend equivalent rights.

          5.3   Performance-Based Compensation. The Committee may designate an award of Restricted Stock or a Stock Unit granted to any Participant as Performance-Based Compensation. To the extent required by section 162(m) of the Code, any award that is so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company or business unit performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Criteria (described in subsection 5.4). At the time of grant, the Committee shall designate whether an award of Restricted Stock or an award of a Stock Unit is intended to constitute Performance-Based Compensation.

          5.4   Performance Criteria and Targets. For purposes of the Plan, "Performance Criteria" shall mean performance targets based on one or more of the following criteria: (a) earnings (including operating income, earnings before or after taxes, or earnings before or after interest, depreciation, amortization, or special, extraordinary or non-recurring items) or book value per share (which may exclude nonrecurring items) or net earnings; (b) pre-tax income or after-tax income; (c) earnings per share (basic or diluted); (d) operating profit; (e) revenue, revenue growth or rate of revenue growth; (f) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (g) returns on sales or revenues; (h) operating expenses; (i) stock price appreciation; (j) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (k) implementation or completion of critical projects or processes; (l) economic value created; (m) cumulative or compound earnings per share growth; (n) operating margin or profit margin; (o) stock price or total stockholder return; (p) cost targets, reductions and savings, productivity or efficiencies; (q) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, or information technology goals, or goals relating to acquisitions, divestitures, joint ventures and similar transactions, or budget comparisons; (r) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, or the completion of other corporate transactions; (s) funds from operations (FFO) or funds available for distribution (FAD); (t) economic value added (or an equivalent metric); (u) stock price performance; (v) improvement in or attainment of expense levels or working capital levels; or (w) any combination of, or a specified increase in, any of the foregoing. Where applicable, the performance targets may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or a division, operating group or sub-group or business unit of Ethan Allen or an individual or group, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance targets may include a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occurs, and a maximum level of performance above which full vesting will occur. Each of the foregoing performance targets shall be determined in accordance with generally accepted accounting principles (to the extent applicable to the particular target) and shall be subject to certification by the Committee; provided, that the Committee shall have the authority to exclude the impact of impairments, recapitalizations, refinancings, restructurings, discontinued operations, extraordinary items, acquisitions, divestitures, and other unusual or non-recurring events (including, without duplication, events for which an adjustment may be made under subsection 4.3), and the cumulative effects of changes in tax laws or accounting principles that are identified in financial statements, notes to financial statements, management's discussion and analysis or other SEC filings.

        6.     Stock Options.

          6.1   Awards. Subject to the terms and conditions of the Plan, there shall be designated the Participants to whom options to purchase shares of Common Stock ("Stock Options") are to be awarded under the Plan and the number of shares of Common Stock covered by and type and terms of the Stock Options to be awarded to each of them; provided however, that each Stock Option shall expire on the earlier of the date provided by the terms of the Stock Option grants or the date which is 10 years after the date of grant. The option price per share (the "Option Price") for any Stock Option awarded shall not be less than the greater of par value or the Fair Market Value of a share of Common Stock on the date the Stock Option is awarded. Each Stock Option awarded under the Plan shall be a "nonqualified stock option" for purposes of the Code unless the Stock Option and the grant thereof satisfies all of the requirements of section 422 of the Code and the Committee designates such Stock Option as an "incentive stock option" (an "ISO").

          6.2   Manner of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice to the CEO (or his or her designee) prior to the date on which the Stock Option expires; provided, however, that a Stock Option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the Option Price for such shares in such form and manner as the Committee may from time to time approve.

        7.     Stock Appreciation Rights.

          7.1   Awards. Subject to the terms and conditions of the Plan, there shall be designated the Participants to whom stock appreciation rights ("SARs") are to be awarded under the Plan and the number of shares of Common Stock covered by and terms of the SARs to be awarded to each of them; provided, however, that each SAR shall expire on the earlier of the date provided by the terms of the SAR grant or the date which is 10 years after the date of grant.

          7.2   Payment. Subject to the terms and conditions of the Plan, upon exercise of an SAR, a Participant shall be entitled to receive that number of shares of Common Stock having a Fair Market Value (as of the date of exercise) of a share of Common Stock equal to the product of:

            (a)   the number of shares of Common Stock as to which the SAR is exercised; and

            (b)   the excess of the Fair Market Value (as of the date of exercise) of a share of Common Stock over the exercise price of the SAR;

  provided, however, that, in lieu of fractional shares of Common Stock, a Participant shall be entitled to receive an appropriate cash payment; and provided further that the Committee, in its sole discretion, may elect to settle the SAR (or any portion thereof) in cash equal to the Fair Market Value on the exercise date of any or all of the shares of Common Stock that would otherwise be issuable upon exercise.

          7.3   Manner of Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the CEO (or his or her designee) prior to the date on which the SAR expires. Such notice shall specify the number of shares with respect to which the SAR is exercised. As soon as practicable after receipt of such notice, the Company shall deliver to the Participant certificates for the shares of Common Stock or cash, or both, to which the Participant is entitled pursuant to subsection 7.2.

        8.     Dividend Equivalents. An award of Dividend Equivalents (as defined below) may be granted by the Committee, either alone or in tandem with another award, based on dividends declared or to be declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant (or such other date as may be determined by the Committee) and the date such Dividend Equivalents terminate or expire, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. In addition, payments accruing with respect to awards of Dividend Equivalents that are subject to performance-based vesting that are based on dividends paid prior to the vesting of such award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. For purposes of this Section 8, "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock.

        9.     General.

          9.1   Effective Date. The Plan shall be effective as of March 23, 1993.

          9.2   Duration. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding.

          9.3   Vesting. Subject to the other provisions of this Section 9 and except in the case of new hires, death, termination without cause or for good reason, disability or other good cause as determined by the Committee at the time of grant, no awards under the Plan shall vest sooner than one year from the date of grant and vesting shall occur, in full or in installments, upon satisfaction of the conditions specified by the Committee.

          9.4   Non-transferability of Awards; Other Agreements. Except as otherwise provided by the Committee, no award made under the Plan may be transferred, pledged or assigned by the holder thereof (except to fulfill any tax withholding obligation, in the event of a Change in Control (as defined below), in settlement of a divorce, due to hardship of the holder thereof or for other good cause as determined by the Committee), or, in the event of the holder's death, by will or the laws of descent and distribution) and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. Any permitted transfer, pledge or assignment shall be subject to such requirements and limitations as may be prescribed by the Committee. During a Participant's lifetime, awards may be exercised only by him or by his guardian or legal representative. Awards under the Plan, including any Stock Options, SARs, Restricted Stock, Stock Units and Common Stock issued in connection with Stock Options, SARs, Stock Units or otherwise, will also be subject to any other agreements entered into, from time to time, by the Participant and the Company.

          9.5   Effect of Termination of Employment or Death. In the event that a Participant ceases to be an employee of Ethan Allen as a result of his or her death, the portion of any Stock Options or SARs then outstanding and vested as of the date of death may be exercised for 120 days thereafter, and therefore may be exercised by such Participant's estate before the expiration of 120 days thereafter (and shall expire following the expiration of such 120 day period), unless otherwise provided in the terms of the award. In the event that a Participant, who is an employee, ceases to be an employee of Ethan Allen for any reason (other than death), the portion of any Stock Options or SARs then outstanding and vested as of the date of termination of employment may be exercised for 90 days thereafter, and therefore may be exercised by such Participant before the expiration of 90 days thereafter (and shall expire following the expiration of such 90 day period), unless otherwise provided in the terms of the award.

          9.6   Compliance with Applicable Law and Withholding.

            (a)   Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

            (b)   Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act of 1933.

            (c)   With respect to any person who is subject to section 16(a) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any award under the Plan that it deems necessary or desirable to comply with the requirements of Rule 16b-3 thereunder.

            (d)   If, at any time, the Company, in its sole discretion, determines that the listing, registration or qualification of any award (or of any document related thereto), or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any award or the issuance of shares of Common Stock pursuant to any award, such award shall not be made and the shares of Common Stock shall not be issued and any restrictions applicable thereto shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

            (e)   All awards and payments under the Plan which are made to employees of the Company are subject to withholding of all applicable taxes and the Company shall have the right to withhold from any such award under the Plan or to collect as a condition of any payment under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a Participant may elect to have any delivery or payment otherwise required to be made under the Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the Participant to fulfill any tax withholding obligation.

          9.7   No Continued Employment. The Plan does not constitute a contract of employment or continued service, and participation in the Plan will not give any employee or Participant the right to be retained in the employ of Ethan Allen or the right to continue as a director of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.

          9.8   Treatment as a Stockholder. Any award to a Participant under the Plan shall not create any rights in such Participant as a stockholder of the Company until shares of Common Stock are registered in the name of the Participant.

          9.9   Recoupment, Clawback and Other Company Policies. All awards granted under the Plan, and all shares, other securities, cash and other property delivered or paid under the Plan, shall be subject to clawback or recoupment pursuant to the applicable published policies of the Company adopted by the Board, as in effect from time to time, as well as all other applicable Company policies.

          9.10    Amendment and Termination of the Plan. The Board may, at any time and in any manner, amend, alter, suspend, discontinue or terminate the Plan or any award outstanding under the Plan; provided however, that no such amendment, alteration, suspension, discontinuance or termination shall:

            (a)   increase or decrease the number of shares reserved under subsection 4.1 without stockholder approval (other than increases or decreases resulting from the application of subsection 4.3);

            (b)   increase or decrease the individual limits under subsection 4.4 (other than increases or decreases resulting from the application of subsection 4.3) or the Performance Criteria set forth in subsection 5.4 without stockholder approval;

            (c)   be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Common Stock is listed or quoted;

            (d)   alter or impair the rights of Participants with respect to awards previously made under the Plan without the consent of the holder thereof; or

            (e)   make any change that would disqualify the Plan, to the extent intended to be so qualified, from the exemption provided by Rule 16b-3.

          9.11    Acceleration Upon a Change in Control.

            (a)   Single Trigger Treatment. Upon a Change in Control, each outstanding award granted under the Plan (an "Outstanding Award") will, except to the extent that the Outstanding Award is continued, assumed, replaced or adjusted in the form of a Replacement Award (as defined below), vest or become immediately exercisable and/or nonforfeitable (A) if the Change in Control occurs less than two years after the date of grant for such Outstanding Award, on a pro-rata basis (i) based on actual service during the vesting period with respect to any time-based Outstanding Award and (ii) based on actual service during the performance period with respect to the greater of the target opportunity or actual results for any performance-based Outstanding Award, and (B) if the Change in Control occurs two years or more after the date of grant for such Outstanding Award, (i) on a pro-rata basis based on actual service during the vesting period with respect to any time-based Outstanding Award and (ii) with respect to 100% of the greater of the target opportunity or actual results for any performance-based Outstanding Award.

            (b)   Double Trigger Treatment. If, subsequent to receiving a Replacement Award in accordance with Section 9.12(a), the Participant's employment with the Ethan Allen (or its successor in the Change in Control) is terminated within a period of two years after the Change in Control either (a) by the Participant for Good Reason (as defined below) or (b) by Ethan Allen (or such successor) other than for Cause (as defined below), then the Replacement Award will vest or become immediately exercisable and/or nonforfeitable with respect to 100% of any time-based Replacement Award and with respect to 100% of the greater of the target opportunity or actual results for any performance-based Replacement Award (an "Accelerated Replacement Award"). Notwithstanding the foregoing, to the extent that the applicable award agreement or other applicable agreement provides for a different "double trigger" treatment of awards under the Plan, the applicable award agreement or other applicable agreement shall govern.

            (c)   For purposes of this Section 9.11, "Replacement Award," "Good Reason" and "Cause" will be used as defined in the applicable award agreement. Outstanding Awards and Accelerated Replacement Awards shall become payable at such time as specified under the terms and conditions of the applicable award agreement(or, if sooner, under the applicable departure agreements, if any, relating to such Change in Control approved by the Board prior to such Change in Control) (or agreement for such Accelerated Replacement Awards) except that, to the extent that such Outstanding Awards or Accelerated Replacement Awards are exempt from Section 409A of the Code under the "short-term deferral rule," payment for such Outstanding Awards or Accelerated Replacement Awards shall be made not later than 2-1/2 months after the year in which they are no longer subject to substantial risk of forfeiture.

            (d)   For purposes of the Plan, a "Change in Control" shall have occurred if:

                (i)  the Board or the stockholders of the Company or Global, either or both, as may be required to authorize the same, shall approve a Business Combination(2) (as defined in Article Fifth of the Company's Restated Certificate of Incorporation as in effect on the date

(2)
For context, the Charter defines "Business Combination" as:

          (i)  any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any other corporation or entity (other than such a merger or consolidation solely with a wholly-owned subsidiary of the Corporation);

         (ii)  any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one or more transactions, whether as part of a dissolution or otherwise, of all or any substantial part of the assets of the Corporation and its subsidiaries on a consolidated basis (other than solely (a) in connection with any (1) customer, consumer or dealer credit card, revolving debt or other purchase finance program, or (2) lending, leasing or other credit or financing arrangement involving an Interested Person (b) in connection with any refinancing, replacement, restatement or substitution of any obligations or liabilities of the Company or any subsidiary of the Company, or (c) to a wholly-owned subsidiary of the Corporation);

        (iii)  any transaction with an Interested Person which results in the issuance or transfer by the Corporation or any Subsidiary of the Corporation of beneficial ownership of any stock of the Corporation or the subsidiary to that Interested Person (other than solely by reason of

          (a)   any exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into such stock, which securities were beneficially owned by that Interested Person or authorized by the Company to be issued to that Interested Person either (1) as of April 1, 1993, or (2) prior to the time that person became an Interested Person,

          (b)   any dividend, distribution, exchange or conversion of securities which does not result in an increase in the proportionate share beneficially owned by that Interested Person of the stock of any class or series or of the voting stock of the Corporation or that subsidiary,

          (c)   any issuance of shares of stock by the Corporation or any subsidiary of the Corporation to any dealers or distributors, executives, managers or employees of the Company and/or any subsidiary of the Corporation, or any plan or program for their benefit or in which they are participants,

          (d)   any issuance of shares of stock to an Interested Person acting as an underwriter, in connection with an underwritten public offering of stock,

          (e)   any issuance or transfer of shares of any class or series of stock, in one or a series of related transactions, involving an Interested Person, which results in such Interested Person acquiring the beneficial ownership of no more than an additional 5% of the outstanding shares of that class or series on a fully-diluted basis, or

          (f)    any issuance by the Corporation or any subsidiary of the Corporation of any shares of stock that are not shares of stock generally entitled to vote); or

        (iii)  any transaction involving the Corporation or a subsidiary of the Corporation which has the effect of increasing the proportionate share beneficially owned by an Interested Person of the stock of any class or series or the voting stock, or the securities exercisable or exchangeable for or convertible into the stock of any class or series or the voting stock, of the Corporation or any subsidiary thereof (other than solely by reason of (a) transactions excluded from Business Combinations under clause (iii)(a) through (f)  above, or (b) as a result of immaterial changes due to fractional share adjustments or as a result of purchase or redemption of stock not caused by the Interested Person or any of its affiliates or associates).

A Business Combination shall be deemed to be a "Business Combination with an Interested Person" if, in the case of a Business Combination described in clause (i) or (ii) of this subparagraph, it is a transaction with an Interested Person or any of its affiliates or associates or a transaction with another person which is caused by an Interested Person or any of its affiliates or associates or if it is a transaction described in clause (iii) or (iv) of this subparagraph.

      or record), other than a Business Combination (A) involving only the Company and the Subsidiary or (B) immediately after which the stockholders of the Company who were stockholders immediately prior to such Business Combination continue to own beneficially, directly or indirectly, in substantially similar proportions to those in effect immediately prior to such Business Combination more than 50% of the then outstanding voting securities of the Company or the survivor, as applicable, provided, that, in the case of a sale of assets, merger, combination or other business combination within the meaning of a Business Combination, a Change in Control shall not be deemed to have been triggered until such Business Combination shall have been consummated;

               (ii)  any person or group of related persons which is not a person or entity controlling, controlled by or under common control with the Company or Global as of the Effective Date shall beneficially own, directly or indirectly, more than 50% of the then outstanding voting securities of the Company or Global; or

              (iii)  the Board or the Company shall authorize, approve or engage in any Business Combination with an Interested Person (as defined in Article Fifth of such Restated Certificate of Incorporation), provided, that a Change in Control shall not be deemed to have been triggered until such Business Combination shall have been consummated.

        9.12    Definition of Fair Market Value. Except as otherwise determined by the Committee, the "Fair Market Value" of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock as reported on the principal market or exchange on which the Common Stock is then listed or traded on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date on which a sale was last reported on such exchange or market.

        9.13    Other Agreements. All Stock Options, SARS, Restricted Stock, Stock Units and shares of Common Stock issued in respect thereof will be subject to any other agreements, if any, between the Company and a Participant that is issued awards hereunder.

EVERY VOTE IS IMPORTANT EASY VOTING OPTIONS: VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope Please detach at perforation before mailing. PROXY CARD ETHAN ALLEN INTERIORS INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 24, 2015 PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Ethan Allen Interiors Inc., a Delaware corporation (the "Company") hereby appoints Eric D. Koster and Corey Whitely as proxies for the undersigned, and each of them, with full power of substitution in each of them to attend the annual meeting of stockholders to be held at the Ethan Allen Interiors Inc. International Corporate Headquarters at Ethan Allen Drive, Danbury, CT. 06811 on Tuesday, November 24, 2015, at 10:00 A.M., local time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST (i) "FOR" EACH OF THE NOM INEES FOR DIRECTOR, (ii) "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR, (iii) "FOR" THE PROPOSAL TO APPROVE, BY NON-BINDING VOTE, EXECUTIVE COMPENSATION, (iv) "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE STOCK INCENTIVE PLAN, (v) “FOR” THE PROPOSAL TO APPROVE THE INCENTIVE PERFORMANCE COMPONENTS OF THE 2015 EMPLOYMENT AGREEMENT, (vi) "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE ETHAN ALLEN INTERIORS INC. AMENDED AND RESTATED CERTIFICAT E OF INCORPORATION TO DELETE ARTICLE FIFTH THEREOF, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503 YES NO I plan to attend the Annual Meeting. To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

EVERY VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on November 24, 2015. The Notice and Proxy Statement and Annual Report for this meeting are available at: https://www.ethanallen.com/investors IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR CARD Please detach at perforation before mailing. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. EXAMPLE: The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01. M. Farooq Kathwari 02. James B. Carlson 03. Clinton A. Clark 04. John J. Dooner, Jr. FOR ALL WITHHOLD ALL FOR ALL EXCEPT 05. Domenick J. Esposito 06. James W. Schmotter 07. Tara I. Stacom INSTRUCTIONS: To withhold authority to vote for any individual director nominee(s), mark the “FOR ALL EXCEPT” box and write the name of the nominee(s) on the following line. The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6. Proposal to ratify KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year. Proposal to approve, by non-binding vote, Executive Compensation. Proposal to approve the adoption of the Stock Incentive Plan. Proposal to approve the incentive performance components of the 2015 Employment Agreement. Proposal to approve the amendment to the Ethan Allen Interiors Inc. Amended and Restated Certificate of Incorporation to delete Article Fifth thereof. FOR AGAINST ABSTAIN 2. 3. 4. 5. 6. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized offic er. Signature – Please sign within the box Date (mm/dd/yyyy) Signature – (Joint Owners) Date (mm/dd/yyyy) GSC_27206_102615